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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive proxy statement                      Only(as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                  BIG B, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 (together with the associated common stock purchase rights)

     (2) Aggregate number of securities to which transaction applies: 22,142,714

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $17.25 per share of common stock (together with the associated common stock purchase rights)

     (4) Proposed maximum aggregate value of transaction: $381,961,817

     (5) Total fee paid: $76,393

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: $76,393

     (2) Form, schedule or registration statement no.: Schedule 14D-1 and
         Schedule 13D

     (3) Filing party: RDS Acquisition Inc., Revco D.S., Inc.

     (4) Dates filed: September 10, 1996 and October 29, 1996

--------------------------------------------------------------------------------
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
BIG B, INC.
[LOGO]
2600 MORGAN ROAD AT 1-459  BESSEMER, ALABAMA 35023  P.O. BOX 10168
BIRMINGHAM, ALABAMA 35202  (205) 424-3421


                                                                December 5, 1996

TO THE SHAREHOLDERS OF BIG B, INC.:

     You are cordially invited to attend a Special Meeting of Shareholders of Big B, Inc. ("Big B") to be held on Thursday, December 19, 1996, at 10:00 a.m., local time, at the offices of Big B, 2600 Morgan Road, S.E., at Interstate 459, Bessemer, Alabama 35023.

     As described in the enclosed Proxy Statement, at the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 27, 1996 (together with the Plan of Merger included therein, the "Merger Agreement"), among Revco D.S., Inc. ("Revco"), RDS Acquisition Inc. ("Sub"), a wholly owned subsidiary of Revco, and Big B. Pursuant to the Merger Agreement, on October 29, 1996, Sub amended its tender offer (as amended, the "Offer") to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of Big B, and the associated Common Stock purchase rights (the "Rights"). The Common Stock, together with the associated Rights, are hereinafter collectively referred to, unless the context otherwise requires, as the "Shares". Pursuant to the Offer, which expired on November 15, 1996, Sub purchased an aggregate of 17,232,483 Shares, bringing the total number of Shares owned by Sub to 18,422,483, representing approximately 85.0% of all Shares outstanding on December 3, 1996, the record date for the Special Meeting (the "Record Date"). In accordance with the Merger Agreement, Revco intends to cause Sub to merge with and into Big B in a merger (the "Merger") pursuant to which all Shares (other than Shares held by Revco, Sub and their respective subsidiaries, Shares held in treasury by Big B and Shares held by shareholders who properly exercise their dissenters' rights under Alabama law) will be converted into the right to receive $17.25 per Share in cash, without interest thereon.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, INCLUDING THE PLAN OF MERGER CONTAINED THEREIN, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER, TAKEN AS A WHOLE, ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF BIG B AND RECOMMENDS THAT THE SHAREHOLDERS OF BIG B VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Anthony J. Bruno and Vincent J. Bruno (each an officer and director of Big B at the time of the execution of the Merger Agreement) and certain entities associated with Vincent J. Bruno, who collectively own in the aggregate approximately 2,041,177 Shares, representing approximately 9.4% of the Shares outstanding on the Record Date, have agreed to vote all Shares owned by them on the date of the Special Meeting in favor of the Merger Agreement.

     SUB OWNS AN AGGREGATE OF 18,422,483 SHARES, REPRESENTING APPROXIMATELY 85.0% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66-2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES. REVCO AND SUB HAVE

AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     If the Merger is consummated, holders of Shares at the effective time of the Merger who do not vote in favor of approval and adoption of the Merger Agreement and who otherwise comply with Article XIII of the Alabama Business Corporation Act (the "Alabama Dissent Provisions") (a copy of which is attached as Exhibit D to the accompanying Proxy Statement) will be entitled to assert dissenters' rights under the Alabama Dissent Provisions, and such holders' Shares will become the right to receive such consideration as may be determined to be due under such provisions.

     You are urged to read the accompanying Proxy Statement, which provides you with a description of the terms of the Merger. A copy of the Merger Agreement is included as Exhibit A to the accompanying Proxy Statement. Also included as exhibits to the Proxy Statement are Big B's Annual Report on Form 10-K for the fiscal year ended February 3, 1996 and Big B's Quarterly Report on Form 10-Q for the quarter ended October 26, 1996. You should also review these materials.

     It is important that your Shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the proxy in the enclosed postage-paid envelope. Executed proxies with no instructions indicated thereon will be voted FOR approval and adoption of the Merger Agreement. Please do not send in your certificates for Shares at this time. In the event the Merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

                                            Very truly yours,

                                            /s/ Anthony J. Bruno

                                            Anthony J. Bruno
                                            Chief Executive Officer

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Big B, Inc. (the "Special Meeting") will be held on Thursday, December 19, 1996, at 10:00 a.m., local time, at the offices of Big B, 2600 Morgan Road, S.E., at Interstate 459, Bessemer, Alabama 35023, for the following purposes:

          (a) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 27, 1996 (together with the Plan of Merger included therein, the "Merger Agreement"), among Revco D.S., Inc., a Delaware corporation ("Revco"), RDS Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Revco ("Sub"), and Big B, Inc., an Alabama corporation ("Big B"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into Big B (the "Merger"), with Big B continuing as the surviving corporation; (ii) Big B will thereupon become a wholly owned subsidiary of Revco; and (iii) each outstanding share of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B (the Common Stock together with the associated Common Stock purchase rights being hereinafter referred to, unless the context otherwise requires, as the "Shares"), other than Shares owned by Revco, Sub or their respective subsidiaries, Shares held in treasury by Big B and other than Shares held by holders of Shares who properly exercise their dissenters' rights under Alabama law, will be converted, upon the consummation of the Merger, into the right to receive $17.25 in cash without interest thereon (the "Merger Consideration").

          (b) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on December 3, 1996, as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Shares of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     SUB OWNS AN AGGREGATE OF 18,422,483 SHARES, REPRESENTING APPROXIMATELY 85.0% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66-2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDERS OF SHARES. REVCO AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     If the Merger is consummated, holders of Shares at the effective time of the Merger and who otherwise comply with the requirements of Article XIII (the "Alabama Dissent Provisions") of the Alabama Business Corporation Act will be entitled to assert dissenters' rights under the Alabama Dissent Provisions (a copy of which is attached as Exhibit D to the accompanying Proxy Statement), and such holders' Shares will become the right to receive such consideration as may be determined to be due under such provisions.

                                            By Order of the Board of Directors,

                                            /s/ James A. Bruno

                                            James A. Bruno
                                            Secretary
Bessemer, Alabama
December 5, 1996

                                  BIG B, INC.
                                2600 MORGAN ROAD
                               BESSEMER, AL 35023

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 19, 1996

    This Proxy Statement is being furnished to the holders of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc., an Alabama corporation ("Big B"), (such Common Stock, together with the associated Common Stock purchase rights (the "Rights"), being hereinafter collectively referred to, unless the context otherwise requires, as the "Shares"), in connection with the solicitation of proxies by the Board of Directors of Big B (the "Board of Directors" or the "Board") for use at the Special Meeting of Shareholders to be held on Thursday, December 19, 1996, at 10:00 a.m., local time, at the offices of Big B, 2600 Morgan Road, S.E., at Interstate 459, Bessemer, Alabama 35023, and at any adjournments or postponements thereof (the "Special Meeting"). The Board of Directors has fixed the close of business on December 3, 1996, as the record date (the "Record Date") for determining the holders of Shares (the "Shareholders") entitled to notice of and to vote at the Special Meeting with respect to this solicitation.

    At the Special Meeting, the Shareholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 27, 1996 (together with the Plan of Merger contained therein, the "Merger Agreement"), among Revco D.S., Inc., a Delaware corporation ("Revco"), RDS Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Revco ("Sub"), and Big B. A copy of the Merger Agreement, including the Plan of Merger, is attached to this Proxy Statement as Appendix A. Unless the context otherwise requires, all references in this Proxy Statement to the "Merger Agreement" shall be deemed to include the Plan of Merger (the "Plan of Merger") included as Exhibit B to the Merger Agreement. Pursuant to the Merger Agreement, on October 29, 1996, Sub amended its tender offer (as amended, the "Offer") to purchase all outstanding Shares, and Sub, on November 15, 1996, accepted for payment pursuant to the Offer an aggregate of 17,232,483 Shares. As of the Record Date, Sub owned 18,422,483 Shares or approximately 85.0% of all Shares then outstanding. Pursuant to the Merger Agreement and subject to satisfaction of the conditions set forth therein, (i) Sub will be merged with and into Big B (the "Merger"), with Big B continuing as the surviving corporation (the "Surviving Corporation"), (ii) Big B will thereupon become a wholly owned subsidiary of Revco and (iii) each outstanding Share (other than Shares owned by Revco, Sub or their respective subsidiaries, Shares held in treasury by Big B and Shares held by Shareholders who properly exercise their dissenters' rights under Alabama law ("Dissenting Shares")) will be converted, upon the consummation of the Merger, into the right to receive $17.25 in cash, without interest thereon (the "Merger Consideration"). At the effective time of the Merger, Dissenting Shares will become the right to receive such consideration as may be determined to be due under Article XIII (the "Alabama Dissent Provisions") of the Alabama Business Corporation Act (the "ABCA").

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, INCLUDING THE PLAN OF MERGER CONTAINED THEREIN, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER, TAKEN AS A WHOLE, ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    SUB OWNS AN AGGREGATE OF 18,422,483 SHARES, REPRESENTING APPROXIMATELY 85.0% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. Because the approval of the holders of at least 66 2/3% of all outstanding Shares is sufficient to approve and adopt the Merger Agreement, Sub can cause the Merger to occur without the affirmative vote of any other Shareholder. Revco and Sub have agreed pursuant to the Merger Agreement to vote all their Shares in favor of approval and adoption of the Merger Agreement. Pursuant to a Support Agreement, dated as of October 27, 1996, among Revco, Sub and certain shareholders of Big B (the "Support Agreement" and together with the Merger Agreement, the "Operative Agreements"), Anthony J. Bruno and Vincent J. Bruno (each an officer and director of Big B at the time of the execution of the Operative Agreements) and certain entities associated with Vincent J. Bruno, who collectively own in the aggregate approximately 2,041,177 Shares, have agreed, subject to certain conditions, to vote their Shares (representing approximately 9.4% of the Shares outstanding on the Record Date) in favor of approval and adoption of the Merger Agreement. See "THE MERGER AGREEMENT -- The Support Agreement".

    Shareholders are urged to read and consider carefully the information contained in this Proxy Statement.

    This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy are first being mailed to Shareholders on or about December 5, 1996.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                         ------------------------------

             The date of this Proxy Statement is December 5, 1996.
                         ------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF BIG B SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
THE SPECIAL MEETING
  Introduction........................................................................    4
  Matters To Be Considered at the Special Meeting.....................................    4
  Record Date and Voting..............................................................    4
  Vote Required; Revocability of Proxies..............................................    5
  Dissenting Shareholders' Rights.....................................................    6
  Solicitation of Proxies.............................................................    7
PARTIES TO THE MERGER
  Certain Information Concerning Big B................................................    7
  Certain Information Concerning Revco and Sub........................................    8
THE MERGER
  Background of the Merger............................................................    9
  Certain Big B Financial Projections.................................................   22
  Reasons for the Merger..............................................................   26
  Opinion of Financial Advisor........................................................   27
THE MERGER AGREEMENT
  The Merger Agreement................................................................   31
  The Support Agreement...............................................................   38
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION
  Severance Agreements................................................................   39
  Employment and Deferred Compensation Agreements.....................................   40
  Amendment Agreements................................................................   40
  Certain Arrangements Concerning Big B Directors.....................................   40
  Board of Directors; Corporate Governance............................................   40
  Treatment of Stock Options; Certain Employee Benefits...............................   41
  Indemnification and Insurance.......................................................   41
CERTAIN TAX CONSEQUENCES TO SHAREHOLDERS..............................................   42
SELECTED CONSOLIDATED FINANCIAL INFORMATION...........................................   43
LITIGATION............................................................................   44
PRICE RANGE OF THE SHARES.............................................................   44
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS..........................................   44
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS...................................   45
REGULATORY REQUIREMENTS...............................................................   47
INDEPENDENT PUBLIC ACCOUNTANTS........................................................   47
OTHER MATTERS.........................................................................   47
ADDITIONAL INFORMATION................................................................   47
OTHER MEETINGS........................................................................   47

EXHIBITS

EXHIBIT A       Agreement and Plan of Merger dated as of October 27, 1996 among Revco
                D.S., Inc., RDS Acquisition Inc. and Big B, Inc.
EXHIBIT B       Support Agreement dated as of October 27, 1996 among Revco D.S., Inc.,
                RDS Acquisition Inc., Anthony J. Bruno, Arthur M. Jones, Sr., James A.
                Bruno, Vincent J. Bruno and certain entities associated with Vincent
                J. Bruno
EXHIBIT C       Opinion of The Robinson-Humphrey Company, Inc.
EXHIBIT D       Article XIII of the Alabama Business Corporation Act
EXHIBIT E       Quarterly Report on Form 10-Q of Big B, Inc. for the fiscal quarter ended October 26, 1996 as filed with the Securities and Exchange
                Commission.
EXHIBIT F       Annual Report on Form 10-K of Big B, Inc. for the fiscal year ended
                February 3, 1996 as filed with the Securities and Exchange Commission.

                              THE SPECIAL MEETING

INTRODUCTION

     This Proxy Statement is being furnished to Shareholders in connection with the Special Meeting to be held at 10:00 a.m., local time, on Thursday, December 19, 1996 at the offices of Big B, 2600 Morgan Road, S.E., at Interstate 459, Bessemer, Alabama 35023, and any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     Each copy of this Proxy Statement mailed to Shareholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. At the Special Meeting, Shareholders will consider and vote upon:

          (a) a proposal to approve and adopt the Merger Agreement, including the Plan of Merger (a copy of which is attached hereto as Exhibit A), which provides, among other things, that (i) Sub will be merged with and into Big B (the "Merger"), with Big B continuing as the surviving corporation, (ii) Big B will thereupon become a wholly owned subsidiary of Revco and (iii) each outstanding Share, other than Shares owned by Revco, Sub or their respective subsidiaries, Shares held in treasury by Big B and Shares held by Shareholders who properly exercise their dissenters' rights under Alabama law, will be converted, upon consummation of the Merger, into the right to receive the Merger Consideration; and

          (b) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, INCLUDING THE PLAN OF MERGER CONTAINED THEREIN, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER, TAKEN AS A WHOLE, ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     PURSUANT TO THE OFFER, SUB ACQUIRED 17,232,483 SHARES, WHICH TOGETHER WITH THE 1,190,000 SHARES PREVIOUSLY OWNED BY SUB, CONSTITUTE APPROXIMATELY 85.0% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST 66 2/3% OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. REVCO AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

RECORD DATE AND VOTING

     The Board of Directors has fixed the close of business on December 3, 1996 as the Record Date for the determination of the Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at the close of business on that date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 21,678,728 Shares outstanding and entitled to vote at the Special Meeting, held by approximately 1,355 Shareholders of record.

     Each Shareholder on the Record Date will be entitled to one vote for each Share held of record. The presence, in person or by proxy, of a majority of the outstanding Shares entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Revco and Sub intend to have all their Shares present at the Special Meeting, which will satisfy the quorum requirements under the ABCA and Big B's Bylaws for the

Special Meeting. Abstentions (including broker non-votes) will also be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

     If a Shareholder was a record holder of Shares as of the close of business on the Record Date, such Shareholder may elect to grant a proxy in favor of, withhold a proxy or abstain with respect to each proposal by marking the "FOR", "AGAINST" or "ABSTAINS" box, as applicable, underneath each such proposal on the accompanying proxy card and signing, dating and returning it promptly in the enclosed post-paid envelope.

     If the enclosed proxy card is properly executed and received by Big B in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement.

     The Board is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders (which has been mailed to Shareholders along with this Proxy Statement) that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board, except that Shares represented by proxies which have been voted "against" the Merger Agreement will not be used to vote "for" postponement or adjournment of the Special Meeting for the purposes of allowing additional time for soliciting additional votes "for" the Merger Agreement. See "-- Vote Required; Revocability of Proxies" and "OTHER MATTERS".

     SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES FOR SHARES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES FOR SHARES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY CHASEMELLON SHAREHOLDER SERVICES L.L.C., IN ITS CAPACITY AS THE PAYING AGENT FOR THE MERGER, AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME.

VOTE REQUIRED; REVOCABILITY OF PROXIES

     The affirmative vote of holders of 66 2/3% of the outstanding Shares entitled to vote at the Special Meeting is required and sufficient to approve and adopt the Merger Agreement. Because the required vote of the Shareholders on the Merger Agreement is based upon the total number of outstanding Shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder (including broker non-votes) will have the same effect as a vote cast "against" the approval and adoption of the Merger Agreement.

     Pursuant to the ABCA, a Shareholder may vote his or her shares at any meeting of shareholders in person or by proxy. A Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of proxy is effective when received by the secretary or other officer or agent of Big B authorized to tabulate votes. An appointment of proxy under the ABCA is valid for 11 months unless a longer period is expressly provided in the appointment form.

     The presence of a Shareholder at the Special Meeting will not automatically revoke such Shareholder's proxy. However, a Shareholder may revoke a proxy at any time prior to its exercise by (i) delivering to James A. Bruno, Secretary, Big B, Inc., 2600 Morgan Road, S.E., Bessemer, Alabama 35023, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

     As Revco and Sub own sufficient Shares to approve and adopt the Merger Agreement without the vote of any other Shareholder, the approval and adoption of the Merger Agreement is assured.

     No vote of the shareholders of Revco is required in connection with the Merger Agreement or the Merger. The obligations of Big B, Sub and Revco to consummate the Merger are subject, among other things, to the condition that the Shareholders approve and adopt the Merger Agreement. See "THE MERGER
AGREEMENT -- Conditions to Merger".

DISSENTING SHAREHOLDERS' RIGHTS

     In accordance with the Alabama Dissent Provisions, a Shareholder may dissent from the Merger and obtain payment for the fair value of his or her Shares. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable. The appraised value of Shares of a dissenting Shareholder may differ from the consideration that a Shareholder is entitled to receive in the Merger. The following is a summary of the Alabama Dissent Provisions, the full text of which is set forth as Exhibit D to this Proxy Statement.

     Under the Alabama Dissent Provisions, a Shareholder may dissent from the Merger by complying with the following procedures: (i) the dissenting Shareholder must deliver to Big B, prior to the vote being taken on the Merger at the Special Meeting, written notice of his or her intent to demand payment for his or her Shares if the Merger is effected (the "Notice Requirement"); and
(ii) the dissenting Shareholder must not vote in favor of the Merger (or submit a Proxy which results in a vote in favor of the Merger). A Shareholder who does not satisfy these requirements waives his or her right to demand payment. For example, a Shareholder who merely votes against the Merger without satisfying the Notice Requirement described in (i) above is not entitled to demand payment for his or her Shares under the Alabama Dissent Provisions. However, a Shareholder's mere failure to vote on the Merger will not constitute a waiver of his or her right to demand payment as long as he or she fulfills the Notice Requirement described in (i) above.

     In addition, Big B must deliver written notice of approval of the Merger Agreement to each such dissenting Shareholder (the "Written Dissenters' Notice"), which must be sent not later than 10 days after the Merger is effected, and the dissenting Shareholder must make a demand for payment of the fair value of his or her Shares in accordance with the terms of the Written Dissenters' Notice, which demand must be received by Big B by a date to be specified by Big B in the Written Dissenters' Notice, which date shall be not fewer than 30 nor more than 60 days after the date on which the Written Dissenters' Notice is mailed.

     Within 20 days after making a formal payment demand, each Shareholder demanding payment shall submit the certificate or certificates representing his or her Shares to Big B for notation thereon by Big B that such demand has been made. The failure to submit his or her Shares for such notation shall, at the option of Big B, terminate the Shareholder's rights under the Alabama Dissent Provisions unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     A record Shareholder may dissent as to fewer than all of the Shares registered in his or her name only if he or she dissents with respect to all Shares beneficially owned by any one person and notifies Big B of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter are determined as if the Shares as to which he or she dissents and his or her other Shares were registered in the name of a different Shareholder. A beneficial Shareholder may assert dissenters' rights as to Shares held on his or her behalf only if he or she submits to Big B the record Shareholder's written consent to the dissent not later than the time the beneficial Shareholder asserts dissenters' rights, and he or she does so with respect to all Shares of which he or she is the beneficial Shareholder or over which he or she has power to direct the vote. Once a formal demand for payment is made, such demand cannot be withdrawn by the Shareholder except with the consent of Big B.

     Upon the effective time of the Merger or upon receipt by Big B of a demand for payment, Big B must offer to pay each dissenting Shareholder who has properly complied with the Alabama Dissent Provisions the amount estimated by Big B to be the fair value of the Shares held by each such dissenting Shareholder, plus accrued interest. Under the ABCA, interest is defined as interest from the effective date of the Merger until the date of payment, at the average rate currently paid by Big B on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances. Such offer must be accompanied by, among other information, Big B's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, the latest available interim financial statements, if any, a statement of Big B's estimate of the fair value of the Shares, and an explanation of how the interest was calculated. If, within 30 days after the making of such offer of payment, any dissenting Shareholder accepts the same, then such dissenting Shareholder must surrender to Big B the certificate or certificates representing his or her Shares and such dissenting Shareholder will cease to have any interest in the Shares. If, however, a dissenting Shareholder does not accept Big B's offer of payment, then such dissenting Shareholder must, within 30 days after Big B offered payment for his or her Shares, notify Big B in writing of his or her own estimate of the fair value of his or her Shares and amount of interest due, and demand payment of such estimate, or reject Big B's offer and demand the fair value of his or her Shares and interest due. If this demand by a dissenting Shareholder remains unsettled for 60 days, then Big B must commence a proceeding in the Circuit Court of Jefferson County, Alabama to determine the fair value of the Shares and accrued interest. If Big B does not commence this proceeding within the 60-day period, then Big B must pay each dissenting Shareholder whose demand remains unsettled the amount demanded. Big B must make all dissenting Shareholders whose demands remain unsettled parties to this proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Big B must pay each dissenting Shareholder the amount found to be due after final determination of the proceedings. Upon payment of such judgment, the dissenting Shareholder will cease to have any interest in the Shares.

     The costs of any such dissent proceeding, including compensation and expenses of appraisers appointed by the court, will be determined by the court and will be assessed against Big B, but costs and expenses may be apportioned and assessed against all or some of the dissenting Shareholders, in such amounts as the court deems equitable, to the extent the court finds such dissenting Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment after receiving an offer of payment from Big B. The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (a) against Big B and in favor of any or all dissenting Shareholders if the court finds that Big B did not substantially comply with the requirements of the Alabama Dissent Provisions, or (b) against either of Big B or a dissenting Shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses were assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Alabama Dissent Provisions. If the court finds that the services of counsel for any dissenting Shareholder were of substantial benefit to the other dissenting Shareholders similarly situated, and that the fees for the services should not be assessed against Big B, the court may award such counsel reasonable fees to be paid out of the amounts awarded to dissenting Shareholders who were benefitted.

     The foregoing is only a summary of the Alabama Dissent Provisions, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Exhibit D to this Proxy Statement. Each Shareholder is urged to carefully read the full text of the Alabama Dissent Provisions.

SOLICITATION OF PROXIES

     Big B will bear the costs of soliciting proxies from Shareholders. In addition to soliciting proxies by mail, directors, officers and employees of Big B and Revco and their affiliates, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and Big B will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             PARTIES TO THE MERGER

CERTAIN INFORMATION CONCERNING BIG B

     General. Big B was organized in 1972 and operates a chain of 398 stores throughout the southeastern United States. Big B operates 364 conventional drug stores under the "Big B Drugs" format, 25 deep discount drug stores under the "Drugs for Less" format, and nine stores under the "Big B Home Health Care Center" format. Big B is the largest drug store chain in both Alabama and metropolitan Birmingham with 178 and 62 stores, respectively. Big B also is one of the largest drug store chains in the State of Georgia with 165 stores, and Big B believes it is the second largest drug store chain in the metropolitan Atlanta market with 112 stores. Big B also operates 25 stores in Florida, 23 in Tennessee and seven in Mississippi. The typical Big B drug store offers pharmacy products and services, health and beauty aids and other products. Big B's principal executive offices are located at 2600 Morgan Road, S.E., Bessemer, Alabama 35023 and its telephone number at that location is (205) 424-3421.

     Description of the Shares and the Rights. As of the Record Date, there were 21,678,728 Shares outstanding and 22,142,714 Shares on a fully diluted basis. Each Share that is outstanding as of the close of business on any applicable record date for any matter to be acted upon by Shareholders is entitled to one vote on such matter. One Right is attached to each Share.

     Shareholder Rights Plan. On September 20, 1996, the Board of Directors of Big B adopted a Shareholder Rights Plan (the "Rights Plan"). Under the Rights Plan, the Rights were distributed as a dividend at the rate of one Right for each Share held by Shareholders of record as of the close of business on October 3, 1996. Each Right entitles the registered holder to purchase from Big B one Share at a purchase price of $40.00 per Share, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, dated as of September 23, 1996, by and between Big B and First National Bank of Boston, as Rights Agent (as amended from time to time, the "Rights Agreement").

     The Rights are not currently exercisable and, pursuant to the Merger Agreement, Big B has taken all action necessary (i) to render the Rights inapplicable to the Offer, the Merger and the transactions contemplated by the Operative Agreements and (ii) to ensure that a "Distribution Date" (as defined in the Rights Agreement) will not occur by reason of the announcement or consummation of the Offer, the Merger or any of the other transactions contemplated by the Operative Agreements. In addition, under the Merger Agreement, Big B is obligated at the request of Revco, upon five business days' prior notice, to redeem the Rights at a redemption price of $0.01 per Right. Big B has been advised by Revco that it does not intend to cause Big B to redeem the Rights prior to the consummation of the Merger. Unless earlier redeemed as described above, the Rights will expire on the date of the consummation of the Merger and the holders of Rights will have no further rights with respect thereto.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission (the "Commission"), and a copy of the Merger Agreement is included as Exhibit A hereto. See "Available Information". The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Merger Agreement.

CERTAIN INFORMATION CONCERNING REVCO AND SUB

     Revco. Revco operates the second largest retail drugstore chain in the United States in terms of store count, while ranking third in sales volume. The principal offices of Revco are located at 1925 Enterprise Parkway, Twinsburg, Ohio 44087, and its telephone number at that location is (216) 487-1667.

     Sub. Sub is a direct wholly owned subsidiary of Revco with its principal office located at the principal office of Revco and with the same telephone number. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), Sub will be merged with and into Big B, with Big B continuing as the Surviving Corporation (as defined below).

     Source of Funds. Sub obtained all funds needed for the Offer and plans to obtain all funds needed to consummate the Merger through a capital contribution, which was or will be made by Revco to Sub at or prior to the Effective Time. Revco has used and intends to use its available cash on hand and borrowings to make this capital contribution. Revco has a $650 million revolving credit facility (the "Revolving Credit Facility") pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 27, 1995, among Revco, Banque Paribas and Bank of America Illinois, as managing agents (the "Agents"), Bank of America National Trust and Savings Association, as administrative agent, and the syndicate of lenders party thereto (the "Lenders"). According to Revco, as of November 20, 1996, approximately $140 million was available for borrowing under the Revolving Credit Facility. The Revolving Credit Facility provides for revolving credit of up to $650 million, reducing to $600 million on the third anniversary of the Credit Agreement and to $525 million on the fourth anniversary of the Credit Agreement. The Facility may also be reduced voluntarily by Revco. In addition to the Credit Agreement, Revco may use funds available under a $125 million 364-day Revolving Credit Agreement (the "364-day Agreement"). The Credit Agreement and the 364-day Agreement provide for the payment by Revco of (i) a non-use fee on the aggregate unused commitment of the Lenders under the Revolving Credit Facility and the 364-day Agreement, respectively, (ii) a fronting fee with respect to letters of credit and a letter of credit fee based on the average outstanding amount of letters of credit and
(iii) certain other administrative fees. The interest rate on loans varies depending on the type of loan, length of interest rate period chosen and current market rate of certain types of loans. The Credit Agreement and the 364-day Agreement contain customary conditions to borrowing, representations and warranties, covenants and events of default. The commitment of the Lenders under the Credit Agreement expires no later than July 27, 2000 and under the 364-day Agreement no later than November 14, 1997. Sub has made no arrangements to refinance its borrowings under the Revolving Credit Facility or the 364-day Agreement.

                                   THE MERGER

BACKGROUND OF THE MERGER

     On July 29, 1996, Mr. D. Dwayne Hoven, President and Chief Executive Officer of Revco, telephoned Mr. Anthony J. Bruno, Chairman and Chief Executive Officer of Big B, and requested that the two executives meet because they had never met before. Mr. Hoven said that he would be travelling to Alabama for a wedding and could arrange to meet with Mr. Bruno during that trip. Mr. Bruno agreed to meet with Mr. Hoven.

     On August 1, 1996, Mr. Bruno and Mr. Hoven met in Bessemer, Alabama. At this meeting, Mr. Hoven indicated Revco's interest in purchasing all the stock of Big B for cash or a combination of cash and securities. Mr. Bruno stated that he believed that the Big B Common Stock was undervalued by the market and that, as a result, Big B was not interested in selling at the present time and, in any event, wished to remain independent. Mr. Hoven stated that the Revco board had already met and approved an offer.

     On August 5, 1996, Mr. Hoven sent the following letter to Mr. Bruno:

                                                                  August 5, 1996

     Anthony J. Bruno
     Chairman of the Board and
     Chief Executive Officer
     Big B, Inc.
     2600 Morgan Road, S.E.
     Bessemer, AL 35023

     Dear Anthony:

          Thank you for taking the time to meet with me last Thursday. Hopefully, you had a fun and exciting time at the Olympics. The following is a brief summary of our discussion on Thursday and includes an offer price:

          - Revco's Board of Directors has a strong interest in pursuing a merger transaction with your company, whereby Revco would acquire all of your company's outstanding shares at a price of $14.00 a share, payable in cash, stock or a combination of cash and stock.

          - As a part of the transaction, Revco will assume responsibility for obtaining all requisite antitrust approvals.

          - Revco's financial situation is such that there will be no financing "out" in the purchase agreement, and Revco could move very fast to conclude a transaction.

          As discussed, we would be flexible in providing a deal structure that is attractive to you, your family and your employees. We would hope to employ all field employees and entertain suggestions from you regarding corporate employees.

          I will try to reach you by telephone on Wednesday, August 7, to further discuss this proposal. As I stated in our meeting, I believe that Big B is an excellent fit for Revco, and hopefully, our discussion will conclude with a merger of our two companies. Again, thank you for taking the time to meet with me and for considering this proposal.

                                          Sincerely,

                                          /s/ D. Dwayne Hoven
                                          D. Dwayne Hoven

     On August 7, 1996, Mr. Hoven telephoned Mr. Bruno. In that call Mr. Bruno stated that Revco's proposed offer was not sufficient in light of his view that the Big B Common Stock was undervalued in the market. Mr. Bruno also stated that he would prefer that Big B remain independent until market conditions supported a transaction at a higher price.

     On August 19, 1996, Big B retained The Robinson-Humphrey Company, Inc. ("R-H") to render financial advisory services to Big B.

     On September 3, 1996, Mr. Hoven sent the following letter to Mr. Bruno:

                                                               September 3, 1996

     Mr. Anthony J. Bruno
     Chairman of the Board and
     Chief Executive Officer
     Big B, Inc.
     2600 Morgan Road, S.E.
     Bessemer, AL 35023

     Dear Anthony:

          I appreciate the time that you have spent talking with me about your company and the possibility of a business combination between Revco D.S., Inc. ("Revco") and Big B, Inc. ("Big B"). As you know, Revco is prepared to proceed with an acquisition of Big B. As outlined in my August 5, 1996 letter to you and a subsequent telephone conversation, Revco is prepared to pay $14 per share, payable in cash, stock or a combination of cash and stock. This offer represents a 35% premium to Big B's closing price on Friday, August 30. Also, as part of the transaction, Revco will assume responsibility for obtaining all requisite antitrust approvals. Finally, Revco's financial situation is such that there will be no financing "out" in the purchase agreement, and Revco could move very fast to conclude the transaction.

          There continues to be rapid consolidation in the retail drugstore industry. We believe that an acquisition of Big B is inevitable, and a combination of Revco and Big B offers numerous advantages over either company remaining a stand-alone entity and, for Big B, over any other possible strategic combination.

          - Revco and Big B represent an excellent geographic fit, without significant overlap of existing Big B stores, distribution centers and other facilities.

          - A combination of Revco and Big B will allow the combined company to spread fixed costs over a significantly larger base of stores, which will assist the combined company to meet the increasing customer demand for lower pharmacy prices.

          - A merger with Revco offers your shareholders a significant cash premium to recent trading prices or, if you would prefer, the transaction could be structured to give your shareholders an ongoing equity interest in the combined company.

          Unfortunately, Big B has elected not to negotiate a transaction with Revco. We are determined to proceed and, in this regard, Revco has already purchased approximately 4.9% of the outstanding Big B shares and intends to purchase additional shares if market conditions permit. It is our very strong preference to work with you toward a negotiated transaction. I believe a friendly transaction would be in the best interests of both our companies, including our customers, employees and communities. For that reason, I am not making this letter public. However, in the event you do not wish to proceed jointly at this time, Revco will consider alternative approaches, including making a proposal directly to your shareholders. As you know, there has been considerable public speculation regarding possible acquisition transactions involving Big B, and Revco will move quickly to protect the value to our shareholders of a combination of Revco with Big B should a competing transaction be announced.

          In order to ensure that all our constituencies are able to benefit from a prompt combination of Revco and Big B, I urge you to meet with me as soon as possible to discuss terms for the merger of Revco and Big B. You owe it to your shareholders to meet with me to explore this opportunity, and I am willing to meet with you at your earliest convenience to discuss all the terms of this transaction. I believe that we could complete any necessary due diligence, agree and sign a definitive agreement very quickly and, subject to the usual conditions, complete this transaction soon thereafter.

          I look forward to hearing from you by the close of business on Friday.

                                            Sincerely,

                                            /s/ D. Dwayne Hoven
                                            D. Dwayne Hoven

     On September 4, 1996 Mr. Hoven again telephoned Mr. Bruno. Mr. Bruno stated in that call he believed that Big B would benefit from remaining an independent company.

     On September 9, 1996, Revco issued a press release announcing its intention to commence a tender offer (the "Original Offer") whereby Sub would offer to buy all the outstanding shares of Big B Common Stock, which constitutes the entire equity interest in Big B, for $15.00 per share in cash, or an aggregate equity value of approximately $330 million on a fully diluted basis. Also on September 9, 1996, Mr. Hoven sent the following letter to Mr. Bruno:

                                                               September 9, 1996

     Mr. Anthony J. Bruno
     Chairman of the Board and
     Chief Executive Officer
     Big B, Inc.
     2600 Morgan Road, S.E.
     Bessemer, AL 35023

     Dear Anthony:

          As you know from our prior conversations, Revco D.S., Inc. is interested in pursuing a business combination with Big B, Inc.

          Unfortunately, because Big B has to date been unwilling to proceed with such a transaction, we are announcing this morning our offer to buy all of Big B's outstanding shares for a price of $15 per share in cash, or an aggregate equity value of approximately $330 million on a fully diluted basis. As we have previously said, we would be happy to work with you to structure a tax-free transaction to give your shareholders an ongoing equity interest in the combined company.

          We believe that Revco's offer is a highly attractive opportunity for Big B shareholders representing a premium of 53% over the $9.81 average closing price of Big B stock for the 90-calendar day period ended Friday, September 6, 1996. We believe that this is the fastest, most efficient way to bring our companies together. We hope that the Board of Directors of Big B will recognize the significant benefits to Big B and its shareholders.

          The combination of Revco and Big B offers numerous advantages over either company remaining as a stand-alone entity, and, for Big B, over any other possible strategic combination. Revco and Big B represent an excellent geographic fit, with only limited overlap of stores and distribution centers. Among other efficiencies, this combination will allow the combined company to spread costs over a larger base of stores. This will assist us in meeting the increasing customer demand for lower pharmacy prices.

          Revco is a Fortune 500 company and is among the top performers in the drugstore industry. Since 1993, we have more than doubled our sales and operating profit, and net income per share has more than tripled over the same period. Revco has one of the most technologically advanced pharmacy systems and offers some of the most innovative marketing programs in the drugstore industry, designed to add consumer value and to enhance the pharmacist-patient relationship.

          We have the highest respect for you and all Big B employees. We anticipate retaining the services of Big B's field and distribution center employees and will entertain suggestions from you and your senior management team regarding corporate employees.

          Like Big B, Revco has always prided itself in its role as a strong community partner and good corporate citizen. Revco and its employees donate time and money to a variety of charitable organizations in the areas we serve. Revco recognizes its corporate responsibility to give back to every community we call home. As a native of Alabama, I am particularly sensitive to those issues in this transaction.

          Revco's objective is a transaction that is enthusiastically supported by Big B's shareholders and employees, as well as Big B's many loyal customers. Revco and its advisors are prepared to meet with Big B's Board, management and advisors to answer any questions they may have about our offer. We are convinced that this combination serves the best interests of both companies.

                                            Sincerely,

                                            /s/ D. Dwayne Hoven
                                            D. Dwayne Hoven
                                            President and Chief Executive
                                            Officer,
                                            Revco D.S., Inc.

     Between August 13 and September 6, 1996, Sub purchased in open market transactions, including block trades, a total of 1,190,000 Shares at prices, including brokers' commissions, ranging from $10.75 to $12.625.

     On September 10, 1996, Sub commenced the Original Offer, as set forth in Sub's Offer to Purchase dated September 10, 1996.

     On September 13, 1996, Sub delivered a demand (the "Demand") to inspect the securityholder lists and related corporate records of Big B pursuant to Section
16.02 of the ABCA. On September 17, 1996, Big B filed a complaint (the "Demand Action") in Circuit Court of Jefferson County, Alabama, Bessemer Division (the "State Court"), seeking clarification of the Demand and a temporary restraining order and temporary and permanent injunctions preventing Sub from enforcing a portion of the Demand. On September 18, 1996, Sub filed a notice of removal removing the Demand Action before the State Court to the United States District Court in the Northern District of Alabama (the "Federal Court"). After discussions between representatives of Sub and Big B, Sub modified the Demand and Big B agreed to comply with the Demand, as modified.

     On September 15, 1996, the Board of Directors met to consider the Original Offer and related matters. At such meeting, the Board of Directors received presentations from Big B's management, from R-H, and from Big B's legal advisors, Sirote & Permutt, P.C. and Skadden, Arps, Slate, Meagher & Flom. During the course of such presentations, the Board of Directors reviewed Big B's financial performance, the Original Offer, including the Original Offer's terms and conditions, and certain inquiries received from third parties after the announcement of the Original Offer regarding Big B's interest in discussing alternatives to the Original Offer. In addition, the Board of Directors discussed potential actions that could be utilized to allow Big B to explore such alternatives with greater time than contemplated by the Original Offer, including the possible implementation of a shareholder rights plan.

     On the afternoon of September 20, 1996, the Board of Directors met to further consider the Original Offer and to make a determination as to its recommendation to the Shareholders. As part of such process, the Board of Directors considered both further contacts from certain third parties regarding Big B's interest in discussing alternatives to the Original Offer and Big B's business, financial condition, current business strategy and future prospects. The Board of Directors also received and considered the written opinion of R-H, its financial advisor, that the consideration of $15.00 in cash per share of the Big B Common Stock to be received by holders of such stock (other than Revco and its affiliates) pursuant to the Original Offer was inadequate from a financial point of view. After taking into account these matters, the Board of Directors determined by a unanimous vote that the Original Offer was inadequate and not in the best interests of the Shareholders and that such interests would be best served if Big B were actively to explore alternatives to maximizing shareholder value.

     Although the Board of Directors made no decision to sell Big B at its September 20, 1996 meeting, R-H was instructed to contact parties potentially interested in acquiring Big B, including Revco and parties in addition to those parties that had previously contacted Big B. Subject to obtaining confidentiality agreements from such parties, Big B's management was authorized to furnish those parties with such information as they reasonably requested. In order to afford sufficient time to consider its alternatives in a diligent and orderly manner, the Board of Directors also unanimously approved, at its September 20, 1996 meeting, the Rights Plan and instructed management to implement such plan.

     On September 23, 1996, the next business day after the September 20, 1996 meeting of the Board of Directors, Big B publicly announced that it had rejected the Original Offer and recommended that holders of the Big B Common Stock not tender their shares pursuant to the Original Offer. Big B also announced that it was implementing the Rights Plan and was exploring various alternative transactions to the Original Offer.

     On September 23, 1996, Mr. Bruno also sent Mr. Hoven the following letter together with a proposed form of confidentiality agreement:
                                                              September 23, 1996

     Mr. D. Dwayne Hoven
     President and Chief Executive Officer
     Revco D.S., Inc.
     1925 Enterprise Parkway
     Twinsburg, Ohio 44087

     Dear Dwayne:

          The Board of Directors of Big B, Inc. has carefully considered the terms and conditions of Revco's pending tender offer for Big B common stock and the proposed subsequent merger of Big B with a subsidiary of Revco. On behalf of the Board of Directors, I wish to advise you that the Board of Directors has unanimously determined that Revco's pending tender offer and related merger, as was the case with Revco's previous acquisition proposal, is not in the best interests of Big B's shareholders.

          The foregoing conclusion is based on the Board of Director's determination that the per share consideration in Revco's tender offer and proposed merger of $15 in cash is inadequate.

          The Board of Directors has authorized Big B's management, with the assistance of its financial and legal advisors, to actively explore alternatives to maximizing Big B shareholder value. We have already received inquiries from other interested parties. The Board of Directors has authorized Big B's management to provide confidential information concerning Big B's business and operations to any interested party, including Revco, who enters into a Confidentiality Agreement which is acceptable to us. In addition, in order to allow sufficient time to develop and consider possible alternatives, the Board has directed Big B's management to implement a Shareholder Rights Plan. Although the Board of Directors has made no decision to sell Big B, the Board will give careful consideration to any acquisition proposal that appropriately reflects Big B's intrinsic value.

          We note that Revco has indicated in its Offer to Purchase that it "intends to seek to negotiate with" Big B. If this remains the case, we invite you to enter into a Confidentiality Agreement with us. In such circumstances, we would be happy to meet with you, to make our advisors available to you and to provide you access to our confidential financial information. For your convenience, we have enclosed a form of Confidentiality Agreement which is acceptable to us and which we will propose be executed by all interested parties.

                                            Very truly yours,

                                            /s/ Anthony J. Bruno
                                            Anthony J. Bruno
                                            Chairman of the Board and
                                            Chief Executive Officer

     In addition, on September 23, 1996, Big B filed a complaint in an action entitled Big B, Inc. v. Revco D.S., Inc. and RDS Acquisition Inc. in the State Court (the "Rights Action") requesting the State Court to declare the Rights Plan valid and lawful and to enjoin temporarily, preliminarily and permanently Sub and all others acting in concert with it from bringing any action attacking the Rights Plan or the adoption by Big B of the Rights Plan. On September 23, 1996, Sub filed a notice of removal removing the Rights Action from the State Court to the Federal Court.

     On September 27, 1996, Mr. Hoven sent the following letter to Mr. Bruno:

                                                              September 27, 1996

     Mr. Anthony J. Bruno
     Chairman of the Board and
     Chief Executive Officer
     Big B, Inc.
     2600 Morgan Road, S.E.
     Bessemer, AL 35023

     Dear Anthony:

          We have reviewed the proposed form of confidentiality agreement that you sent us, and we have proposed changes in your form of agreement. Unfortunately, it appears that Big B has not been willing to negotiate any meaningful changes in its terms, which we believe are seriously detrimental to Revco and to Big B's shareholders.

          We are willing to negotiate a reasonable confidentiality agreement that will allow us access to confidential information available to other bidders to ensure that your shareholders receive the highest value for their shares. However, we have a number of serious problems with the form of confidentiality agreement you provided us:

          - Your proposed agreement and poison pill would prohibit your shareholders from accepting our offer or any other offer not approved by your Board at least until January 31, 1997. Indeed, we or any other party could be prohibited from consummating an offer until June 30 of next year due to the poison pill. We cannot conceive of any reason why you need as much as four months (or even longer) to determine whether an offer superior to our $15 offer is available to your shareholders. We are willing to agree to delay consummating our offer for a reasonable period of time that will permit you to solicit competing bids, but we do not believe the substantial delay you envision is justified.

          - Your proposed form of agreement would require us to give up all our rights as a shareholder to challenge the validity of your poison pill even though you have yourself instituted litigation against us on that very subject.

          - Your proposed agreement would prohibit us from soliciting your shareholders to determine whether they wish to eliminate your poison pill in order to accept our offer or any other offer at least until January 31, 1997. In fact, your proposed agreement does not require you to remove your poison pill and does not prevent you from interposing other obstacles to our offer once a reasonable period to solicit bids has elapsed.

          - Your proposed agreement does not obligate you to provide Revco with equal access to confidential information with other parties and an equal opportunity to bid.

          We were disappointed that your Board of Directors chose to adopt a poison pill that interferes with the rights of your shareholders to accept an offer from Revco or any other party. If your Board believes that our $15 cash offer is inadequate, we would have much preferred to engage in meaningful negotiations with you to determine whether an agreement for a mutually acceptable transaction could be reached. We are still willing to discuss our offer with you and are prepared to meet at any time and place with you and your advisors.

          On September 25, 1996, the Hart-Scott-Rodino waiting period applicable to our offer expired. The only obstacle to your shareholders now accepting our offer is your poison pill. The fact is that the only real offer to acquire Big B has been made by Revco, and there is no assurance that any other party will make an offer. Even if another party is willing to make an offer to acquire Big B, there is no assurance that that offer can be consummated or will not be substantially delayed for antitrust or other reasons.

          Your Board of Directors should allow your shareholders to decide on their own whether they wish to accept our offer. If any other party is prepared to make a superior offer that can be consummated, they do not need four months (or even longer) to do so.

          Enclosed for your information is the form of confidentiality agreement that we would be willing to sign. We hope you will reconsider your position against negotiating an agreement on this basis.

          We look forward to hearing from you and discussing a mutually acceptable agreement that will result in the best, most expeditious transaction for your shareholders.

                                            Sincerely,

                                            /s/ D. Dwayne Hoven
                                            D. Dwayne Hoven

     A copy of a revised form of confidentiality agreement incorporating Revco's proposed changes was enclosed with the above letter.

     On September 30, 1996, Sub and Revco filed with the Federal Court (i) an answer and counterclaims in response to the Rights Action seeking declaratory and injunctive relief and (ii) a motion for a preliminary injunction and expedited hearing seeking to enjoin, among other things, the operation and enforcement of the Rights Agreement and an order compelling Big B to redeem the Rights to be issued pursuant to the Rights Agreement.

     On October 1, 1996, Mr. Bruno sent Mr. Hoven the following letter, along with a revised proposed form of confidentiality agreement:

                                                                 October 1, 1996

     Mr. Dwayne Hoven
     President and Chief Executive Officer
     Revco D.S., Inc.
     1925 Enterprise Parkway
     Twinsburg, Ohio 44087

     Dear Dwayne:

          I am writing in response to your letter to me of September 27, 1996 with which you included your proposed revisions to the confidentiality agreement that I sent you on September 23, 1996.

          As you know, one of Big B's objectives in the process that we have undertaken is to promote the interests of Big B's shareholders by seeking through confidentiality agreements to discourage potential acquirors of Big B from efforts to minimize the value available to Big B's shareholders through litigation pressure or other tactics. If you are sincere in your repeatedly stated desire to work constructively with Big B, I encourage you to join the other interested parties who are proceeding consistent with this objective and promptly execute a confidentiality agreement on terms that Big B can accept. Provided that a suitable agreement can be reached, I and the other members of the Board of Directors would welcome Revco's active participation in the process.

          In response to the specifics of your proposed confidentiality agreement, let me begin by noting that a number of other potentially interested parties have executed confidentiality agreements providing for the same standstill restrictions that were included in the proposed form of confidentiality agreement that I sent to you on September 23 and that no party other than Revco has advised Big B that it will not execute a confidentiality agreement because of reservations concerning such standstill provisions. We believe that the responses from these parties, each of whom has expressed an interest in developing an acquisition proposal for Big B and is mindful that others are doing the same, clearly demonstrate that the standstill restrictions as proposed are entirely reasonable.

          Even though what we have proposed has been found to be reasonable by all of the others, Big B would still prefer to reach a mutually acceptable confidentiality agreement with Revco. In the interests of doing so, I am enclosing a revised form of confidentiality agreement that Big B is prepared to execute with Revco and which I believe appropriately balances Big B's and Revco's interests. In order to preserve the level playing field for Revco and the other interested parties that we have sought to maintain, we will be communicating with each of the other parties with whom we have executed confidentiality agreements to offer to revise their agreements in accordance with the revised form being provided to you, whether or not we reach agreement with you.

          Although the revised form of confidentiality agreement is self-explanatory, several points deserve emphasis:

          - We have retained the proposed December 15, 1996 termination date previously discussed with your counsel rather than your November 15 proposal. The preliminary results of the process Big B has undertaken has confirmed us in our initial judgment that the additional time may be necessary for certain parties to formulate their best proposals. We have, however, sought to address your other expressed concerns by providing for an earlier termination in the event that Big B enters into a definitive and binding agreement to be acquired or takes certain other specified actions.

          - We continue to believe that pursuit by Revco of rights plan litigation at this juncture is clearly premature and would be inimical to the process under which Big B is seeking to develop and consider in an orderly manner alternative proposals. We have accordingly proposed that such litigation be stayed by both parties at this time but have agreed that it could be pursued once the termination date occurs.

          - We remain unwilling to include several Big B covenants proposed by you because we believe that they would generally have the effect of inappropriately restricting the Board of Directors' ability to comply with their fiduciary responsibilities while potentially chilling interest on the part of other parties. We have, however, sought to address your stated concerns that Big B not take certain kinds of actions while Revco's actions are restricted by accelerating the termination date under the circumstances described above. In any event, neither the revised confidentiality agreement nor the original proposed form of confidentiality agreement would restrict Revco's ability to seek judicial redress (other than concerning the rights plan as described above) at any time for actions which are taken by Big B or the Board of Directors and which Revco believes violates its legal rights.

          I remain hopeful that you will see the benefits for Revco that an agreement promptly be reached which evidences Revco's willingness to be part of an orderly process and which affords Revco access to Big B's confidential financial information. Whether or not Revco chooses to exclude itself from the confidential information, I assure you that the Board of Directors will continue to act in the best interests of Big B's shareholders and will carefully consider any acquisition proposal that is timely received from Revco or any other party that appropriately reflects Big B's intrinsic value.

                                            Very truly yours,

                                            /s/ Anthony J. Bruno
                                            Anthony J. Bruno
                                            Chairman of the Board and
                                            Chief Executive Officer

     In addition, on October 1, 1996, Big B filed in the Federal Court a motion to remand the Rights Action to the State Court. The Federal Court heard arguments with respect to Big B's motion to remand at a hearing held on October 2, 1996 and issued an order denying the motion on October 3, 1996. The Federal Court initially set a hearing date of October 18, 1996, for its consideration of Revco's motion for a preliminary injunction enjoining the Rights Agreement from impeding the Offer, but, with the agreement of Big B and Revco, the Federal Court later postponed the hearing indefinitely.

     On October 3, 1996, Revco entered into a Confidentiality Agreement with Big B (the "Confidentiality Agreement"). Pursuant to the Confidentiality Agreement, Revco agreed that from October 3, 1996 through the Termination Date (as defined below), neither Revco nor any of Revco's affiliates would, without the prior written consent of Big B: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Big B; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Commission) whether before or after the formal commencement of any such solicitation, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Big B; (iii) call, or seek to call, a meeting of Shareholders or execute any written consent or initiate any proposal for action by Shareholders of Big B; (iv) otherwise act, alone or in concert with others, to seek to acquire control of Big B or influence the Board of Directors, management or policies of Big B; (v) bring any action, or otherwise act through judicial process, to contest the validity of the Rights Plan or to seek the redemption of the Rights; or (vi) induce any other person or entity to do any of the foregoing; provided, however, that the foregoing shall not prevent (x) any cash tender offer for all outstanding Shares at a price of not less than $15 per Share, and any filings required in connection therewith, (y) any transaction approved by the Board of Directors of Big B or (z) any action or other legal proceeding to enforce the Confidentiality Agreement or any other action or legal proceeding not restricted pursuant to clause (v) above. In furtherance of the agreement set forth in clause (v) above, Big B and Revco agreed to seek a stay of the Rights Action and to take no action to seek a lifting of such stay until the Termination Date. For purposes of the Confidentiality Agreement, "Termination Date" means the earliest to occur of (w) November 30, 1996, (x) the execution by Big B of a definitive and binding agreement providing for the acquisition of Big B, (y) the adoption of any amendment to the Rights Plan in any manner adverse to Revco or the adoption of any new shareholder rights plan, or (z) any public announcement by Big B of any proposal to amend its Articles (Certificate) of Incorporation.

     Beginning on October 7, 1996, Revco and several other parties that had executed confidentiality agreements and that had at that date continued to express an interest in developing acquisition proposals for Big B (the "Interested Parties") were provided additional information about Big B, including through data room visits and access to Big B management. On October 14, 1996, officers and representatives of Revco met with Arthur M. Jones, Sr., President of Big B, and reviewed documents and other information made available by Big B as part of Revco's due diligence investigation of Big B.

     On October 15, 1996, R-H on behalf of Big B sent a letter to each of the Interested Parties (including Revco) that advised that any party interested in acquiring Big B should submit a written bid and a proposed form of merger agreement to R-H not later than 5:00 p.m., Atlanta time, on Friday, October 25, 1996. Such letter also stated that Big B's legal advisors would be available before that time to discuss with the legal advisors for any Interested Party certain legal issues in connection with any proposed acquisition transaction, including the proposed terms of any potential merger agreement.

     On October 18, 1996, the Federal Court dismissed, without prejudice, the Demand Action.

     Between October 15, 1996 and October 25, 1996, Big B's legal advisors had general discussions with the legal advisors for several of the Interested Parties (including Revco's legal advisors) regarding such legal issues and the proposed terms of a potential merger agreement.

     Prior to 5:00 p.m. on October 25, 1996, Mr. Hoven sent the following letter to the Board of Directors of Big B:

                                                                October 25, 1996

     The Board of Directors
     Big B, Inc.
     In care of Mr. Charlie Shelton
     The Robinson-Humphrey Company, Inc.
     Atlanta Financial Center
     3333 Peachtree Road, NE
     Atlanta, GA 30326

     Dear Sirs:

          We appreciate the opportunity to participate in the process you've established for the sale of Big B, Inc. The due diligence we've done so far, including our conversation with Mac Jones, has been very helpful. In light of what we've learned, we are pleased to present you with the following proposal for the combination of Revco and Big B.

          Revco will increase the cash price for all outstanding Big B shares to $17 per share. The shares will be acquired pursuant to a cash tender offer and a subsequent cash merger in which all shares not tendered pursuant to the tender offer would be acquired for the tender offer price.

          As set forth in the proposed form of merger agreement attached hereto as Annex I, Revco would amend its current all cash tender offer to increase the per share offer price to $17 for all outstanding Big B shares as well as to make the tender offer subject to the terms and conditions of the enclosed form of merger agreement. In addition to the merger agreement, Revco would simultaneously enter into a support agreement substantially in the form attached hereto as Annex II pursuant to which, among other things, the directors, executive officers and certain trusts related thereto would agree to tender their shares to Revco.

          Revco believes that this proposal would provide full and superior value to your shareholders. In addition, for the reasons outlined below, a transaction between Revco and Big B would be consummated more quickly than a transaction with any other potential acquiror.

          In reviewing our proposal, please note:

          - Revco's offer is an all cash offer that is, therefore, not subject to any valuation uncertainty.

          - Revco's offer is not conditioned on its ability to secure financing, and Revco has enough capacity under its current credit facility to consummate the transactions contemplated hereby (including refinancing of Big B's debt). You already have a copy of Revco's bank credit agreement.

          - As you know, Revco has already cleared the Hart-Scott-Rodino antitrust waiting period. Revco does not foresee any other regulatory impediments to a speedy consummation of a transaction.

          - This proposal has been approved by Revco's Board of Directors. The only third party approvals necessary in order to consummate the transactions contemplated hereby are (i) if necessary, the approval of the second-step merger by the shareholders of Big B and (ii) any approvals applicable to Big B as described in the disclosure letter to the merger agreement.

          - Revco believes that its acquisition of Big B can be consummated very quickly. Because Revco's offer is not subject to financing or regulatory contingencies, Revco's amended tender offer can be completed in 10 business days following adequate dissemination of our price increase. The time necessary to consummate the second-step merger would depend upon whether Revco could benefit from Alabama's short-form merger statute, but in any event would be limited to the time necessary to satisfy applicable statutory notice provisions and, if necessary, to hold a shareholders meeting.

          - Revco is prepared to sign and deliver the form of agreements attached hereto upon satisfactory completion by Big B of the necessary disclosure letter and the provision of information necessary to fill in the blanks.

          - Attached to this letter as Annex III is a working party list that contains information for contacting members of our team. Georges Azzam of Salomon Brothers Inc will be available to discuss financial issues. Richard Hall of Cravath, Swaine & Moore and Jack Staph of Revco are our principal legal contacts. Feel free to contact either of them or any member of our team at any time with any questions or comments.

          This proposal will remain open until midnight on Sunday, October 27, 1996, unless definitive agreements are entered into by Revco, Big B and the shareholders of Big B referred to above prior to that time. No contract or agreement relating to the matters described in this proposal will be deemed to exist between Revco and Big B or any of its shareholders unless and until definitive written agreements have been signed and delivered by Revco, Big B and such shareholders. To that end, we would appreciate hearing from you as early as possible so we can coordinate our discussions as quickly as possible.

          I look forward to completion of a successful transaction.

                                            Very truly yours,

                                            /s/ D. Dwayne Hoven
                                            D. Dwayne Hoven
                                            President and Chief Executive
                                            Officer
                                            Revco D.S., Inc.

     On the evening of October 25, 1996, Big B received and, together with its financial and legal advisors, reviewed the foregoing proposal from Revco as well as a proposal from one other Interested Party (together, the "Bidding Parties"). Big B had previously heard from the remaining Interested Parties that such Interested Parties would not be submitting proposals to Big B. Revco's proposal, which was subject to the negotiation of a definitive merger agreement, proposed a transaction in which each Shareholder would receive cash consideration of $17.00 per Share. The proposal from the other Bidding Party, which was also subject to the negotiation of a definitive merger agreement, proposed cash consideration in excess of $17.00 per Share.

     Late in the evening of October 25, 1996, R-H on behalf of Big B sent a letter by facsimile to Revco and the other Bidding Party in which each Bidding Party was invited to come to Birmingham, Alabama, the next morning to discuss its proposal with a view to developing such party's final and best proposal to be submitted to the Board for its consideration over the weekend. In the same letter, Revco and the other Bidding Party were advised that it was expected that the Board would approve a merger transaction over the course of the weekend and that any merger agreement entered into by Big B following such approval would likely provide for a termination fee (together with reimbursement of expenses) in the range of $15-20 million, such amount to be payable by Big B in the event that Big B terminates the merger agreement to accept a superior offer to acquire Big B, or the transactions contemplated by the merger agreement fail to be completed by reason of a competing offer to acquire Big B. R-H then communicated with each Bidding Party by telephone to confirm receipt of such letter and to determine such party's intentions with respect to travelling to Birmingham.

     On October 26, 1996, Big B's financial and legal advisors conferred with, either in person or by telephone, representatives of Revco and the other Bidding Party and discussed various provisions of the proposed merger agreements.

     On October 27, 1996, Big B's advisors continued to negotiate with Revco's advisors concerning the provisions of Revco's proposed merger agreement and encouraged Revco to submit its best bid before 2:00 p.m., Birmingham time, when the Board was scheduled to meet. Prior to the meeting of the Board, Revco revised its proposal to include cash consideration of $17.25 for each Share. Also prior to the meeting of the Board, the other Bidding Party advised the representatives of Big B that it had withdrawn its proposal to acquire Big B.

     In the afternoon of October 27, 1996, the Board met to review and consider, with the assistance of Big B's management and financial and legal advisors, the events since October 25, 1996 and the results of the negotiations with Revco and the other Bidding Party. Also at such meeting R-H delivered its written opinion to the Board of Directors that, as of such date and based on the review described therein, the cash consideration to be received by the Shareholders (other than Revco and its affiliates) pursuant to the Offer and the Merger was, taken as a whole, fair to such Shareholders from a financial point of view. After full consideration of such matters, including the terms of Revco's proposed amendments to the Original Offer (as amended, the "Offer"), the Merger Agreement and the Support Agreement, the Board then (i) approved the terms of the Merger Agreement and authorized the execution and delivery thereof, (ii) determined that the Offer and the Merger, taken as a whole, are fair to and in the best interests of Shareholders, and (iii) determined to recommend that Shareholders tender their Shares pursuant to the Offer and, to the extent required by applicable law, approve the Merger, the Merger Agreement and the transactions contemplated thereby. In connection with the foregoing, the Board authorized an amendment to the Rights Agreement in order to exempt Revco, Sub and any of their subsidiaries from being deemed an Acquiring Person for purposes of such agreement by reason of (i) the acquisition of Shares pursuant to the Offer and the Merger as contemplated by the Merger Agreement or (ii) any deemed beneficial ownership arising pursuant to the Support Agreement.

     On October 28, 1996, Big B and Revco jointly issued a press release announcing the execution of the Merger Agreement and the Support Agreement, the increase in the price to be paid to Shareholders pursuant to the Offer to $17.25 per Share and the extension of the expiration of the Offer until 9:00 a.m. on Friday, November 15, 1996. By virtue of such announcement, the "standstill" provisions in each of the Confidentiality Agreements ceased to be in effect.

     On November 8, 1996, the Federal Court dismissed, without prejudice, the Rights Action.

     On November 15, 1996, Revco announced that the Offer expired, as scheduled, at 9:00 a.m. (EST) on that date. Sub purchased pursuant to the Offer a total of 17,232,483 Shares.

CERTAIN BIG B FINANCIAL PROJECTIONS

     During the course of inviting parties, including Revco, to express an interest in acquiring Big B, Big B made available certain information to all interested parties (including Revco), including historical and projected financial information. The financial portion of the information, which Big B indicated it was making available to all interested parties, included the following: (i) store level historical financial information through September 28, 1996, (ii) breakdown of components of certain historical income statement information, (iii) breakdown and analysis of certain historical balance sheet information (including analyzing accounts receivable, real property status and inventories) and (iv) projections for the fourth quarter of the current fiscal year as well as an advertising budget for the full fiscal year. Big B also made available the five-year financial projections provided below to Revco and to various other parties that had expressed an interest in acquiring Big B.

                                  BIG B, INC.

                             FINANCIAL PROJECTIONS

                                INCOME STATEMENT
                                 (IN THOUSANDS)

                                                         PROJECTED FISCAL YEARS
                                  --------------------------------------------------------------------
                                     1997         1998          1999           2000           2001
                                  ----------   ----------   ------------   ------------   ------------
Net Sales.......................  $794,697.0   $890,000.0    1,000,000.0   $1,123,595.5    1,262,466.9
Cost of Sales...................   360,251.0    627,450.0      705,000.0      792,134.8      890,039.1
                                  ----------   ----------   ------------   ------------   ------------
     Gross Profit...............   234,436.0    262,550.0      295,000.0      331,460.7      372,427.7
Selling and Administrative
  Expenses......................   207,910.0    232,225.0      259,159.0      289,550.6      323,444.0
Add Back: Depreciation and
  Existing Amortization.........   (12,544.0)   (13,819.0)     (15,201.0)     (17,079.8)     (19,190.8)
                                  ----------   ----------   ------------   ------------   ------------
     Earnings Before Interest,
       Taxes, Depreciation and
       Amortization.............    39,070.0     44,144.0       51,042.0       58,989.9       68,174.5
Depreciation and Existing
  Amortization..................    12,544.0     13,819.0       15,201.0       17,079.8       19,190.8
Goodwill Amortization (30
  Years)........................         0.0          0.0            0.0            0.0            0.0
Amortization of Transaction
  Costs (5 Years)...............         0.0          0.0            0.0            0.0            0.0
                                  ----------   ----------   ------------   ------------   ------------
     Earnings Before Interest
       and Taxes................    26,526.0     30,325.0       35,841.0       41,910.1       48,983.7
Interest Expense:
Existing Long-Term Debt and
  Capital Leases................     4,915.6      1,386.2          666.1          624.4          604.5
  Other Interests (Income)......      (606.9)      (965.4)      (1,177.1)      (2,266.2)      (3,323.6)
                                  ----------   ----------   ------------   ------------   ------------
     Net Cash Interest
       (Income).................     4,308.7        420.8         (511.1)      (1,641.7)      (2,719.1)
Other Non-Operating Expense
  (Income)......................         0.0          0.0            0.0            0.0            0.0
                                  ----------   ----------   ------------   ------------   ------------
     Income Before Income
       Taxes....................    22,217.3     29,904.2       36,352.1       43,551.8       51,702.8
Income Taxes....................     8,176.0     11,004.7       13,377.6       16,027.1       19,026.6
Cumulative Effect of Accounting
  Change and Minority
  Interests.....................         0.0          0.0            0.0            0.0            0.0
Preferred Dividend..............         0.0          0.0            0.0            0.0            0.0
                                  ----------   ----------   ------------   ------------   ------------
NET INCOME AVAILABLE TO COMMON
  SHARES........................  $ 14,041.3   $ 18,899.5   $   22,974.5   $   27,534.8   $   32,676.2
                                   =========    =========    ===========    ===========    ===========

                                  BIG B, INC.

                             FINANCIAL PROJECTIONS

                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                                         PROJECTED FISCAL YEARS
                                  --------------------------------------------------------------------
                                     1997         1998          1999           2000           2001
                                  ----------   ----------   ------------   ------------   ------------
Cash and Equivalents............  $ 23,785.8   $ 14,831.3   $   32,253.9   $   58,392.2   $   74,551.5
Notes and Accounts Receivable,
  Net...........................    22,251.5     24,030.0       26,000.0       28,089.9       31,561.7
Inventories.....................   173,680.9    181,960.5      190,350.0      198,033.7      222,509.8
Other Current Assets............    11,443.6     12,816.0       14,400.0       16,179.8       18,179.5
                                  ----------   ----------     ----------     ----------     ----------
     Total Current Assets.......   231,161.8    233,637.8      263,003.9      300,695.5      346,802.4
Fixed Assets....................   135,822.0    150,822.0      165,822.0      180,822.0      195,822.0
Less: Accumulated
  Depreciation..................    60,391.0     74,210.0       89,411.0      106,490.8      125,681.5
                                  ----------   ----------     ----------     ----------     ----------
     Net Fixed Assets...........    75,431.0     76,612.0       76,411.0       74,331.2       70,140.5
Other Assets....................     8,155.0      8,155.0        8,155.0   $    8,155.0   $    8,155.0
                                  ----------   ----------     ----------     ----------     ----------
     TOTAL ASSETS...............  $314,747.8   $318,404.8   $  347,569.9   $  383,181.8   $  425,097.9
                                  ----------   ----------     ----------     ----------     ----------
Accounts Payable................  $ 52,664.9   $ 59,607.8   $   66,975.0   $   76,044.9   $   85,443.8
Accrued Expenses................    17,244.9     19,313.0       21,700.0       24,382.0       27,395.5
Income Taxes Payable............         0.0          0.0            0.0            0.0            0.0
Other Current Liabilities.......         0.0          0.0            0.0            0.0            0.0
                                  ----------   ----------     ----------     ----------     ----------
     Total Current
       Liabilities..............    69,909.5     78,920.8       88,675.0      100,427.0      112,839.5
Existing Long-Term Debt and
  Capital Leases................    32,072.0     10,581.0        9,913.0        9,300.0        9,300.0
                                  ----------   ----------     ----------     ----------     ----------
Total Long-Term Debt and Capital
  Leases........................    32,072.0     10,581.0        9,913.0        9,300.0        9,300.0
Deferred Liabilities............    10,569.5     11,837.0       13,300.0       14,943.8       16,790.8
Other Liabilities...............     6,357.6      7,120.0        8,000.0        8,988.8       10,099.7
Shareholders' Equity:
  Common Stock and Paid in
     Capital....................   114,895.0    114,895.0      114,895.0      114,895.0      114,895.0
  Retained Earnings.............    80,944.3     95,051.0      112,786.9      134,627.2      161,173.1
  Treasury Stock................         0.0          0.0            0.0            0.0            0.0
                                  ----------   ----------     ----------     ----------     ----------
Total Shareholders' Equity......   195,839.3    209,946.0      227,681.9      249,522.2      276,068.1
                                  ----------   ----------     ----------     ----------     ----------
TOTAL LIABILITIES AND EQUITY....  $314,747.8   $318,404.5   $  347,569.9   $  383,181.8   $  425,097.9
                                  ==========   ==========     ==========     ==========     ==========

                                  BIG B, INC.

                             FINANCIAL PROJECTIONS

                              CASH FLOW STATEMENT
                                 (In thousands)

                                                         PROJECTED FISCAL YEARS
                                   ------------------------------------------------------------------
                                      1997          1998          1999          2000          2001
                                   ----------    ----------    ----------    ----------    ----------
CASH FLOW FROM OPERATIONS
Net Income Available to Common
  Shares.........................  $ 14,041.3    $ 18,899.5    $ 22,974.5    $ 27,524.8    $ 32,676.2
Adjustments to Reconcile Net
  Income to Net Cash Provided by
  Operating Activities:
     Deferred Liability..........     3,620.5       1,267.5       1,463.0       1,643.8       1,847.0
     Change in Other
       Liabilities...............     1,341.6         762.4         880.0         988.8       1,111.0
     Depreciation and Existing
       Amortization..............    12,544.0      13,819.0      15,201.0      17,079.8      19,190.8
                                   ----------    ----------    ----------    ----------    ----------
          Reconciliation Sub
            Total................    17,506.0      15,849.0      17,544.0      19,712.4      22,148.7
       Change in Current Assets
          Except Cash............     6,588.9     (11,430.4)    (11,943.5)    (11,553.4)    (29,947.6)
       Change in Current
          Liabilities Except
          Debt...................     7,214.5       9,011.3       9,754.3      11,752.0      12,412.3
                                   ----------    ----------    ----------    ----------    ----------
     Net Source (Use) of Cash
       Provided by Working
       Capital...................    13,803.4      (2,419.1)     (2,189.3)        198.6     (17,535.3)
                                   ----------    ----------    ----------    ----------    ----------
Net Cash Provided by
  Operations.....................  $ 45,350.8    $ 32,329.3    $ 38,329.3    $ 47,435.7    $ 37,289.6
                                   ----------    ----------    ----------    ----------    ----------
CASH FLOW FROM INVESTING
  ACTIVITIES
     Acquisition of Property and
       Equipment.................   (11,750.0)   $(15,000.0)    (15,000.0)    (15,000.0)    (15,000.0)
                                   ----------    ----------    ----------    ----------    ----------
NET CASH USED FOR INVESTMENTS....  $(11,750.0)   $(15,000.0)   $(15,000.0)   $(15,000.0)   $(15,000.0)
                                   ----------    ----------    ----------    ----------    ----------
CASH FLOW FROM FINANCING
  ACTIVITIES
     Repayments Under Existing
       Debt......................    (6,606.0)    (21,491.0)       (688.0)       (613.0)          0.0
     Payment of Dividends........    (3,700.0)     (4,792.8)     (5,238.6)     (5,684.5)     (6,130.3)
                                   ----------    ----------    ----------    ----------    ----------
NET CASH USED FOR FINANCING......  $(10,306.0)   $(26,283.5)   $ (5,906.6)   $ (6,297.5)   $ (6,130.3)
                                   ----------    ----------    ----------    ----------    ----------
TOTAL NET CASH PROVIDED (USED)...  $ 23,294.8    $ (8,954.5)   $ 17,422.6    $ 26,138.3    $ 16,159.3
BEGINNING CASH BALANCE...........  $    491.0    $ 23,785.8    $ 14,831.3    $ 32,253.9    $ 58,392.2
                                   ----------    ----------    ----------    ----------    ----------
ENDING CASH BALANCE..............  $ 23,785.8    $ 14,831.3    $ 32,253.9    $ 58,392.2    $ 74,551.5
                                    =========     =========     =========     =========     =========

     The foregoing forecasts represent the outlook of Big B's management for the balance of fiscal 1997 and for the full fiscal years 1998-2001. The following table outlines several of the important assumptions underlying the forecast.

                                  ACTUAL                               PROJECTED
                            ------------------    ---------------------------------------------------
                             1995       1996       1997       1998       1999       2000       2001
                            -------    -------    -------    -------    -------    -------    -------
INCOME STATEMENT DATA:
  Same store sales
     growth...............      7.1%       5.5%       5.0%       6.0%       7.0%       6.0%       6.0%
  Gross margin............     29.3%      27.5%      29.5%      29.5%      29.5%      29.5%      29.5%
  EBITDA margin...........      6.1%       3.1%       4.9%       5.0%       5.1%       5.3%       5.4%
BALANCE SHEET DATA:
  Inventory turn rate.....      3.7        3.0        3.2        3.4        3.7        4.0        4.0
  Days in payables........     43.3       33.8       34.3       34.7       34.7       35.0       35.0
CASH FLOW STATEMENT DATA:
  Capital expenditures
     (in thousands).......  $22,685    $21,896    $11,750    $15,000    $15,000    $15,000    $15,000
STORE DATA:
  Store openings..........       13         17         25         30         35         40         45
  Total stores in
     operation............      367        384        409        439        474        514        559

     The forecast model also assumes that the Convertible Debentures are converted into Shares at the end of the current fiscal year.

     Big B does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this Proxy Statement only because the information was provided to Revco. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Big B's internal operating projections are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations and periodic revisions based on actual experience and business developments. The projections were based on a number of assumptions (none of which were provided to Revco) that are beyond the control of Big B, Revco or Sub or their respective financial advisors, including economic forecasting (both general and specific to Big B's business), that is inherently uncertain and subjective. None of Big B, Revco or Sub or their respective financial advisors assumes any responsibility for the accuracy of any of the projections. The inclusion of the foregoing projections should not be regarded as an indication that Big B, Revco, Sub or any other person who received such information considers it an accurate prediction of future events. Neither Big B nor Revco intends to update, revise or correct such projections if they become inaccurate (even in the short term).

REASONS FOR THE MERGER

     In reaching its conclusions, including the adoption of the Merger Agreement and the Plan of Merger, the approval of the Merger, the determination that the Offer and the Merger, taken as a whole, are fair to, and in the best interests of, the Shareholders and the recommendation that the Shareholders vote their Shares "FOR" approval and adoption of the Merger Agreement, the Board considered a number of factors including, among other things, the following:

          (i) the financial and other terms and conditions of the Offer, the Merger, the Merger Agreement and the Support Agreement;

          (ii) the written opinion of R-H, dated October 27, 1996 (the "R-H Opinion"), that the cash consideration to be received by the holders of Shares (other than Revco and its affiliates) pursuant to the Offer and the Merger is, taken as a whole, fair to such holders from a financial point of view. A copy of the R-H Opinion is attached as Exhibit C hereto and is incorporated herein by reference. Such opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations on the review undertaken by R-H;

          (iii) the fact that the consideration to be received by the Shareholders pursuant to the Offer and the Merger represents a 15% premium over the $15.00 per Share offer price in the Original Offer and a substantial premium over the trading range for the Shares during the period prior to September 8, 1996, the date on which Revco and Sub announced their intention to commence the Original Offer;

          (iv) the recommendation of Big B's management that the Offer, the Merger and the Merger Agreement be approved;

          (v) the belief of the Board that, in view of the number of parties canvassed by R-H and the number of parties who participated in the process and received information with respect to Big B, it was unlikely that any party who was potentially interested in submitting a proposal to acquire Big B and who was financially able to do so had not been afforded the opportunity to do so;

          (vi) the fact that, if required by the fiduciary duties of the Board under Alabama law, Big B could (x) approve or recommend a tender offer competing with the Offer or (y) terminate the Merger Agreement and enter into a definitive acquisition agreement with another party, in connection with a transaction which is financially superior to the Offer and the Merger, provided that under the circumstances described in the Merger Agreement, Big B could pay Revco a termination fee of up to $15 million; and

          (vii) the Board's knowledge of Big B's business and financial condition and its long-term strategic plan and future prospects.

     The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

     Big B retained R-H to act as Big B's financial advisor in connection with the possible sale of Big B. On October 27, 1996, R-H delivered its written opinion to the Board of Directors that, as of such date and based on the review described therein, the cash consideration to be received by the Shareholders (other than Revco and its affiliates) pursuant to the Offer and the Merger was, taken as a whole, fair to such Shareholders from a financial point of view. No limitations were imposed by the Board of Directors upon R-H with respect to the investigations made or the procedures followed by it in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF R-H, DATED OCTOBER 27, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, APPEARS AS EXHIBIT C TO THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. R-H'S OPINION WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS OTHER THAN REVCO AND ITS AFFILIATES. R-H'S OPINION WAS DELIVERED FOR THE INFORMATION OF THE BOARD IN ITS EVALUATION OF THE OFFER AND THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECTS OF THE OFFER OR THE MERGER OR ANY RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR ANY OTHER MEETING OF SHAREHOLDERS CALLED TO CONSIDER APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THIS SUMMARY OF THE OPINION OF R-H IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In rendering its opinion, R-H, among other things :

          (1) Reviewed publicly available information concerning Big B which it believed to be relevant to its analysis;

          (2) Reviewed certain information, including financial and operating information with respect to the business, operations and prospects of Big B, furnished to it by Big B;

          (3) Conducted discussions with members of senior management of Big B concerning its businesses and prospects;

          (4) Reviewed the historical market prices and trading activity for the Shares and compared them with those of certain publicly traded companies which it deemed to be reasonably similar to Big B;

          (5) Compared the results of operations and present financial condition of Big B with those of certain publicly traded companies which it deemed to be reasonably similar to Big B;

          (6) Compared the proposed financial terms of the transaction contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which it deemed to be relevant;

          (7) Conducted a process to explore Big B's alternatives to maximize value to its Shareholders and reviewed information obtained as a part of that process;

          (8) Reviewed an October 27, 1996 draft of the Merger Agreement; and

          (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary.

     In rendering its opinion, R-H assumed and relied upon the accuracy and completeness of the financial and other information used by it without independent verification. R-H further relied upon the assurances of management that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts provided to and discussed with R-H by management, R-H assumed, with Big B's approval, that
(i) such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of Big B and (ii) Big B would perform in accordance with such projections. R-H did not conduct a physical inspection of the properties and facilities of Big B, and did not make or obtain any evaluations or appraisals of the assets or liabilities of Big B. R-H's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated as of the date of the opinion.

     In connection with the preparation of its fairness opinion R-H performed certain financial and comparative analyses, including those described below. The summary set forth below includes the financial analyses used by R-H and deemed to be material but does not purport to be a complete description of the analyses performed by R-H in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, R-H did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, R-H believes its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, R-H made numerous assumptions with respect to the chain drug retailing industry's performance, general business and economic conditions and other matters, many of which are beyond the control of Big B. Any estimates contained in these analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the price at which businesses may actually be sold. No public company utilized as a comparison is identical to Big
B. An analysis of the results of such a comparison is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the companies to which Big B is being compared.

     The following is a brief summary of certain of the financial analyses used by R-H in connection with providing its opinion to the Board of Directors on October 27, 1996. This summary does not purport to be a complete description of the analyses performed by R-H for such purposes.

Analysis of Comparable Companies

     R-H reviewed and compared certain financial, operating and stock market information of Big B and selected publicly traded chain drug retailers. The group analyzed included Arbor Drugs Inc., Revco, Eckerd

Corporation, Walgreen Co., Thrifty Payless Holdings Inc., Rite Aid Corporation, Fay's Inc., Longs Drug Stores Corp. and Genovese Drug Stores, Inc. R-H calculated various financial multiples and ratios based upon the closing prices of the common stock of the comparable companies on October 25, 1996 and the most recent publicly available information for the various companies. The following valuation ratios were used in determining an implied equity value of Big B: price per Share to calendar 1996 earnings per Share ("EPS") estimates as prepared by Big B management, price per Share to Big B management's calendar 1997 EPS estimates, price to latest book value, and firm value (defined as equity value plus debt minus available cash) to latest twelve months ("LTM") revenue. R-H used management's estimates of calendar 1996 and current fiscal year performance rather than research analyst estimates because of the significant disparity between the two. R-H also calculated the ratio of firm value to LTM earnings before interest and taxes ("EBIT") and the ratio of firm value to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"). These multiples were considered but were not used in calculating the implied equity value since Big B's LTM EBIT and EBITDA were considerably below Big B's historical and expected future levels of profitability. Using the preceding multiples, R-H calculated an implied equity value per Share ranging from $12.47 to $18.66 excluding the LTM EBIT and LTM EBITDA methods. R-H then calculated both an unweighted average implied equity value per share and a weighted average implied equity value per Share. The unweighted average was $15.18 per Share. The weighted average, which assigned greater importance to Big B management's earnings per Share projected for calendar 1996 and 1997, was $14.41 per Share.

Analysis of Mergers and Acquisitions

     R-H reviewed and compared the consideration paid in selected mergers and acquisitions in the chain drug retailing industry since 1991, including Rite Aid Corporation's acquisition of Perry Drug Stores Inc., its pending acquisition of Thrifty Payless Holdings Inc., its failed attempt to acquire Revco, J.C. Penney Co.'s acquisition of Fay's Inc., Revco's acquisition of Hook-SupeRx Inc. and Cardinal Health Inc.'s acquisition of Medicine Shoppe International. R-H compared firm value to LTM Sales, LTM EBITDA and LTM EBIT and to current fiscal year ("CFY") estimates as projected by research analysts prior to the acquisition for Sales, EBITDA and EBIT in its analyses. Due to Big B's loss in fiscal 1996, R-H did not consider LTM EBIT and LTM EBITDA as relevant. As mentioned in the preceding paragraph, R-H used Big B's management projections rather than research analyst projections because of the significant disparity between the two when computing the relevant values from CFY multiples. The average per share implied values based on LTM Sales, CFY Sales, CFY EBITDA and CFY EBIT ranged from $10.13 to $15.35, respectively. In addition to an analysis of average multiples for these transactions, weighted average multiples based on the similarity of the target in these transactions to Big B were applied to those of Company projections. The multiples based on the acquisition of Perry Drug Stores Inc. by Rite Aid Corporation and the acquisition of Fay's Inc. by J.
C. Penney Co. were given a 75% weighting due to the targets being regional chains with revenues similar to Big B, while the multiples based on the remainder of the acquisitions mentioned above were given a 25% weighting. The weighted average implied per share values based on LTM Sales, CFY Sales, CFY EBITDA and CFY EBIT ranged from $9.57 to $16.76, respectively.

Analysis of Acquisition Premiums

     R-H reviewed and compared the acquisition premiums derived from the difference between the total equity considerations paid compared to the target companies' stock prices one day prior, one week prior, and four weeks prior to the announcement of the transactions both for transactions involving chain drug retailers and for all transactions ranging from $200 million to $500 million that were announced between January 1, 1996 and October 25, 1996. For transactions involving chain drug retailers, the average percent premiums paid compared to the target's stock price one day prior, one week prior and four weeks prior to the announcement of the transaction were 22.5%, 31.0% and 41.4%, respectively. The implied per share values based on the average percent premium paid compared to one day prior, one week prior and four weeks prior to the announcement date applied to Big B's closing stock price on the appropriate dates ranged from $13.59 to $15.47. For all transactions ranging from $200 million to $500 million that were announced between January 1, 1996 and October 25, 1996, the average percent premiums paid compared to one day prior, one week prior and four weeks prior to the announcement of the transaction were 27.6%, 32.0% and 36.4%, respectively. The implied per share values based on the average percent premium paid compared to one day prior, one week prior and four weeks prior to the announcement date applied to Big B's closing stock price on the appropriate dates ranged from $13.69 to $16.11.

Discounted Cash Flow Analysis

     R-H performed a discounted cash flow analysis using Big B management's financial projections to estimate the net present value of the Shares. R-H calculated a range of net present values of Big B's free cash flows (defined as after tax earnings before interest plus depreciation and amortization, less capital expenditures and any increase in net working capital) for the years 1997 through 2001 using discount rates ranging from 13% to 15%. R-H also calculated a range of present values of Big B's projected terminal values in the year 2001 based on discount rates ranging from 13% to 15% and on multiples ranging from 8x to 10x projected EBITDA for 2001. These multiples were consistent with public market trading multiples for chain drug retailers. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After deducting Big B's net debt, R-H arrived at an indicated range of net present value per share of common stock from $14.10 to $18.72.

Strategic Merger Analysis

     R-H analyzed the financial feasibility of a merger with selected publicly-traded chain drug retailers, including Revco, which management believed were among the more likely strategic merger partners for Big B, based on several factors including financial strength, geographic location and potential synergies. Utilizing several alternative transaction structures and assuming a range of purchase prices and merger synergies, R-H calculated the estimated dilution to each potential purchaser's projected calendar 1997 earnings per share. Assuming modest merger synergies, R-H observed that prospective purchasers could afford to pay $15.00 to $17.00 per share in cash without diluting calendar 1997 earnings per share, depending on the purchaser. Assuming more extensive merger synergies, R-H observed that prospective purchasers could afford to pay the Merger Price or higher in cash without diluting calendar 1997 earnings per share, depending on the purchaser. R-H noted that its strategic merger analysis should not be interpreted as an indicator of what price should be achieved by Big B in a strategic sale. Rather, the analysis should be interpreted as a reference for what price a strategic purchaser might be willing to pay under certain assumptions if such a purchaser were interested in purchasing Big B.

Information Concerning Big B's Financial Advisor

     R-H is a nationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for corporate and other purposes. Management selected R-H because of its expertise, reputation and familiarity with Big B and the chain drug retailing industry in addition to its substantial experience with mergers and acquisitions and in securities valuation generally.

     In the past, R-H has been involved with Big B as an underwriter and financial advisor and has received customary fees. In the ordinary course of R-H's business, R-H actively trades in Shares for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to a letter agreement dated August 19, 1996 (the "R-H Engagement Letter"), Big B engaged R-H to provide investment banking advice and services to Big B in connection with Big B's review and analysis of potential business combinations. Big B agreed to pay R-H a retainer of $75,000, an additional fee of $100,000 to provide services in response to a specific overture from a third party and a fee of $400,000 (collectively, the "Advisory Fee") upon rendering an opinion as to whether or not the consideration payable to public Shareholders in the Offer and the Merger is fair from a financial point of view. In addition, if the Offer and Merger are consummated, Big B has agreed to pay R-H additional compensation, based on a percentage of the total consideration for Big B's common stock, less the amount of the Advisory Fee. This additional compensation will be approximately $1.35 million. Due to its contingent nature, this compensation arrangement could be viewed as creating a conflict of interest for R-H. Pursuant to the R-H Engagement Letter, Big B has agreed to reimburse R-H for reasonable expenses incurred by R-H, including fees and disbursements of counsel, and to indemnify R-H against certain liabilities in connection with its engagement.

                              THE MERGER AGREEMENT

     Big B, Revco and Sub have entered into the Merger Agreement, and Revco, Sub and certain Shareholders have entered into the Support Agreement. The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Exhibit A, and the Support Agreement, a copy of which is attached hereto as Exhibit B. Such summary is qualified in its entirety by reference to the Merger Agreement and the Support Agreement.

THE MERGER AGREEMENT

     The Offer. In the Merger Agreement, Sub agreed to amend the Original Offer to provide for the terms and conditions of the Offer, including, among other things, (a) by amending the Original Offer to increase the purchase price offered from $15 per Share to $17.25 per Share and (b) by amending and restating the conditions to the Original Offer to those set forth in Section 8 of the Supplement to the Offer to Purchase.

     The Merger. The Merger Agreement provides that, following the satisfaction or waiver of the conditions set forth therein, either, at Revco's election, Sub will be merged with and into Big B, with Big B continuing as the surviving corporation or Big B will be merged with and into Sub, with Sub continuing as the surviving corporation (in either case, the "Surviving Corporation"), and in either event, each then outstanding Share (other than Shares held in the treasury of Big B, Shares owned by Revco, Sub or any other subsidiary of Revco or of Big B (all of which Shares will be cancelled), or Shares held by shareholders who properly exercise their dissenters' rights under Alabama law (which Shares will become the right to receive such consideration as may be determined to be due under the Alabama Dissent Provisions)) will be converted into the right to receive $17.25 per Share in cash, without interest thereon. Revco has elected to cause Sub to be merged with and into Big B, with Big B continuing as the Surviving Corporation.

     Directors and Officers. The directors of Sub upon the effectiveness of the Merger will be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Big B upon the effectiveness of the Merger will be the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Exchange Procedures. Pursuant to the Merger Agreement, as soon as reasonably practicable after the effectiveness of the Merger, a letter of transmittal shall be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the effectiveness of the Merger represented outstanding Shares whose Shares were converted into the right to receive $17.25 per Share in cash, without interest thereon. Such letters of transmittal shall be accompanied by instructions for use in effecting the surrender of the Certificates. After receipt of such letter of transmittal, each holder of Certificates should surrender such Certificates to the paying agent for the Merger pursuant to and in accordance with the instructions accompanying such letter of transmittal, and each such holder shall receive in exchange therefor the amount of cash to which such holder is entitled, and the Certificate so surrendered shall be cancelled. After the effectiveness of the Merger, each Certificate, until so surrendered, will be deemed to represent only the right to receive upon surrender $17.25 per Share in cash, without interest thereon. No interest shall be paid or shall accrue upon the surrender of any Certificate.

     Representations and Warranties. The Merger Agreement contains representations and warranties by Big B with respect to, among other things, its organization, its capitalization, its authority to enter into the Merger Agreement and the Support Agreement (as defined below, and together, the "Operative Agreements"), its filings with the Commission and its financial statements, the absence of certain changes in its business, the information supplied by Big B in connection with the Offer, Big B's employee benefit plans and other compensation arrangements, the absence of certain litigation with respect to Big B, compliance by Big B with applicable law, the inapplicability of the Rights Agreement to the Offer and the Merger, tax matters relating to Big B, certain facts and the absence of certain provisions of the articles of incorporation and Bylaws of Big B's subsidiaries related to certain state anti-takeover statutes and real property matters.

     The Merger Agreement also contains representations and warranties by Revco and Sub with respect to, among other things, their organization, their authority to enter into the Operative Agreements, the information supplied by them in connection with the Offer, their ability to finance the purchase of the Shares and the absence of certain litigation with respect to Revco.

     Covenants of Big B. In the Merger Agreement, Big B has agreed that, among other things, during the period from the date of the Merger Agreement until the time the Merger is effective, (a) Big B and its subsidiaries will carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted through the date of the Merger Agreement and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses are unimpaired at the effectiveness of the Merger, and (b) Big B will not, and will not permit any of its subsidiaries to: (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital shares, other than dividends and distributions by any direct or indirect wholly owned subsidiary of Big B to its parent (except for regular quarterly dividends on the Shares declared and paid at times consistent with past practice in an amount not in excess of $0.05 per Share per quarter), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Big B or (z) repurchase, redeem or otherwise acquire, any shares of capital stock of Big B or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire such shares or other securities; (ii) issue, deliver, sell, pledge or otherwise encumber any capital shares, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Shares upon the exercise of Employee Options (as defined below) outstanding on the date of the Merger Agreement in accordance with their present terms and (y) the issuance of Shares upon conversion of Big B's 6.5% Convertible Subordinated Debentures Due 2003 (the "Convertible Debentures")); (iii) amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;
(iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Big B and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice or in the fulfillment of contracts in existence on the date of the Merger Agreement and copies of which have been made available to Revco; (v) sell, lease, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its material properties or assets, except sales of inventory in the ordinary course of business consistent with past practice; (vi)
(y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Big B or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to Big B or any direct or indirect wholly owned subsidiary of Big B; (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $5 million; (viii) make any tax election or settle or compromise any income tax liability; (ix) except for certain items previously disclosed to Revco, grant to any executive officer any increase in compensation or in severance or termination pay, except in each case as was required under employment agreements in effect as of the date of the Merger Agreement, or enter into any employment, severance or termination agreement with any executive officer; (x) adopt or implement any change in accounting methods, principles or practices materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment required pursuant to an order of a court of competent jurisdiction and the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Big B included in the documents filed with the Commission and publicly available prior to the date of the Merger Agreement, or incurred in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Big B or any of its subsidiaries is a party; or (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

     In addition to the foregoing, Big B has agreed in the Merger Agreement that it will not take any action, or permit any of its subsidiaries to take any action, that would, or could reasonably be expected to, result in (a) any of the representations and warranties of Big B set forth in the Merger Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (c) except as permitted pursuant to the provision described below under "Prohibition on Solicitation", any of the conditions to the Offer set forth in
Section 8 to the Supplement to the Offer to Purchase or any of the conditions to the Merger set forth in the Merger Agreement not being satisfied.

     Prohibition on Solicitation. Pursuant to the Merger Agreement, Big B has agreed that Big B and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Takeover Proposal (as defined below). In addition, Big B shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or advisor retained by it or any of its subsidiaries to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, in the event that prior to the acceptance for payment of Shares pursuant to the Offer an unsolicited Takeover Proposal is made and the Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Shareholders under applicable law, Big B may deliver a written notice to that effect promptly to Revco and thereafter, subject to compliance with the provisions described in the second succeeding paragraph, (x) furnish, pursuant to a confidentiality agreement that is not less favorable to Big B than the Confidentiality Agreement, information with respect to Big B to the person making such unsolicited Takeover Proposal and (y) participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, the Merger Agreement provides that any violation of the restrictions set forth in the preceding sentence by any director or employee of Big B or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other advisor, representative or agent of Big B or any of its subsidiaries, whether or not such person is purporting to act on behalf of Big B or any of its subsidiaries or otherwise, shall be deemed to be a breach of the provisions described in this paragraph by Big B. For purposes of the Merger Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase in any manner of a substantial amount of assets of Big B and subsidiaries (taken as a whole) or an interest in any substantial amount of voting securities of Big B or any Significant Subsidiary (as defined in the Merger Agreement), any tender offer or exchange offer that if consummated would result in any person beneficially owning any voting securities of Big B or any Significant Subsidiary, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Big B or any of its subsidiaries, other than the transactions contemplated by the Operative Agreements, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or that would reasonably be expected to dilute materially the benefits to Revco or Sub of the transactions contemplated by the Operative Agreements.

     The Merger Agreement also provides that neither the Board of Directors nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Revco or Sub, the adoption, approval or recommendation by the Board of Directors or any such committee of the Offer, the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or take any action (except, at the request of Revco upon five business days' prior written notice, redeem the Rights prior to the effectiveness of the Merger), or make any determination, under the Rights Agreement to facilitate any Takeover Proposal or (iii) cause or permit Big B to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Shareholders under applicable law, the Board of Directors may withdraw or modify its adoption, approval or recommendation of the Offer, the Merger Agreement and the Merger at any time following Revco's receipt of written notice (a "Notice of Superior Proposal") advising Revco that the Board of Directors has received a Superior Proposal and identifying the person making such Superior Proposal. For purposes of the Merger Agreement, a "Superior Proposal" means any bona fide Takeover Proposal for all outstanding Shares on terms that the Board of Directors determines in its good faith judgment (based on the written opinion of R-H or another financial advisor of nationally recognized reputation, which opinion takes into account all the terms and conditions of the Takeover Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are not more favorable to the person or persons making such Takeover Proposal and provide greater present value to all the Shareholders, in each case, than the Merger Agreement, the Offer and the Merger taken as a whole.

     In addition to the obligations of Big B described in the two preceding paragraphs, the Merger Agreement provides that Big B shall immediately advise Revco orally and in writing of any request for information or of any Takeover Proposal, or of any inquiry with respect to or which could lead to any Takeover Proposal and the material terms and conditions of such request, Takeover Proposal or of inquiry and the identity of the person making such request, Takeover Proposal or inquiry. Big B shall keep Revco fully informed of the status and material terms (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     The Merger Agreement provides that nothing described in the preceding three paragraphs prohibits Big B from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Shareholders if the Board of Directors determines in good faith, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Shareholders under applicable law; provided, however, that neither Big B nor the Board of Directors nor any committee thereof shall, except as permitted by the provisions described in the second preceding paragraph, withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

     Shareholder Approval; Preparation of Proxy Statement. The Merger Agreement provides that if Shareholder approval of the Merger Agreement is required by law, Big B, shall, at Revco's request, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of Shareholders for the purpose of approving the Merger Agreement and the transactions contemplated by the Operative Agreements. The Merger Agreement also provides that Big B shall, through the Board of Directors, recommend to Shareholders approval of the Merger Agreement, including the Plan of Merger contained therein, and the transactions contemplated by the Operative Agreements, except to the extent that the Board of Directors shall have withdrawn or modified its approval or recommendation of the Offer, the Merger Agreement or the Merger as permitted by the provisions described in the second paragraph under "Prohibition on Solicitation" above. Further, Big B agreed that its obligations described in the first sentence of this paragraph would not be affected by (i) the commencement, public proposal, public disclosure or communication to Big B of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of its approval or recommendation of the Offer, the Merger Agreement or the Merger. The Merger Agreement also provides that, if requested by Revco, Big B shall from time to time postpone or adjourn the Shareholders

Meeting to allow Revco and Big B additional time to seek proxies in favor of approval of the Merger Agreement and the transactions contemplated by the Operative Agreements.

     The Merger Agreement also provides that if at any time prior to the approval of the Merger Agreement by the Shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Big B shall promptly prepare and mail to Shareholders such an amendment or supplement. The Merger Agreement provides that Big B shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Revco reasonably objects. The Merger Agreement provides that Revco shall cause all Shares purchased pursuant to the Offer and all other Shares owned by Sub or any other subsidiary of Revco to be voted in favor of the approval of the Merger Agreement.

     Access to Information; Confidentiality. Pursuant to the Merger Agreement, from the date of the Merger Agreement to the effectiveness of the Merger, subject to the appropriate provisions of confidentiality agreements applicable to Big B, Big B shall, and shall cause each of its subsidiaries to, afford to Revco, and to Revco's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the effectiveness of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Big B shall, and shall cause each of its subsidiaries to, furnish promptly to Revco (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Revco may reasonably request.

     The Merger Agreement provides that except as required by law, Revco shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available (otherwise than through the wrongful act of any such person) and shall use its best efforts to ensure that such persons do not disclose such information to others without the prior written consent of Big B. The Merger Agreement provides that in the event of termination of the Merger Agreement for any reason, Revco shall promptly return or destroy all documents containing nonpublic information so obtained from Big B or any of its subsidiaries and any copies made of such documents. The Merger Agreement provides that Big B or its representatives have requested the return or destruction of confidential information of Big B provided by Big B or its representatives from each of the parties that executed confidentiality or standstill agreements following public announcement of the Original Offer and Big B agreed not to waive, amend or modify any provision of any such agreement without prior written consent of Revco.

     Best Efforts; Notification. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, unless, to the extent permitted by the provisions described in the second paragraph under "Prohibition on Solicitation" above, the Board of Directors approves or recommends a Superior Proposal, each of the parties agreed to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other transactions contemplated by the Operative Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities (as defined in the Merger Agreement) and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any Operative Agreement or the consummation of any of the transactions contemplated by the Operative Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Operative Agreements. The Merger Agreement provides that in connection with and without limiting the foregoing, Big B and the Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, any Operative Agreement or any of the other transactions contemplated by the Operative Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, any Operative Agreement or any other transaction contemplated by any Operative Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by the Operative Agreements may be consummated as promptly as practicable on the terms contemplated by the Operative Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by the Operative Agreements. The Merger Agreement provides that notwithstanding the foregoing, the Board of Directors shall not be prohibited from taking any action permitted by the provisions described in the second paragraph under "Prohibition on Solicitation" above.

     The Merger Agreement provides that Big B shall give prompt notice to Revco, and Revco or Sub shall give prompt notice to Big B, of (i) any representation or warranty made by it contained in the Merger Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement.

     Directors. For a description of certain provisions of the Merger Agreement relating to Sub's appointment of directors to the Board, see "Interests of Certain Persons in the Transaction -- Board of Directors; Corporate Governance" and "Share Ownership of Directors and Executive Officers -- The Sub Designees."

     Stock Options; Benefit Plans. For a description of certain provisions of the Merger Agreement relating to benefits arrangements for directors and officers, see "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION -- Treatment of Stock Options; Certain Employee Benefits" and "-- Indemnification and Insurance."

     Rights. For a description of certain provisions of the Merger Agreement relating to the Rights and the Rights Agreement, see "PARTIES TO THE
MERGER -- Certain Information Concerning Big B".

     Conditions to Merger. The Merger Agreement provides that the respective obligations of each party to the Merger Agreement to effect the Merger shall be subject to the satisfaction or waiver of, prior to the closing of the transactions contemplated by the Merger Agreement, the following conditions: (a) if required by applicable law, the Merger Agreement and the appropriate Plan of Merger contained therein and the transactions contemplated thereby shall have been approved by the affirmative vote of 66 2/3% of the outstanding Shares in accordance with the ABCA and Big B's Articles (Certificate) of Incorporation; and (b) no temporary restraining order, preliminary or permanent injunctive or other order issued by any court of competent jurisdiction or other legal restraint or prohibition arising under the authority of any Governmental Entity preventing the consummation of the Merger shall be in effect. The Merger Agreement provides that the obligations of Revco and Sub to effect the Merger is further subject to the condition that there shall not be pending any suit, action or proceeding by any Governmental Entity that has a substantial likelihood of success (other than any suit, action or proceeding pending on the date of consummation of the Offer) (i) challenging the acquisition by Revco or Sub of any Shares, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by any Operative Agreement, or seeking to obtain from Big B, Revco or Sub any damages that are material in relation to Big B and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Big B, Revco or any of their respective subsidiaries of any material portion of the business or assets of Big B, Revco or any of their respective subsidiaries, or to compel Big B, Revco or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Big B, Revco or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by any Operative Agreement, (iii) seeking to impose limitations on the ability of Revco or Sub to acquire or hold, or exercise full rights of ownership of, any Shares, including, without limitation, the right to vote the Common Stock purchased by it on all matters properly presented to the Shareholders or (iv) seeking to prohibit Revco or any of its subsidiaries from effectively controlling in any material respect the business or operations of Big B or its subsidiaries.

     Termination. The Merger Agreement provides that it may be terminated at any time prior to the effectiveness of the Merger, whether before or after approval of matters presented in connection with the Merger by the Shareholders:
(a) by mutual written consent of Revco and Big B; (b) by either Revco or Big B:
(i) if, upon a vote at a duly held Shareholders Meeting or any adjournment thereof at which Revco voted all Shares beneficially owned by it in accordance with the Merger Agreement, any required approval of the Shareholders shall not have been obtained; provided, however, that Big B shall not have the right to terminate the Merger Agreement pursuant to this clause (i) if (A) any Shares beneficially owned on the date of the Merger Agreement by any Shareholder party to the Support Agreement that are not purchased pursuant to the Offer are not voted in favor of the Merger and such approval would have been obtained had all such Shares been so voted or (B) Big B is in violation of any of the provisions above under "Prohibition on Solicitation", "Shareholder Approval; Preparation of Proxy Statement" or "Best Efforts; Notification"; (ii) if, as the result of the failure of any of the conditions set forth in Section 8 of the Supplement to the Offer to Purchase, the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any Shares pursuant to the Offer; provided, however,that the right to terminate the Merger Agreement pursuant to the provisions described in this clause (ii) shall not be available to any party whose failure to fulfill any of its obligations under, or breach of any provisions of, any Operative Agreement results in the failure of any such condition; or (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (c) by Big B if (i) Big B shall have given Revco a Notice of Superior Proposal with respect to a Takeover Proposal, (ii) at least five business days later, the Board shall have determined in good faith (based on the written opinion of R-H or another financial advisor of nationally recognized reputation, which opinion takes into account all the terms of such Takeover Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) that the terms of such Takeover Proposal are not more favorable to the person or persons making such Takeover Proposal and provide greater present value to all the Shareholders, in each case, than the Merger Agreement, the Offer and the Merger taken as a whole in light of any improved terms proposed by Revco or Sub prior to the expiration of such five-business-day period and (iii) Big B has paid to Revco the Termination Fee as described in "Fees and Expenses" below; or (d) by Revco if it shall have received a Notice of Superior Proposal pursuant to the provisions described in the second paragraph under "Prohibition on Solicitation" above. Upon termination, the Merger Agreement shall, with certain exceptions, become null and void and have no effects, without liability or obligation on the part of Revco, Sub or Big B, except for any liability resulting from any wilful or material breach of the Operative Agreements.

     Fees and Expenses. The Merger Agreement provides that, except as provided in the following paragraph, all fees and expenses incurred in connection with the Offer, the Merger, the Merger Agreement and the transactions contemplated by the Operative Agreements will be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

     Under the Merger Agreement, Big B will pay to Revco upon demand in cash a fee of $15 million (the "Termination Fee"), payable in same-day funds, if: (i) the Merger Agreement is terminated pursuant to the provisions described in clause (b)(ii) under "Termination" above as a result of the failure of any condition described in paragraph (d) (other than clause (ii)(A) thereof), (e) or
(f) of Section 8 of the Supplement or (ii) the Merger Agreement is terminated pursuant to the provisions described in clause (c) under "Termination" above. The Merger Agreement provides that if it is terminated as a result of a wilful and material breach of the Merger Agreement by Revco or Sub, Revco shall pay Big B in cash, payable in same-day funds, $5 million (the "Expenses") in lieu of reimbursement of Big B for all fees and expenses incurred or paid by or on behalf of it or any of its affiliates in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by the Operative Agreements. The Merger Agreement provides that if it is terminated pursuant to the provisions described in clause (b)(ii) under "Termination" above as a result of the failure of the Minimum Tender Condition or pursuant to the provisions described in clause (d) under "Termination" above, Big B shall pay Revco in cash, payable in same-day funds, the Expenses.

     Litigation. The Merger Agreement provides that Revco and Big B shall promptly enter into stipulations dismissing without prejudice all litigation currently pending between them or their respective affiliates and representatives, or commenced by or on behalf of any of them in connection with the Offer, and promptly to cause such stipulations to be filed in connection with such litigation. The Merger Agreement provides that each such stipulation shall provide that the relevant litigation shall be deemed to be dismissed with prejudice from and after the effectiveness of the Merger. In addition, the Merger Agreement provides that (a) Big B shall not reinstate (or permit its affiliates or representatives to reinstate) any such litigation so long as Revco and Sub are not in material breach of their respective obligations under the Merger Agreement and (b) each of Revco and Sub shall not reinstate (or permit its affiliates or representatives to reinstate) any such litigation so long as Big B is not in material breach of its obligations under the Merger Agreement.

     The Merger Agreement also provides that Big B shall give Revco the opportunity to participate in the defense or settlement of any shareholder litigation against Big B or its directors or officers relating to any of the transactions contemplated by the Operative Agreements; provided, however, that no such settlement shall be agreed to without Revco's consent, which shall not be unreasonably withheld.

     Amendment, Extension and Waiver. The Merger Agreement provides that it may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, provided, however, that after any approval of the Merger Agreement by the Shareholders, no amendment will be made to the Merger Agreement which by law requires further approval by such shareholders without the further approval of such Shareholders.

     At any time prior to the effectiveness of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto or (c) subject to the preceding paragraph, waive compliance with any of the agreements or conditions contained in the Merger Agreement, provided such waiver or extension is set forth in a written instrument signed on behalf of such party.

THE SUPPORT AGREEMENT

     Revco and Sub have entered in a Support Agreement, dated as of October 27, 1996 (the "Support Agreement"), with Anthony J. Bruno, Arthur M. Jones, Sr., Vincent J. Bruno and James A. Bruno, each of whom was an officer and a director of Big B on that date, as well as with certain entities related to Vincent J. Bruno (collectively, the "Subject Shareholders"). The following is a summary of certain provisions of the Support Agreement. Such summary is qualified in its entirety by reference to the Support Agreement, a copy of which is filed as Exhibit B hereto and is incorporated herein by reference.

     Pursuant to the Support Agreement, the Subject Shareholders have agreed that at any meeting of shareholders called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, such Subject Shareholder shall vote (or cause to be voted) all Shares then beneficially owned by such Subject Shareholder in favor of the Merger, the adoption by Big B of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. Arthur M. Jones, Sr. and James A. Bruno sold all Shares beneficially owned by each of them to Sub pursuant to the Offer. The Support Agreement further provides that at any meeting of Shareholders or at any adjournment thereof or in any other circumstances upon which such Subject Shareholder's vote, consent or other approval is sought, such Subject Shareholder shall vote (or cause to be voted) all Shares then beneficially owned by such Subject Shareholder against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Big B or any other Takeover Proposal, (ii) any amendment of Big B's Articles (Certificate) of Incorporation or Bylaws or other proposal or transaction that could impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Revco or Sub of the transactions contemplated by the Merger Agreement and (iii) against any candidate for election to the Board not approved by Revco.

     There are 2,041,177 Shares (the "Subject Shares"), representing approximately 9.4% of the Shares outstanding on the Record Date, which are covered by the terms of the Support Agreement. The Subject Shareholders have also agreed that they will not (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person (A) other than Sub or the Sub Designee or (B) by operation of law upon the death of such Subject Shareholder or (ii) enter into any voting agreement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal.

     The Support Agreement provides that a Subject Shareholder shall not, nor shall it permit any investment banker, attorney or other advisor or representative of such Subject Shareholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. In the Support Agreement each Subject Shareholder also grants to Sub, with full power of substitution, a proxy covering all the Subject Shares of such Subject Shareholder to vote such Subject Shares in accordance with the requirements of the Support Agreement. The proxy is coupled with an interest and is irrevocable to the maximum extent permitted by Alabama law. The obligations of the Subject Shareholders under the Support Agreement, including the proxy granted pursuant to the Support Agreement, will terminate on the termination of the Merger Agreement; provided, however, that, if any Subject Shareholder fails to comply with its obligations under the Support Agreement to vote (or cause to be voted) all Shares then beneficially owned by such Subject Shareholder in favor of the Merger, the adoption by Big B of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, the obligations of such Subject Shareholder under the Support Agreement described above shall not terminate until the third anniversary of the date of the Support Agreement.

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     In considering the recommendation of the Board with respect to the Merger Agreement and the transactions contemplated thereby, Shareholders should be aware that certain members of management of Big B and of the Board have interests in the Merger that are different from, or in addition to, the interests of Shareholders generally.

     Severance Agreements. The executive officers of Big B are parties to Employment Continuity Agreements (the "Severance Agreements") with Big B. Under the terms of the Severance Agreements, before certain amendments made in contemplation of the execution of the Merger Agreement (which amendments are described below under "-- Amendment Agreements") a participating executive will generally become entitled to receive benefits if the executive's employment is terminated by the executive for "Good Reason" or by Big B without "Cause" within two years following a "Change of Control" which includes the completion of the Offer. The term "Cause" is defined to mean the commission of certain crimes or a wilful breach of duty if such neglect is not cured within 30 days of notice. An executive's termination of his employment is deemed to be for "Good Reason" if any of the following occurs within two years of such termination: (i) a substantial change in the nature, or diminution in the status, of the individual's duties or position, (ii) a reduction in the annual base salary provided to the individual, (iii) removal from the then current executive position, (iv) a failure to provide substantially the same support staff, (v) a material reduction in other benefits, (vi) relocation of the executive's principal place of business outside Birmingham, Alabama, or (vii) a failure to obtain the assumption of the Severance Agreement.

     The benefits payable under the Severance Agreements consist of a lump sum cash payment equal to three times, for Anthony J. Bruno, Arthur M. Jones, Sr. and James A. Bruno, two times for Vincent J. Bruno, Bobby W. Little and Michael Tortorice, and one times for Eugene Beckmann, Steven Taylor and Paul Bruno, the sum of the executive's base salary at the time of termination and his average incentive compensation bonus for the three years preceding termination. Other benefits provided include the continuation of certain health, disability, and life insurance benefits for life. The Severance Agreements provide that amounts payable thereunder will be reduced as necessary to prevent the nondeductibility of any portion thereof by virtue of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     Employment and Deferred Compensation Agreements. The 1995 Employment and Deferred Compensation Agreements (the "Employment Agreements") between Big B and the executive officers of Big B provide that certain retirement benefits are to be paid to those officers upon their retirement after age 65 or after 5 years of employment with Big B. These benefits become vested in the officer ratably over a 25-year period until age 65 is reached at which time full vesting is achieved. Cash retirement benefits in a monthly amount equal to 4.2% of the officer's average annual compensation for the three fiscal years ended immediately prior to his retirement date are to be paid to the officer for a period of 120 months following the date of his retirement. In addition, the officer is entitled to participate in Big B's health insurance plan for the remainder of his life. In the event of the officer's death after retirement and during such 120-month period, Big B will be obligated to continue the payments to his spouse or heirs for the remainder of the 120-month term. In the event an officer becomes permanently disabled or dies prior to attaining age 65, Big B will be obligated to make the monthly cash payments to him, or to his wife or heirs in the event of his death, for such 120-month period. Big B accrues the present value of such retirement benefits from the date of such agreement to the normal retirement date. The occurrence of any event which entitles an executive officer to receive payment under his Severance Agreement is treated as a "retirement" under his Employment Agreement, entitling him to receive payments thereunder, on a fully vested basis, and a right to elect to receive a present value lump sum payment. It has been agreed that amounts payable under the Employment Agreements will be reduced as necessary to prevent the nondeductibility of any portion thereof by virtue of Section 280G of the Code.

     Amendment Agreements. The Board of Directors, at its meeting on October 27, 1996, authorized Big B to enter into amendments (collectively, the "Amendment Agreements") to the Severance Agreements and to the Employment Agreements. Pursuant to the Amendment Agreements, each such officer will be entitled to receive the full amount of his severance benefit under his Severance Agreement if his employment is terminated for any reason, other than termination by Big B for Cause, between the 90th day and the 180th day after the occurrence of a Change in Control Event (which has occurred due to the completion of the Offer). In addition, the Amendment Agreements confirm that, upon any termination of employment that would entitle an officer to payments under his Severance Agreement, such officer will be entitled to receive under his Employment Agreement certain health insurance benefits and the immediate commencement of the payment of the 120 monthly installments of deferred compensation provided for in such agreement (such commencement date to be reflected in the calculation of the lump sum payment that the officer may elect under such agreement). Finally, the Amendment Agreements confirm that, pursuant to certain existing option agreements between Big B and its executive officers in respect of options issued under Big B's Stock Option Plan, each such officer shall be paid an amount equal to 50% of any taxable income resulting from the "cash out" of such options in the Merger, which amount is intended as reimbursement for income taxes in respect of such taxable income and has historically been paid by Big B in connection with the exercise of non-qualified options issued under Big B's Stock Option Plan.

     Certain Arrangements Concerning Big B Directors. On October 27, 1996, the Board approved a payment of $10,000 to each of Charles A. McCallum, Susan W. Matlock and Richard Cohn, members of the Big B Board, as special compensation in exchange for the substantial additional services rendered and expected to be rendered by such individuals in connection with the extraordinary events surrounding the Offer and the Merger, the Board's consideration of and response to the Offer and the Merger, and the Board's consideration of alternatives to maximizing shareholder value. None of Mr. McCallum, Ms. Matlock or Mr. Cohn is an officer of Big B.

     Board of Directors; Corporate Governance. The Merger Agreement provides that, upon Sub's acceptance for payment and payment for Shares pursuant to the Offer, Sub became entitled to designate such number of directors on the Board as would give Sub, subject to compliance with Section 14(f) of the Exchange Act and Alabama law, a majority of the directors of Big B. The Merger Agreement further provides that, notwithstanding the foregoing, until the effectiveness of the Merger, Big B shall have on the Board at least three directors who were directors of Big B as of the date of the Merger Agreement. Subject to applicable law, Big B has agreed to take all action necessary to effect the election of the Sub designees to the Board and in connection therewith, Big B will promptly, at the option of Revco, either increase the size of the Board or obtain the resignation of such number of its current directors as is necessary to enable the Sub designees to be elected to the Board as provided above.

     Treatment of Stock Options; Certain Employee Benefits. Pursuant to the Merger Agreement, the terms of all outstanding employee stock options to purchase Shares ("Employee Options") and all outstanding stock appreciation rights ("SARs") granted under any stock option or stock appreciation rights plan, program or arrangement of Big B (collectively, the "Stock Plans") have been amended to provide that each vested and unvested Employee Option (and any SAR related thereto) outstanding immediately prior to the acceptance for payment of Shares pursuant to the Offer shall be canceled in exchange for a cash payment by Big B immediately prior to the effectiveness of the Merger of an amount equal to (i) the excess, if any, of (x) the Offer Price over (y) the exercise price per Share subject to such Employee Option, multiplied by (ii) the number of Shares for which such Employee Option shall not theretofore have been exercised (the "Option Consideration").

     The Merger Agreement provides that the Stock Plans shall terminate as of the effectiveness of the Merger, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of Big B or any interest in respect of any capital stock of Big B shall be deleted as of the effectiveness of the Merger, and Big B shall ensure that following the effectiveness of the Merger no holder of an Employee Option or SAR or any participant in any Stock Plan or other Benefit Plan shall have any right thereunder to acquire any capital stock of Big B or the Surviving Corporation.

     Except as provided in the provisions in the immediately preceding paragraph, the Merger Agreement provides that Revco shall cause the Surviving Corporation to maintain for a period of one year after the effectiveness of the Merger the Benefit Plans of Big B and its subsidiaries in effect on the date of the Merger Agreement or to provide benefits for such period to employees of Big B and its subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of the Merger Agreement.

     In the Merger Agreement, Revco agrees to cause the Surviving Corporation to honor all severance policies and agreements, deferred compensation agreements, employment agreements and death benefit agreements with Big B's officers and employees disclosed to Revco, including certain proposed additional agreements and modifications disclosed to Revco; provided, however, that in no event shall the liability of the Surviving Corporation for severance, post-termination health and other benefits, deferred compensation and acceleration of nonvested stock options under all such policies and agreements exceed $12.5 million. Revco also acknowledges in the Merger Agreement that the transactions contemplated by the Operative Agreements will constitute a change of control for purposes of the agreements described in the preceding sentence.

     Revco acknowledges in the Merger Agreement that, in connection with Big B's annual bonus plan for the fiscal year ending February 1, 1997, (i) Big B shall be deemed to have achieved all targets under such plan and (ii) any employee of Big B whose employment with Big B is terminated by Big B (other than termination for dishonesty or violation of Big B policy) or who terminates his or her employment with the prior written consent of Big B following consummation of the Offer and prior to February 1, 1997, shall upon termination be fully vested under such plan for fiscal year ending February 1, 1997; provided, however, that the liability of Big B under such plan shall be $1,060,000 less any amounts attributable to employees who terminate their employment prior to February 1, 1997, without the prior written consent of Revco or whose employment with Big B is terminated prior to such date for dishonesty or violation of Big B policy.

     Revco acknowledges in the Merger Agreement that, in connection with the Plan, for the fiscal year ending February 1, 1997, Big B shall make a discretionary contribution for such fiscal year in an aggregate amount of $3,100,000.

     Indemnification and Insurance. In the Merger Agreement, Revco and Sub have agreed that all rights to indemnification for acts or omissions occurring prior to the effectiveness of the Merger that are in existence as of the date of the Merger Agreement in favor of the current or former directors or officers of Big B and its subsidiaries as provided in their respective Articles or Certificates of Incorporation or Bylaws or contractual arrangements or as otherwise provided by applicable law shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the effectiveness of the Merger. Pursuant to the Merger Agreement, Revco will, for a period of six years from the effectiveness of the Merger, maintain in effect Big B's current directors' and officers' liability insurance covering those persons who are currently covered by Big B's directors' and officers' liability insurance policy except that, to the extent that such coverage is not obtainable at less than or equal to 225% of the current per annum cost (such 225% amount, the "Maximum Premium"), Revco will be obligated to use its reasonable efforts to purchase only so much coverage as may then be obtained for such amount. Big B represented in the Merger Agreement to Revco that the Maximum Premium is $315,000.

                    CERTAIN TAX CONSEQUENCES TO SHAREHOLDERS

     The receipt of cash pursuant to the proposed Merger will be a taxable transaction for Federal income tax purposes under the Code, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for Federal income tax purposes, a Shareholder will recognize gain or loss equal to the difference between the amount of cash received by the Shareholder pursuant to the proposed Merger and the aggregate tax basis in the Shares converted in the proposed Merger. Gain or loss will be calculated separately for each block of Shares converted in the proposed Merger.

     If Shares are held by a Shareholder as capital assets, except as provided below, gain or loss recognized by the Shareholder will be capital gain or loss, which will be long-term capital gain or loss if the Shareholder's holding period for the Shares exceeds one year. Under current law, long-term capital gains recognized by an individual Shareholder will generally be taxed as a maximum Federal marginal tax rate of 28%, and long-term capital gains recognized by a corporate Shareholder will be taxed at a maximum Federal marginal tax rate of 35%.

     If a holder of Convertible Debentures converts such Debentures into Shares, the holder will recognize no gain or loss on the conversion, and the holder's tax basis and (assuming the Convertible Debentures were held as capital assets) holding period for the Convertible Debentures will carry over to the Shares. If the Shares are converted into cash pursuant to the proposed Merger, the tax results in the two preceding paragraphs will generally apply. However, if the holder's tax basis in the Convertible Debentures is less than their principal amount (such difference being "market discount"), then subject, to a de minimis rule, the untaxed market discount on the Convertible Debentures that had accrued at the time of their conversion into Shares will be taxable as ordinary income rather than capital gain upon any subsequent taxable disposition of the Shares, including when the Shares are converted into cash pursuant to the proposed Merger.

     A securityholder (other than exempt securityholders, including, among others, all corporations and certain foreign individuals and entities) that delivers Shares may be subject to 31% backup withholding unless such securityholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A securityholder that does not furnish its TIN may be subject to a penalty imposed by the IRS.

     If backup withholding applies to a securityholder, the Paying Agent will be required to withhold 31% from payments to such securityholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the securityholder upon filing an income tax return.

     THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO SHARES RECEIVED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF INDIVIDUAL CIRCUMSTANCES. HOLDERS OF SHARES AND CONVERTIBLE DEBENTURES ARE URGED TO CONSULT THEIR TAX ADVISORS TO

DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE PROPOSED MERGER.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     Set forth below is certain supplemental selected consolidated financial information with respect to Big B and its subsidiaries excerpted from the information contained in Big B's Quarterly Report on Form 10-Q for the quarter ended October 26, 1996 (the "Big B 10-Q") filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in Big B's Annual Report on Form 10-K for the fiscal year ended February 3, 1996 (the "Big B 10-K") filed with the Commission under the Exchange Act. More comprehensive financial information is included in the Big B 10-K, Big B 10-Q and other documents filed by Big B with the Commission, and the following summary is qualified in its entirety by reference to Big B 10-K, Big B 10-Q and such other documents and all the financial information (including any related notes) contained therein. The Big B 10-K, Big B 10-Q and such other documents should be available for inspection and copies thereof should be obtainable in the manner set forth under "Available Information."

                                  BIG B, INC.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         FISCAL NINE MONTHS
                                                    FISCAL YEAR ENDED                         ENDED(2)
                                        -----------------------------------------    --------------------------
                                        FEBRUARY 3,    JANUARY 28,    JANUARY 29,    OCTOBER 26,    OCTOBER 21,
                                           1996           1995           1994           1996           1995
                                        -----------    -----------    -----------    -----------    -----------
                                        (52 WEEKS)     (52 WEEKS)     (52 WEEKS)            (UNAUDITED)
SUMMARY OF EARNINGS DATA:
  Net sales...........................   $ 737,146      $ 668,205      $ 595,712      $ 557,406      $ 516,054
  Cost of products sold...............     521,186        460,925        412,560        392,820        360,312
  Income before taxes.................       4,724         23,775         18,434          6,728         13,300
  Net income..........................       2,624         15,097         11,752          4,208          8,310
NET INCOME PER SHARE:
  Primary.............................   $    0.15      $    0.97      $    0.76      $    0.23      $    0.48
  Fully diluted.......................   $    0.15      $    0.89      $    0.72      $    0.23      $    0.46
BALANCE SHEET DATA: (1)
  Total current assets................   $ 214,456      $ 199,762                     $ 232,142
  Total assets........................     298,836        273,492                       317,283
  Total current liabilities...........      68,452         79,092                        89,423
  Total liabilities...................     153,588        166,759                       168,712
  Total shareholders' equity..........     145,248        106,733                       148,571
  Book value per Share................   $    8.15      $    6.86                     $    7.92

---------------

(1) At period end.

(2) Gross profit for the nine month period ended October 26, 1996, was $164,586,000 and for the nine month period ended October 21, 1995, was $155,742,000.

                                   LITIGATION

     On October 3, 1996, a complaint was filed in the Federal Court on behalf of a purported class of public Shareholders alleging that Big B and the employee directors of Big B breached their fiduciary duties to members of the class by enacting the Rights Plan and further alleging that the Rights Plan violates various provisions of the ABCA. The complaint sought preliminary and permanent injunctive relief and a declaratory judgment to, among other things, enjoin implementation of the Rights Plan. Big B intends to vigorously defend against this action.

                           PRICE RANGE OF THE SHARES

     The Shares are included in the Nasdaq National Market and are traded under the symbol BIGB. The following table sets forth, for each of the periods indicated, the high and low sales quotations per Share as reported by the Nasdaq National Market and the Dow Jones News Retrieval Service and the dividends paid on the Shares.

                                                       SALES
                                                     QUOTATION
                                                   -------------
                   FISCAL YEAR                     HIGH     LOW      DIVIDENDS
-------------------------------------------------  ----     ----     ---------
1995
  Quarter ended May 7, 1994......................  $ 12 1/2  $  9 7/8    $0.04
  Quarter ended July 30, 1994....................  $ 12 1/8  $ 10 5/8    $0.04
  Quarter ended October 22, 1994.................  $ 12 1/8  $ 10 3/8    $0.04
  Quarter ended January 28, 1995.................  $ 14 1/2  $ 11 1/2    $0.04
1996
  Quarter ended May 8, 1995......................  $ 15 1/4  $ 13        $0.04
  Quarter ended July 29, 1995....................  $ 15 1/8  $ 13 3/4    $0.05
  Quarter ended October 26, 1995.................  $ 16 1/8  $ 14 1/4    $0.05
  Quarter ended February 3, 1996.................  $ 14 3/4  $  7 1/2    $0.05
1997
  Quarter ended May 11, 1996.....................  $ 11 7/8  $  9 1/4    $0.05
  Quarter ended August 3, 1996...................  $ 11 1/2  $  7 7/8    $0.05
  Quarter ending October 26, 1996................  $ 17      $  9 7/8    $0.05
  Quarter ending January 25, 1997
     (through December 4, 1996)..................  $ 17 1/4  $ 17

     On October 25, 1996, the last full trading day before the first public announcement of the execution of the Merger Agreement, the high and low reported sale prices of the Shares on the Nasdaq National Market were $16 5/8 and $16 3/8 per Share, respectively. Shareholders are urged to obtain current market quotations for the Shares. On November 14, 1996, the Board of Directors declared a dividend of $0.05 per Share to be paid on December 8, 1996 to all Shareholders of record on November 29, 1996.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of the Record Date, Revco and Sub beneficially owned an aggregate amount of 20,463,660 Shares, constituting approximately 94.4% of the Shares outstanding on the Record Date. That figure includes Revco and Sub's deemed beneficial ownership of 2,041,177 Shares pursuant to the Support Agreement.

     To the knowledge of Big B, no person (other than the officers and directors of Big B, whose ownership is disclosed below, and Revco and its affiliates) beneficially owns 5% or more of the outstanding Shares.

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     As of the Record Date, the directors and officers of Big B, as a group (12 persons), beneficially owned 2,041,177 Shares (of which 31,250 Shares are represented by options which are exercisable within sixty days by members of the group under Big B's Employee Stock Option Plan), constituting approximately 9.4% of the Shares outstanding on the Record Date. Set forth in the following table is information concerning the beneficial ownership of Big B's Shares by certain of its executive officers on such date. Except as set forth above, under "SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS," Big B knows of no person (excluding officers and directors of Big B) who may be deemed to own beneficially more than 5% of the Shares outstanding on the Record Date.

                                                    SHARES BENEFICIALLY OWNED
                                                   ---------------------------
                                                   NUMBER OF     PERCENTAGE OF
                                                   SHARES(1)       CLASS(2)
                                                   ---------     -------------
Anthony J. Bruno.................................    742,229         3.6%
Arthur M. Jones, Sr..............................     11,000            *
Vincent J. Bruno.................................  1,298,948         6.3%
James A. Bruno...................................      5,000            *
Bobby W. Little..................................          0            *

---------------

(1) The amounts shown represent the total Shares beneficially owned by such individuals together with Shares which are issuable upon the exercise of all stock options which are currently exercisable. Specifically, the following individuals have the right the acquire to Shares indicated after their names, upon exercise of such options: Arthur M. Jones, Sr., 11,000; Vincent
    J. Bruno, 3,500; and James A. Bruno, 5,000, and all officers and directors as a group, 31,250.

(2) An asterisk indicates that the ownership of Shares does not exceed one percent of the class.

     Vincent J. Bruno is the nephew of Anthony J. Bruno. James A. Bruno is the son of Anthony J. Bruno. These three individuals beneficially own, in the aggregate, 2,046,177 Shares (of which 12,500 Shares are represented by options exercisable within sixty days by Vincent J. Bruno and James A. Bruno under Big B's Employee Stock Option Plan), constituting approximately 9.4% of the total outstanding Shares of Big B.

THE SUB DESIGNEES

     On December 3, 1996, Anthony J. Bruno, Vincent J. Bruno, James A. Bruno and Richard Cohn resigned from the Board of Directors. Pursuant to the Merger Agreement on December 3, 1996, the persons set forth below, who were designated as Sub's nominees (the "Sub Designees"), were elected to the Board of Directors. Pursuant to the Merger Agreement, until the Effective Time of the Merger, subject to compliance with applicable law, the Board shall have at least three directors who are directors on the date of the Merger Agreement (the "Continuing Directors") and if the number of Continuing Directors shall be reduced below three for any reason whatsoever, any remaining Continuing Directors shall be entitled to designate persons to fill such vacancies who shall be deemed to be Continuing Directors for purposes of the Merger Agreement or, if no Continuing Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers, shareholders or affiliates of Big B, Revco or Sub, and such persons shall be deemed to be Continuing Directors for purposes of the Merger Agreement.

     Set forth below are the name, age, present principal occupation or employment and business address for each of the persons who were elected to the board as the Sub Designees. The Board of Directors is currently fixed at seven members. Unless otherwise indicated, the business address for each individual listed below is 1925 Enterprise Parkway, Twinsburg, Ohio 44087. Each of the individuals listed below is a citizen of the United States.

        NAME, AGE AND                    PRESENT PRINCIPAL OCCUPATION OF EMPLOYMENT
       BUSINESS ADDRESS                       AND FIVE-YEAR EMPLOYMENT HISTORY
------------------------------  -------------------------------------------------------------
D. Dwayne Hoven (55)..........  Director, Revco; Chief Executive Officer, Revco (since August
                                1993); President, Revco (since July 1992); Chief Operating
                                Officer, Revco (July 1992 to August 1993); Executive Vice
                                President, Marketing and Stores, Revco (December 1991 to July
                                1992); Member of interim office of President, Revco (June
                                1992 to July 1992); Executive Vice President of Stores, Revco
                                (July 1989 to December 1991 ); Senior Vice President of
                                Distribution, Revco (January 1988 to June 1989); Director,
                                OfficeMax, Inc.; Selected (effective August 27, 1992) to
                                become member of Revco Board to fill vacancy.

Carl A. Bellini (62)..........  Director, Revco; Executive Vice President and Chief Operating
                                Officer, Revco (since October 1993); Executive Vice
                                President, Marketing and Stores, Revco (August 1992 to
                                October 1993); Acting Chief Operating Officer; Standard
                                Brands Paint Co. (December 1991 to April 1992); President and
                                Chief Operating Officer, Erol's, Inc. (June 1989 to June 1991
                                ); Executive Vice President, Store Operations, Revco
                                (December 1987 to June 1989); Selected (effective August 1,
                                1994) to become member of Revco Board to fill vacancy.

Brian P. Carney (36)..........  Senior Vice President, Finance, Revco (since May 1996); Vice
                                President and Controller, Revco (June 1992 to May 1996);
                                director of general accounting, Revco (October 1989 to June
                                1992); Manager, Arthur Andersen & Co. (prior to October
                                1989).

Jack A. Staph (51)............  Senior Vice President, Secretary and General Counsel, Revco
                                (since December 1986); Member, interim office of President,
                                Revco (June 1992 to July 1992); Member, legal staff, Revco
                                (over ten years prior to June 1986).

THE CURRENT DIRECTORS

     The names of the members of the Board other than the Sub Designees are set forth below as well as each member's age, principal occupation, business experience and the period during which each has served as a director of Big B.

ARTHUR M. JONES, SR.                                       Director since 1981
  President, Chief Operating Officer                       Age 48

     Mr. Jones has served as President and Chief Operating Officer of Big B since 1993 and served as Executive Vice President and Secretary/Treasurer from 1981 to 1993.

CHARLES A. MCCALLUM, D.M.D., M.D.
  Professor of Medicine and Dentistry,                     Director since 1993
  University of Alabama at Birmingham ("UAB")              Age 69

     Mr. McCallum served as President of UAB from 1987 to 1993.

SUSAN W. MATLOCK
  Executive Director, Birmingham                           Director since 1995
  Business Assistance Network                              Age 49

                            REGULATORY REQUIREMENTS

     The waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), expired on September 25, 1996. At any time before or after the consummation of the Merger, the Department of Justice, the Federal Trade Commission or another third party could seek to enjoin or rescind the Merger, and notwithstanding that the waiting period under the HSR Act has expired, any state could take any such action under state antitrust laws as it deems necessary or desirable in the public interest.

     Big B is not aware of any governmental approvals or actions that may be required for consummation of the Merger.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen & Co. LLP are not expected to attend the Special Meeting, will not be afforded an opportunity to make a statement and are not expected to be available to respond to questions.

                                 OTHER MATTERS

     Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

                             ADDITIONAL INFORMATION

     Attached to this Proxy Statement is a copy of the Big B 10-K as well as a copy of Big B's Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 1996.

     Big B is subject to the informational requirements of the Exchange Act, and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Big B may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     All information contained in this Proxy Statement concerning Revco and its subsidiaries, including Sub, has been supplied by Revco and has not been independently verified by Big B. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by Big B.

                                 OTHER MEETINGS

     Big B will hold a 1997 Annual Meeting only if the Merger is not consummated before then. In the event of such a meeting, any Shareholder proposals intended to be presented thereat must, in addition to meeting the Shareholder eligibility and other requirements of the Commission's rules governing such proposals, be received by Big B at its principal executive offices no later than December 15, 1996.

Dated: December 5, 1996

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 27, 1996

                                     AMONG

                               REVCO D.S., INC.,

                              RDS ACQUISITION INC.

                                      AND

                                  BIG B, INC.

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
                                   ARTICLE I
                                   The Offer
SECTION 1.01.   The Offer............................................................    A-4
SECTION 1.02.   Company Actions......................................................    A-5

                                  ARTICLE II
                                  The Merger

SECTION 2.01.   The Merger...........................................................    A-6
SECTION 2.02.   Closing..............................................................    A-7
SECTION 2.03.   Effective Time.......................................................    A-7
SECTION 2.04.   Effects of the Merger................................................    A-7
SECTION 2.05.   Certificate of Incorporation and By-laws.............................    A-7
SECTION 2.06.   Directors............................................................    A-8
SECTION 2.07.   Officers.............................................................    A-8

                                  ARTICLE III
                  Effect of the Merger on the Capital Shares
           of the Constituent Corporations; Exchange of Certificates

SECTION 3.01.   Effect on Capital Shares.............................................    A-8
SECTION 3.02.   Exchange of Certificates.............................................    A-9

                                  ARTICLE IV
                        Representations and Warranties

SECTION 4.01.   Representations and Warranties of the Company........................    A-9
SECTION 4.02.   Representations and Warranties of Parent and Sub.....................   A-17

                                   ARTICLE V
                   Covenants Relating to Conduct of Business

SECTION 5.01.   Conduct of Business..................................................   A-18
SECTION 5.02.   No Solicitation......................................................   A-20

                                                                                       PAGE
                                                                                       -----
                                  ARTICLE VI
                             Additional Agreements
SECTION 6.01.   Shareholder Approval; Preparation of Proxy Statement.................   A-21
SECTION 6.02.   Access to Information; Confidentiality...............................   A-22
SECTION 6.03.   Best Efforts; Notification...........................................   A-22
SECTION 6.04.   Rights Agreement.....................................................   A-23
SECTION 6.05.   Stock Options........................................................   A-23
SECTION 6.06.   Benefit Plans........................................................   A-23
SECTION 6.07.   Indemnification......................................................   A-24
SECTION 6.08.   Directors............................................................   A-24
SECTION 6.09.   Fees and Expenses....................................................   A-25
SECTION 6.10.   Public Announcements.................................................   A-25
SECTION 6.11.   Dismissal of Litigation..............................................   A-26
SECTION 6.12.   Shareholder Litigation...............................................   A-26

                                  ARTICLE VII
                             Conditions Precedent

SECTION 7.01.   Conditions to Each Party's Obligations To Effect the Merger..........   A-26
SECTION 7.02.   Conditions to Obligations of Parent and Sub..........................   A-26

                                 ARTICLE VIII
                      Termination, Amendment and Waiver

SECTION 8.01.   Termination..........................................................   A-27
SECTION 8.02.   Effect of Termination................................................   A-27
SECTION 8.03.   Amendment............................................................   A-28
SECTION 8.04.   Extension; Waiver....................................................   A-28
SECTION 8.05.   Procedure for Termination, Amendment, Extension or Waiver............   A-28

                                  ARTICLE IX
                              General Provisions

SECTION 9.01.   Nonsurvival of Representations and Warranties........................   A-28
SECTION 9.02.   Notices..............................................................   A-28
SECTION 9.03.   Definitions..........................................................   A-29
SECTION 9.04.   Interpretation.......................................................   A-29
SECTION 9.05.   Counterparts.........................................................   A-29
SECTION 9.06.   Entire Agreement; No Third-Party Beneficiaries.......................   A-29
SECTION 9.07.   Governing Law........................................................   A-30
SECTION 9.08.   Assignment...........................................................   A-30
SECTION 9.09.   Enforcement..........................................................   A-30

EXHIBITS

Exhibit A       Conditions to the Offer
Exhibit B       Form of Section 2.01(a) Plan of Merger
Exhibit C       Form of Section 2.01(b) Plan of Merger

     AGREEMENT AND PLAN OF MERGER dated as of October 27, 1996, among REVCO D.S., INC., a Delaware corporation ("Parent"), RDS ACQUISITION INC., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and BIG B, INC., an Alabama corporation (the "Company").

     WHEREAS Sub has outstanding an offer (the "Existing Offer", and, as amended from time to time in accordance with this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"; the Common Stock and the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 23, 1996 (as amended from time to time, the "Rights Agreement"), being hereinafter collectively referred to as the "Shares"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 10, 1996, and in the related letter of transmittal;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Sub and certain directors and officers of the Company who hold Shares and certain related entities holding Shares are entering into a support agreement (the "Support Agreement" and, together with this Agreement, the "Operative Agreements");

     WHEREAS the Board of Directors of the Company has (i) determined that the Offer and the Merger (as defined below) are fair to and in the best interests of the shareholders of the Company, (ii) approved (1) the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement and (2) the transactions contemplated by the Operative Agreements,
(iii) adopted this Agreement, including the appropriate Plan of Merger contained herein, and (iv) resolved to recommend acceptance of the Offer and the Merger and approval of this Agreement, including the appropriate Plan of Merger contained herein, by such shareholders;

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company, or the Company into Sub, at the election of Parent as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share not owned directly or indirectly by Parent or the Company, except Shares held by persons who object to the Merger and comply with all the provisions of Alabama law concerning the right of holders of Shares to dissent from the Merger and obtain payment of the fair value of their Shares ("Dissenting Shareholders"), will be converted into the right to receive the per share consideration paid pursuant to the Offer; and

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER

     SECTION 1.01. The Offer. (a) Subject to the provisions of this Agreement, as promptly as practicable after the date of this Agreement, Sub shall, and Parent shall cause Sub to, amend the Existing Offer to reflect the terms and conditions of this Agreement, including the purchase price of $17.25 per Share (and associated Right), net to the seller in cash, without interest thereon (the "Offer Price"), and to set November 15, 1996 (the "Initial Expiration Date"), as the expiration date for the Offer. The obligation of Sub to, and of Parent to cause Sub to, accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Exhibit A. Sub expressly reserves the right to modify any term, or modify or waive any condition, of the Offer, except that, without the consent of the Company (unless the Company takes any action permitted to be taken pursuant to Section 5.02(b)), Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the price per Share to be paid pursuant to the Offer, (iii) modify, in any manner adverse to the holders of Shares, or add to the conditions set forth in Exhibit A, (iv) extend the Offer, (v) change the form of consideration payable in the Offer or (vi) reduce or waive the Minimum Tender

Condition (as defined in Exhibit A). Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase Shares shall not be satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than 10 business days beyond the Initial Expiration Date, if on the date of such extension less than 80% of the outstanding Shares on a fully diluted basis have been validly tendered and not properly withdrawn pursuant to the Offer, and
(iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. Without limiting the right of Sub to extend the Offer pursuant to the immediately preceding sentence, in the event that (i) the Minimum Tender Condition has not been satisfied or (ii) any condition set forth in paragraph (a) of Exhibit A is not satisfied at the scheduled expiration date of the Offer, Sub shall, and Parent shall cause Sub to, extend the expiration date of the Offer in increments of five business days each until the earliest to occur of (x) the satisfaction or waiver of the Minimum Tender Condition and such other condition or Parent reasonably determines that any condition to the Offer is not capable of being satisfied on or prior to December 24, 1996, (y) the termination of this Agreement in accordance with its terms and (z) December 24, 1996; provided, however, that if any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) has publicly made a Takeover Proposal (as defined below) or disclosed in writing its intention to make a Takeover Proposal, Sub shall not be required pursuant to this sentence to extend the Offer for more than 20 calendar days beyond the date on which such Takeover Proposal was publicly announced or such intention was disclosed if at the end of such 20 calendar day period such Takeover Proposal shall not have then been withdrawn and the Minimum Tender Condition shall not then have been satisfied. On the terms and subject to the conditions of the Offer, Sub shall, and Parent shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

     (b) As soon as reasonably practicable after the date hereof, Parent and Sub shall amend its Tender Offer Statement on Schedule 14D-1 and Statement on
Schedule 13D (the "Schedule 14D-1") with respect to the Offer that was originally filed on September 10, 1996, and shall file such amendment (the "14D-1 Amendment") with the SEC. The Schedule 14D-1 shall contain a supplement to the Offer to Purchase dated September 10, 1996, and a revised form of the related letter of transmittal and summary advertisement (which Schedule 14D-1, Offer to Purchase and other related documents, as amended and supplemented, together with any further supplements or amendments thereto, are herein collectively referred to as the "Offer Documents"), which shall be mailed to holders of Shares. The Offer Documents shall comply as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and the Offer Documents, which shall be mailed to holders of Shares, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any Shares that Sub becomes obligated to purchase pursuant to the Offer.

     SECTION 1.02. Company Actions. (a) Subject to Section 5.02(b), the Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, has unanimously duly adopted this Agreement, including the appropriate Plan of Merger contained herein, approved the Offer and the Merger, determined that the Offer and the Merger are fair to and in the best interests of the Company's shareholders and recommended that the Company's shareholders accept the Offer and tender their shares pursuant to the Offer and approve this Agreement and the appropriate Plan of Merger contained herein. The Company represents that its Board of Directors have received the opinion of The Robinson-Humphrey Company, Inc. ("R-H") that, as of the date of such opinion, the proposed consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered by the Company to Parent. The Company has been advised by each of its directors and executive officers that such person intends to tender all Shares owned by such person pursuant to the Offer, except to the extent that such tender could give rise to "short-swing" profits under Section 16 of the Exchange Act.

     (b) On the date the 14D-1 Amendment is filed with the SEC, the Company shall file with the SEC a supplement to its Solicitation/Recommendation Statement on Schedule 14D-9 originally filed on September 23, 1996, with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in Section 1.02(a) and shall mail the Schedule 14D-9 to the shareholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's shareholders.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.01. The Merger. (a) Unless Parent elects to merge the Company into Sub in accordance with Section 2.01(b), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Alabama Business Corporation Act (the "ABCA"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 2.03). Following a merger pursuant to this Section 2.01(a), the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL and the ABCA.

     (b) If (i) (x) Parent or Sub owns 80% or more of all outstanding Shares after the expiration of the Offer and Parent elects to effect the Merger pursuant to Section 11.04 of the ABCA or (y) Parent otherwise elects and (ii) Parent reasonably determines that such election will result in the Merger being effected no later than the time the Merger would be effected if Sub were merged into the Company pursuant to Section 2.01(a), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the ABCA, the Company shall be merged with and into Sub at the Effective Time of the Merger. Following a Merger pursuant to this
Section 2.01(b), the separate corporate existence of the Company shall cease and Sub shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the ABCA. Any election by Parent to effect the Merger pursuant to this Section 2.01(b) shall be made in writing prior to the approval by the shareholders of the Company of this Agreement and the appropriate Plan of Merger included herein.

     (c) Notwithstanding the foregoing, at the election of Parent, any direct or indirect subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger by delivery of written notice to that effect naming the subsidiary to be so substituted.

     (d) If the Merger is effected pursuant to Section 2.01(a), the Plan of Merger shall be the Plan of Merger attached hereto as Exhibit B. If the Merger is effected pursuant to Section 2.01(b), the Plan of Merger shall be the Plan of Merger attached hereto as Exhibit C.

     SECTION 2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Section 7.02 shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 7.01 (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 2.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the parties shall file a certificate or articles of merger and other appropriate documents, including, if the Merger is to be effected pursuant to Section 2.01(a), a Plan of Merger in the form attached hereto as Exhibit B and, if the Merger is to be effected pursuant to Section 2.01(b), a Plan of Merger in the form attached hereto as Exhibit C (collectively, the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and the ABCA, and the parties shall make all other filings or recordings required under the DGCL and the ABCA. The Merger shall become effective at such date and time as the Certificates of Merger are duly filed with the Delaware Secretary of State and the Alabama Secretary of State, or at such other later time as Sub and the Company (by mutual agreement) shall specify in the Certificates of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

     SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 11.06 of the ABCA.

     SECTION 2.05. Certificate of Incorporation and By-laws. (a) Unless Parent elects to merge the Company into Sub pursuant to Section 2.01(b), the Articles (Certificate) of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time of the Merger so that the first paragraph of Article IV of such Articles (Certificate) of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares, par value $0.001 per share." and, as so amended, shall be the Articles (Certificate) of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) If Parent elects to merge the Company into Sub pursuant to Section 2.01(b)(i), the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation. If Parent elects to merge the Company into Sub pursuant to Section 2.01(b)(ii), unless the Merger is effected pursuant to Section 11.04 of the ABCA, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time of the Merger to change the name of Sub to "Big B, Inc." and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation.

     (c) If (i) the Merger is effected pursuant to Section 2.01(a), the By-laws of the Company as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law or (ii) the Merger is effected pursuant to
Section 2.01(b), the By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 2.06. Directors. Regardless of whether the Merger is effected pursuant to Section 2.01(a) or 2.01(b), the directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 2.07. Officers. Regardless of whether the Merger is effected pursuant to Section 2.01(a) or 2.01(b), the officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

               EFFECT OF THE MERGER ON THE CAPITAL SHARES OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 3.01. Effect on Capital Shares. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Shares and Parent Owned Shares. Each Share that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Parent, Sub or any other subsidiary of Parent (together, in each case, with the associated Right) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Subject to Section 3.01(d), each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 3.01(b)) together with the associated Right shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the Offer Price (the "Merger Consideration"). As of the Effective Time of the Merger, all such Shares (and the associated Rights) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a Dissenting Shareholder shall not be converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Alabama; provided, however, that the Shares (together with the associated Rights) outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Shareholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the ABCA, shall be deemed to be converted as of the Effective Time of the Merger, into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written notices of any intent to demand payment and any written demands for payment of Shares received by the Company and (ii) the opportunity to direct all offers of payment, negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 3.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time of the Merger, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Shares.

     (b) Parent to Provide Funds. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent, on a timely basis, as and when needed after the Effective Time of the Merger, funds necessary to pay for the Shares pursuant to Section 3.01.

     (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time of the Merger, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest shall be paid or shall accrue on the cash payable upon the surrender of any Certificate.

     (d) No Further Ownership Rights in Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

     (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.01(d)), the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the Company. Except as disclosed in Section 4.01(a) of the letter dated the date of this Agreement and delivered to Parent and Purchaser concurrently with this Agreement (the "Company Disclosure Letter"), each of the Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Parent complete and correct copies of its Articles (Certificate) of Incorporation and By-laws and the comparable charter or organizational documents of its Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b) Subsidiaries. Section 4.01(b) of the Company Disclosure Letter lists each subsidiary of the Company. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital shares of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          (c) Capital Structure. The authorized equity capital of the Company consists of 100 million Shares. At the close of business on October 24, 1996, (i) 18,757,034 Shares were issued and outstanding, (ii) no Shares were held by the Company in its treasury, (iii) 1,000,000 Shares were reserved for issuance pursuant to, and 86,500 Shares were subject to outstanding options under, the Company's Employee Stock Option Plan, (iv) not more than 3,299,180 Shares were reserved for issuance and issuable upon conversion of the Company's 6.5% Convertible Subordinated Debentures Due 2003 (the "Convertible Debentures"), and (v) Shares reserved for issuance in connection with the Rights. Except as set forth above, at the close of business on October 24, 1996, no capital shares or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding SARs (as defined in Section 6.05) that were not granted in tandem with a related Employee Option (as defined in Section 6.05). All outstanding capital shares of the Company are, and all Shares that may be issued pursuant to the Company's Employee Stock Option Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or, other than the Convertible Debentures, convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital shares of the Company or any of its subsidiaries. The Company has delivered to Parent a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject in the case of the Merger to approval of this Agreement by the holders of two-thirds of the outstanding Shares, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by the Operative Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval of this Agreement by the holders of two-thirds of the outstanding Shares. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of the Operative Agreements do not, and the consummation of the transactions contemplated by the Operative Agreements and compliance with the provisions of the Operative Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Articles (Certificate) of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), (A) any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not
     (x) have a material adverse effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by the Operative Agreements, (B) any such conflicts, violations or defaults under the Company's pharmacy, liquor and general business licenses and any permits from the Federal Drug Administration relating to controlled substances, (C) any such conflicts, violations or defaults arising from the consummation of the Merger pursuant to Section 2.01(b) that would not arise from consummation of the Merger pursuant to Section 2.01(a), (D) the repurchase obligations of the Company with respect to the Convertible Debentures and (E) any defaults under the Company's bank credit agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by the Operative Agreements, except for (i) the filing with the SEC of (x) the Schedule 14D-9, (y) a proxy or information statement relating to the approval by the Company's shareholders of this Agreement, if such approval is required by law (as amended or supplemented from time to time, the "Proxy Statement"), and (z) such reports under Sections 13(a), 13(d) and 16 of the Exchange Act as may be required in connection with the Operative Agreements and the transactions contemplated by the Operative Agreements, (ii) the filing of the Certificates of Merger with the Delaware Secretary of State and the Alabama Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) consents, approvals, orders, authorizations, declarations and filings, in each case in connection with pharmacy, liquor and general business licenses and (iv) consents, approvals, orders, authorizations, declarations and filings in connection with permits from the Federal Drug Administration relating to controlled substances.

          (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 29, 1995 (the "SEC Documents"). As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as reflected, reserved against or otherwise disclosed in the Filed SEC Documents (as defined below), neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or the Proxy Statement shall, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's shareholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") and except as set forth in Section 4.01(g) of the Company Disclosure Letter, from the date of the most recent audited financial statements included in the SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in the Company and its subsidiaries taken as a whole, other than changes arising from general economic or industry conditions, (ii) except for the regular quarterly dividend of $0.05 per Share paid on September 13, 1996 to holders of record on August 30, 1996, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital shares, (iii) any split, combination or reclassification of any of its capital shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital shares,
     (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could have a material adverse effect on the Company and its subsidiaries taken as a whole or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) Litigation.  Except as disclosed in the Filed SEC Documents or in
     Section 4.01(h) of the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair the ability of the Company to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by the Operative Agreements, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 4.01(i) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, salary reduction, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom share, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

          (j) ERISA Compliance; No Excess Parachute Payments. (i) The Company has delivered to Parent true, complete and correct copies of (v) all Benefit Plans that are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans") and all Benefit Plans that are "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries, (w) each other Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (x) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (y) each trust agreement and group annuity contract relating to any Benefit Plan and (z) the most recent actuarial valuations relating to each of the Pension Plans. Section 4.01(j) of the Company Disclosure Letter sets forth a complete list of all Benefit Plans.

          (ii) All Pension Plans that are intended to be tax qualified have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

          (iii) No Pension Plan that the Company or any of its subsidiaries maintains, or to which the Company or any of its subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA, other than any such taxes, penalties or liabilities that have been satisfied in full or that would not, either individually or in the aggregate, have a material adverse effect on the Company. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years, which termination or event would have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA), the liability with respect to which has not been satisfied in full, since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

          (iv) With respect to any Benefit Plan that is an employee welfare benefit plan (x) no such Benefit Plan is unfunded or funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Plan covering retirees or other former employees), other than the Company's Continuity and Deferred Compensation Agreements, may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the consummation of the Offer.

          (v) Any amount that is permitted to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Operative Agreements by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect pursuant to the terms thereof would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). The Company has delivered to Parent the information the Company used in verifying the accuracy of the preceding sentence, including (i) the amount that is currently expected to be paid to each employee, officer or director of the Company as a result of the transactions contemplated by the Operative Agreements under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the approximate "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such person calculated as of the date of this Agreement, subject to the assumptions set forth in such information the Company delivered to Parent.

          (k) Taxes. Each of the Company and each of its subsidiaries has filed all tax returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all taxes shown to be due thereon and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that would in the aggregate have a material adverse effect on the Company, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through 1993. As used in this Agreement, "taxes" means all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (l) Labor Matters. The Company has made available to Parent copies of all collective bargaining agreements, contracts or other agreements or understandings with a labor union or labor organization to which the Company or any of its subsidiaries is a party or by which any of them is bound. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries relating to their business, except for any such proceeding which would not have, individually or in the aggregate, a material adverse effect on the Company. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

          (m) Voting Requirements. No vote of any holders of any securities of the Company is required to consummate the Offer or approve the Operative Agreements or any of the transactions contemplated by the Operative Agreement other than the Merger. The affirmative vote of the holders of two-thirds of the outstanding Shares approving this Agreement is the only vote of the holders of any class or series of securities of the Company necessary to approve the Merger.

          (n) State Takeover Statutes. The By-laws of Big B Drugs, Inc., a Georgia corporation and a wholly owned subsidiary of the Company, do not contain any provision that purports to cause Section 1133 of the Georgia Business Corporation Code to be applicable to Big B Drugs, Inc. Each of the Company and each of its subsidiaries either has (i) less than 500 residents of Florida as employees or (ii) a gross annual payroll of less than $5 million to Florida residents.

          (o) Rights Agreement. The Offer Price and the other terms of the Offer have been determined by a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person (each as defined in the Rights Agreement), after receiving advice from one or more investment banking firms, to be (x) at a price which is fair to shareholders (taking into account all factors that such members of the Board of Directors of the Company deem relevant including prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (y) otherwise in the best interests of the Company and its shareholders, and such determination remains in full force and effect. The Company has taken or will take all necessary action to (i) render the Rights inapplicable to the Offer, the Merger and the other transactions contemplated by the Operative Agreements, and (ii) ensure that (y) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Offer or the Merger or the consummation of any of the other transactions contemplated by the Operative Agreements in accordance with their respective terms or the execution of any Operative Agreement. Other than as disclosed to Parent prior to the date of this Agreement, neither the Company nor the Board of Directors of the Company has prior to the date of this Agreement (A) redeemed the Rights, (B) amended the Rights Agreement, (C) made any determinations under the Rights Agreement with respect to any Takeover Proposal or (D) approved or authorized any of the foregoing.

          (p) Compliance with Laws. (i) Except as set forth in Section 4.01(p) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

          (ii) Except as disclosed in the Filed SEC Documents, (A) to the best knowledge of the Company after due inquiry, the Company and each of its subsidiaries is in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (collectively, "Environmental Laws"), which compliance includes the possession of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance that would not have, individually or in the aggregate, a material adverse effect on the Company, and (B) neither the Company nor any of its subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law that would have, individually or in the aggregate, a material adverse effect on the Company.

          (q) Real Property. The Company has made available to Parent copies of its leases, subleases, licenses or other agreements under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Real Property Leases"). Each Real Property Lease is valid, binding and in full force and effect, free and clear of all liens except those that do not or will not individually or in the aggregate materially interfere with its ability to conduct its business at such real property as currently conducted, all rent and other sums and charges payable by the Company and its subsidiaries as tenants thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the knowledge of the Company, as to a landlord exists under any Real Property Lease, except for any of the foregoing matters which would not have, individually or in the aggregate, a material adverse effect on the Company. Except as set forth in Section 4.01(q) of the Company Disclosure Letter and except for any of the following matters which would not have, individually or in the aggregate, a material adverse effect on the Company, the Company (i) has not granted any leases, subleases, licenses or other agreements granting to any person other than the Company any right to possession, use, occupancy or enjoyment of the stores covered by the Real Property Leases or owned by the Company, or any portion thereof, (ii) is not obligated under any option, right of first refusal or any contractual right to purchase, acquire, sell or dispose of any real property covered by the Real Property Leases or owned by the Company and
     (iii) has good and marketable title to all real property reflected in the Filed SEC Documents as owned by the Company or any of its subsidiaries free and clear of all liens except those that do not or will not individually or in the aggregate materially interfere with its ability to conduct its business at such real property as currently conducted.

          (r) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than R-H, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Operative Agreements based upon arrangements made by or on behalf of the Company. The arrangements made by the Company with respect to the fees of R-H are accurately described in the Schedule 14D-9.

          (s) Certain Contracts. The Company (i) has delivered, or made available for copying, true and correct copies of (A) what the Company reasonably believes to be the nine largest by sales volume existing managed care contractual arrangements and (B) all material supplier contractual arrangements (collectively, the "Contracts") to Parent, (ii) is in compliance, in all material respects, with the terms and conditions of each of the Contracts, and (iii) has taken no action to cancel or terminate any of the Contracts except to the extent any such cancellation or termination would not result in the Company's payment of any penalty or similar fee and would not, individually or together with any other cancellations or terminations, have a material adverse effect on the Company. The information provided by the Company to Parent regarding margins on managed care contractual arrangements is true and correct in all material respects.

          (t) Opinion of Financial Advisor. The Company has received the opinion of R-H, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the

     Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

     SECTION 4.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent.

          (b) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into the Operative Agreements and to consummate the transactions contemplated by the Operative Agreements. The execution and delivery of the Operative Agreements and the consummation of the transactions contemplated by the Operative Agreements, in each case by Parent and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub. The Operative Agreements have been duly executed and delivered by Parent and Sub, as the case may be, and, assuming that the Operative Agreements constitute valid and binding obligations of the parties thereto other than Parent and Sub, each constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution and delivery of the Operative Agreements do not, and the consummation of the transactions contemplated by the Operative Agreements and compliance with the provisions of the Operative Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause
     (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent and its subsidiaries taken as a whole, (y) impair the ability of Parent and Sub to perform their respective obligations under the Operative Agreements or (z) prevent the consummation of any of the transactions contemplated by the Operative Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of the Operative Agreements by Parent or Sub, as the case may be, or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by the Operative Agreements, except for (i) the filing with the SEC of the Offer Documents, and such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with the Operative Agreements and the transactions contemplated by the Operative Agreements, (ii) the filing of the Certificates of Merger with the Delaware Secretary of State and the Alabama Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states.

          (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement or the Proxy Statement shall, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the

     Information Statement are filed with the SEC or first published, sent or given to the Company's shareholders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the meeting of the Company's shareholders held to vote on approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

          (d) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Brothers Inc ("Salomon"), the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Operative Agreements based upon arrangements made by or on behalf of Parent or Sub.

          (e) Financing. Parent and Sub have funds available sufficient to consummate the Offer and the Merger on the terms contemplated by this Agreement, and, at the expiration of the Offer and the Effective Time of the Merger, Parent and Sub will have available all funds necessary for the acquisition of all Shares on a fully diluted basis pursuant to the Offer and the Merger, as the case may be, and to perform their respective obligations under this Agreement.

          (f) Litigation. Except as set forth in any report, schedule, form, statement or other document filed by Parent with the SEC and publicly available prior to the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on Parent, (ii) impair the ability of Parent to perform its obligations under the Operative Agreements, or (iii) prevent the consummation of any of the transactions contemplated by the Operation Agreements, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01. Conduct of Business. (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital shares, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent (except to regular quarterly dividends on the Shares declared and paid at times consistent with past practice in an amount not in excess of $0.05 per Share per quarter), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any capital shares, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Shares upon the exercise of Employee Options outstanding on the date of this Agreement in accordance with their present terms and (y) the issuance of Shares upon conversion of the Convertible Debentures);

          (iii) amend its Articles (Certificate) of Incorporation, By-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice or in the fulfillment of contracts in existence on the date hereof and copies of which have been made available to Parent;

          (v) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $5 million;

          (viii) make any tax election or settle or compromise any income tax liability;

          (ix) except as permitted by Section 6.06, grant to any executive officer any increase in compensation or in severance or termination pay, except in each case as was required under employment agreements in effect as of the date hereof, or enter into any employment, severance or termination agreement with any executive officer;

          (x) adopt or implement any change in accounting methods, principles or practices materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment required pursuant to an order of a court of competent jurisdiction and the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party; or

          (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02, any of the conditions to the Offer set forth in Exhibit A, or any of the conditions to the Merger set forth in Article VII, not being satisfied.

     (c) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on the Company and its subsidiaries taken as a whole.

     SECTION 5.02. No Solicitation. (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Takeover Proposal (as defined below). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or advisor retained by it or any of its subsidiaries to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, in the event that prior to the acceptance for payment of Shares pursuant to the Offer an unsolicited Takeover Proposal is made and the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may deliver a written notice to that effect promptly to Parent and thereafter, subject to compliance with Section 5.02(c), (x) furnish, pursuant to a confidentiality agreement that is not less favorable to the Company than the Confidentiality Agreement dated October 3, 1996, between Parent and the Company (the "Confidentiality Agreement"), information with respect to the Company to the person making such unsolicited Takeover Proposal and (y) participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or employee of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other advisor, representative or agent of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase in any manner of a substantial amount of assets of the Company and subsidiaries (taken as a whole) or an interest in any substantial amount of voting securities of the Company or any Significant Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning any voting securities of the Company or Significant Subsidiary, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by the Operative Agreements, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or that would reasonably be expected to dilute materially the benefits to Parent or Sub of the transactions contemplated by the Operative Agreements.

     (b) Except as set forth in this Section 5.02(b), neither the Board of Directors of the Company nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the adoption, approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (except pursuant to Section 6.04(a)) take any action, or make any determination, under the Rights Agreement to facilitate any Takeover Proposal or (iii) cause or permit the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may withdraw or modify its adoption, approval or recommendation of the Offer, this Agreement and the Merger at any time following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal for all outstanding Shares on terms that the Board of Directors of the Company determines in its good faith judgment (based on the written opinion of R-H or another financial advisor of nationally recognized reputation, which opinion takes into account all the terms and conditions of the Takeover Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are not more favorable to the person or persons making such Takeover Proposal and provide greater present value to all the Company's shareholders, in each case, than this Agreement, the Offer and the Merger taken as a whole.

     (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the person making such request, Takeover Proposal or inquiry. The Company shall keep Parent fully informed of the status and material terms (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01.  Shareholder Approval; Preparation of Proxy
Statement. (a) If shareholder approval of this Agreement is required by law, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement, including the appropriate Plan of Merger contained herein, and the transactions contemplated by the Operative Agreements. The Company shall, through its Board of Directors, recommend to its shareholders approval of this Agreement, including the appropriate Plan of Merger contained herein, and the transactions contemplated by the Operative Agreements, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of the Offer, this Agreement or the Merger as permitted by Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.01(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or
(ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Agreement or the Merger. If requested by Parent, the Company shall from time to time postpone or adjourn the Shareholders Meeting to allow Parent and the Company additional time to seek proxies in favor of approval of this Agreement, including the appropriate Plan of Merger contained herein, and the transactions contemplated by the Operative Agreements.

     (b) If shareholder approval of this Agreement is required by law, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and shall use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after such filing. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

     (c) Parent shall cause all Shares purchased pursuant to the Offer and all other Shares owned by Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

     SECTION 6.02. Access to Information; Confidentiality. (a) The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

     (b) Except as required by law, Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available (otherwise than through the wrongful act of any such person) and shall use its best efforts to ensure that such persons do not disclose such information to others without the prior written consent of the Company. In the event of termination of this Agreement for any reason, Parent shall promptly return or destroy all documents containing nonpublic information so obtained from the Company or any of its subsidiaries and any copies made of such documents. The Company or its representatives have requested the return or destruction of confidential information of the Company provided by the Company or its representatives from each of the parties that executed confidentiality or standstill agreements following public announcement of the Existing Offer and shall not waive, amend or modify any provision of any such agreement without the prior written consent of Parent.

     SECTION 6.03. Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 5.02(b), the Board of Directors of the Company approves or recommends a Superior Proposal, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other transactions contemplated by the Operative Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any Operative Agreement or the consummation of any of the transactions contemplated by the Operative Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Operative Agreements. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, any Operative Agreement or any of the other transactions contemplated by the Operative Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, any Operative Agreement or any other transaction contemplated by any Operative Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by the Operative Agreements may be consummated as promptly as practicable on the terms contemplated by the

Operative Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by the Operative Agreements. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action permitted by
Section 5.02(b).

     (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 6.04. Rights Agreement. (a) At the request of Parent upon five business days' prior written notice, the Board of Directors of the Company shall redeem the Rights prior to the Effective Time of the Merger.

     (b) Except with the prior written consent of Parent, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement, in each case that could have the effect of rendering the Rights applicable to the Offer, the Merger Agreement, or any of the other transactions contemplated by the Operative Agreements, including any amendment or supplement to the Offer that includes a cash Offer Price that is not less than $17.25 per Share for all Shares.

     SECTION 6.05. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding employee stock options to purchase Shares ("Employee Options") and all outstanding stock appreciation rights ("SARs") heretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company (collectively, the "Stock Plans") to provide that each Employee Option (and any SAR related thereto) outstanding immediately prior to the acceptance for payment of Shares pursuant to the Offer, including all vested and unvested Employee Options, shall be cancelled in exchange for a cash payment by the Company immediately prior to the Effective Time of the Merger of an amount equal to (i) the excess, if any, of (x) the Offer Price over (y) the exercise price per Share subject to such Employee Option, multiplied by (ii) the number of Shares for which such Employee Option shall not theretofore have been exercised (the "Option Consideration").

     (b) All amounts payable pursuant to this Section 6.05 shall be subject to any required withholding of taxes and shall be paid without interest. The Company shall use its best efforts to obtain all consents of the holders of the Employee Options as shall be necessary to effectuate the foregoing to any such holder. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Employee Option until any necessary consent of such holder is obtained.

     (c) The Stock Plans shall terminate as of the Effective Time of the Merger, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the Merger no holder of an Employee Option or SAR or any participant in any Stock Plan or other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

     SECTION 6.06. Benefit Plans. (a) Except as provided in Section 6.05(c), Parent shall cause the Surviving Corporation to maintain for a period of one year after the Effective Time of the Merger the Benefit Plans of the Company and its subsidiaries in effect on the date of this Agreement or to provide benefits for such period to employees of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of this Agreement.

     (b) Parent shall cause the Surviving Corporation to honor all severance policies and agreements, deferred compensation agreements, employment agreements and death benefit agreements with the Company's officers and employees disclosed in Section 4.01(j) of the Company Disclosure Letter, including the proposed additional agreements and modifications described in Section 4.01(j) of the Company Disclosure Letter; provided, however, that in no event shall the liability of the Surviving Corporation for severance, post-termination health and other benefits, deferred compensation and acceleration of non-vested stock options under all such policies and agreements exceed $12.5 million. Parent acknowledges that the transactions contemplated by the Operative Agreements will constitute a change of control for purposes of the agreements described in the preceding sentence.

     (c) For purposes of the Company's Annual Bonus Plan for the fiscal year ending February 1, 1997, Parent acknowledges that (i) the Company shall be deemed to have achieved all targets under such Plan and (ii) any employee of the Company whose employment with the Company is terminated by the Company (other than termination for dishonesty or violation of Company policy) or who terminates his or her employment with the prior written consent of the Company following consummation of the Offer and prior to February 1, 1997, shall upon termination be fully vested under such Plan for fiscal year 1997; provided, however, that the liability of the Company under such Plan shall be $1,060,000 less any amounts attributable to employees who terminate their employment prior to February 1, 1997, without the prior written consent of Parent or whose employment with the Company is terminated prior to such date for dishonesty or violation of Company policy.

     (d) For purposes of the Company's Profit Sharing Plan for the fiscal year ending February 1, 1997, Parent acknowledges that the Company shall make a discretionary contribution for such fiscal year in an aggregate amount of $3,100,000.

     SECTION 6.07. Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time of the Merger. Parent shall cause to be maintained for a period of not less than six years from the Effective Time of the Merger the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 225% of the last annual premium paid prior to the date of this Agreement (such 225% amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $315,000.

     SECTION 6.08. Directors. Promptly upon the acceptance for payment of, and payment by Sub for, any Shares pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act and the ABCA, representation on such Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on such Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of Shares so accepted for payment and paid for by Sub plus the number of Shares otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so elected; provided, however, that in the event that Sub's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time of the Merger such Board of Directors shall have at least three directors who are Directors on the date of this Agreement (the "Continuing Directors"); and provided further that, in such event, if the number of Continuing Directors shall be reduced below three for any reason whatsoever, any remaining Continuing Directors (or Continuing Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Continuing Directors for purposes of this Agreement or, if no Continuing Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers, shareholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company's Board of Directors or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company's Board of Directors as provided above.

     SECTION 6.09. Fees and Expenses. (a) Except as set forth below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by the Operative Agreements, including all fees and expenses in connection with all litigation subject to Sections 6.11 and 6.12, shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

     (b) The Company shall pay to Parent upon demand in cash a fee of $15 million (the "Termination Fee"), payable in same day funds, if:

          (i) this Agreement is terminated pursuant to Section 8.01(b)(ii) as a result of the failure of any condition set forth in paragraph (d) (other than clause (ii)(A) thereof), (e) or (f) of Exhibit A;

          (ii)(v) after the date of this Agreement, any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) publicly makes a Takeover Proposal or amends a Takeover Proposal made prior to the date of this Agreement or discloses its intention to do either of the foregoing, in any case (A) at an all-cash price in excess of $17.25 per Share or (B) for non-cash consideration or a combination of cash and non-cash consideration,
     (w) the Offer remains open for the period contemplated by Section 1.01, (x) the Minimum Tender Condition is not satisfied at such expiration date, (y) this Agreement is thereafter terminated pursuant to Section 8.01(b)(ii), and (z) either (A) the Board of Directors of the Company, within five business days of being requested to do so by Parent, failed to both reaffirm its recommendation of the Offer and the Merger and recommend rejection of such Takeover Proposal on the grounds that it is not in the best interests of the Company and its shareholders (such request having been made following the making of such Takeover Proposal, such amendment or such public disclosure and at least five business days prior to expiration of the Offer) or (B) within twelve months after such termination the Company enters into a definitive agreement providing for a Takeover Proposal or a Takeover Proposal is consummated; or

          (iii) this Agreement is terminated pursuant to Section 8.01(c).

     (c) If this Agreement is terminated as a result of a wilful and material breach of this Agreement by Parent or Sub, Parent shall pay the Company in cash, payable in same day funds, $5 million (the "Expenses") in lieu of reimbursement of the Company for all fees and expenses incurred or paid by or on behalf of it or any of its affiliates in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by the Operative Agreements. If this Agreement is terminated pursuant to Section 8.01(b)(ii) as a result of the failure of the Minimum Tender Condition (except under circumstances described in Section 6.09(b)(ii)) or pursuant to Section 8.01(d), the Company shall pay Parent in cash, payable in same day funds, the Expenses. Any amount actually paid by the Company pursuant to the immediately preceding sentence shall be a credit against any amounts subsequently due from the Company pursuant to Section 6.09(b)(ii).

     SECTION 6.10. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by the Operative Agreements, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 6.11. Dismissal of Litigation. Each of the parties shall promptly enter into stipulations dismissing without prejudice all litigation currently pending between them or their respective affiliates and representatives, or commenced by or on behalf of any of them in connection with the Offer, and promptly to cause such stipulations to be filed in connection with such litigation. Each such stipulation shall provide that the relevant litigation shall be deemed to be dismissed with prejudice from and after the Effective Time of the Merger. In addition, (a) the Company shall not reinstate (or permit its affiliates or representatives to reinstate) any such litigation so long as Parent and Sub are not in material breach of their respective obligations under this Agreement and (b) each of Parent and Sub shall not reinstate (or permit its affiliates or representatives to reinstate) any such litigation so long as the Company is not in material breach of its obligations under this Agreement.

     SECTION 6.12. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors or officers relating to any of the transactions contemplated by the Operative Agreements; provided, however, that no such settlement shall be agreed to without Parent's consent, which shall not be unreasonably withheld.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. If required by applicable law, this Agreement and the appropriate Plan of Merger contained herein shall have been approved and adopted by the affirmative vote or consent of the holders of two-thirds of the outstanding Shares in accordance with the ABCA and the Company's Articles (Certificate) of Incorporation.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition arising under the authority of any Governmental Entity preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

     SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the condition that there shall not be pending any suit, action or proceeding by any Governmental Entity that has a substantial likelihood of success (other than any suit, action or proceeding pending on the date of consummation of the Offer), (i) challenging the acquisition by Parent or Sub of any Shares, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by any Operative Agreement, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by any Operative Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares, including, without limitation, the right to vote the Common Stock purchased by it on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of the
Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

             (i) if, upon a vote at a duly held Shareholders Meeting or any adjournment thereof at which Parent voted all Shares beneficially owned by it in accordance with this Agreement, any required approval of the Shareholders of the Company shall not have been obtained; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if (A) any Shares beneficially owned on the date of this Agreement by any shareholder party to the Support Agreement that are not purchased pursuant to the Offer are not voted in favor of the Merger and such approval would have been obtained had all such Shares been so voted or (B) the Company is in violation of Section 5.02, 6.01 or 6.03;

             (ii) if, as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any Shares pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under, or breach of any provisions of, any Operative Agreement results in the failure of any such condition; or

             (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by the Company if (i) the Company shall have given Parent a Notice of Superior Proposal with respect to a Takeover Proposal, (ii) at least five business days later, the Board of Directors of the Company shall have determined in good faith (based on the written opinion of R-H or another financial advisor of nationally recognized reputation, which opinion takes into account all the terms of such Takeover Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) that the terms of such Takeover Proposal are not more favorable to the person or persons making such Takeover Proposal and provide greater present value to all the Company's shareholders, in each case, than this Agreement, the Offer and the Merger taken as a whole in light of any improved terms proposed by Parent or Sub prior to the expiration of such five business day period and (iii) the Company has paid to Parent the Termination Fee pursuant to Section 6.09(b)(ii); or

          (d) by Parent if it shall have received a Notice of Superior Proposal pursuant to Section 5.02(b).

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 4.01(r), Section 4.02(d), Section 6.02(b), Section 6.04(b) (other than following termination of this Agreement by Parent or Sub), Section 6.09, this Section 8.02 and Article IX and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the Operative Agreements.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section
8.04 shall, in order to be effective, require (a) in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors and (b) in the case of the Company, action by a majority of the members of the Board of Directors of the Company who were members thereof on the date of this Agreement and remain as such hereafter or the duly authorized designee of such members; provided, however, that in the event that Sub's designees are appointed or elected to the Board of Directors of the Company as provided in Section 6.08, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time of the Merger, the affirmative vote of a majority of the Continuing Directors, in lieu of the vote required pursuant to clause (b) above, shall be required by the Company to (i) amend or terminate this Agreement, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent's and Sub's respective obligations under this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or faxed to the parties at the following addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice):

       (a) if to Parent or Sub, to:

           Revco D.S., Inc.
           1925 Enterprise Parkway
           Twinsburg, OH 44087
           Fax: (216) 487-1679

           Attention: Jack A. Staph, Esq.

           with a copy to:

           Cravath, Swaine & Moore
           Worldwide Plaza
           825 Eighth Avenue
           New York, NY 10019-7475

           Fax: (212) 474-3700

           Attention: Richard Hall, Esq.

        (b) if to the Company, to:

           Big B, Inc.
           2600 Morgan Road
           Bessemer, AL 35023
           Fax: (205) 425-3525

           Attention: Mr. Anthony J. Bruno

           with copies to:

           Sirote & Permutt
           2222 Arlington Avenue South
           Birmingham, AL 35205
           Fax: (205) 930-5301
           Attention: Richard Cohn, Esq.

        and

           Skadden, Arps, Slate, Meagher & Flom
           919 Third Avenue
           New York, NY 10022
           Fax: (212) 735-2000
           Attention: Randall H. Doud, Esq.

     SECTION 9.03. Definitions. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole;

          "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting Interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

     SECTION 9.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. The Operative Agreements (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the Operative Agreements (including the

Confidentiality Agreement which is hereby terminated) and (b) except for the provisions of Article III and Sections 6.06 and 6.07, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

     SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent that Alabama law mandatorily applies), regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09. Enforcement. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of any Operative Agreement or any of the transactions contemplated by any Operative Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to any Operative Agreement or any of the transactions contemplated by any Operative Agreement in any court other than a Federal or state court sitting in the State of New York.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            REVCO D.S., INC.,

                                            by /s/ BRIAN P. CARNEY
                                              ------------------------------
                                             Name: Brian P. Carney
                                             Title: Senior Vice President,
                                               Finance

                                            RDS ACQUISITION INC.,

                                            by /s/ BRIAN P. CARNEY
                                              ------------------------------
                                             Name: Brian P. Carney
                                             Title: Treasurer

                                            BIG B, INC.,

                                            by /s/ ANTHONY J. BRUNO
                                              ------------------------------
                                             Name: Anthony J. Bruno
                                             Title: Chairman and Chief Executive
                                               Officer

                                                   Exhibit A to Merger Agreement

                            CONDITIONS OF THE OFFER

     Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least a majority of the Fully Diluted Shares (the "Minimum Tender Condition"). The term "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities, other than potential dilution attributable to the Rights. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

          (a) there shall be threatened by any Governmental Entity, or there shall be instituted or pending any suit, action, proceeding, application or counterclaim by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a substantial likelihood of success, (i) challenging the acquisition by Parent or Sub of any Shares, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by any Operative Agreement, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Offer or any of the other transactions contemplated by any Operative Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries, or (v) which otherwise is reasonably likely to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole;

          (b) there shall be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any of the other transactions contemplated by the Operative Agreements, by any Governmental Entity or before any court or governmental authority, agency or tribunal, domestic or foreign, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) there shall have occurred any material adverse change in the Company, or any development that, insofar as reasonably can be foreseen, has resulted in or is reasonably likely to result in a material adverse change in the Company, other than any change arising from general economic or industry conditions;

          (d)(i) it shall have been publicly disclosed or Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the outstanding Shares has been acquired by another person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than acquisitions for bona fide arbitrage purposes only and other than as disclosed in a Schedule 13D or 13G on file with the SEC prior to the date of this Agreement, (ii) the Board of Directors of the Company or any committee thereof shall have (A) withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, (B) approved or recommended any Takeover Proposal or (C) taken any action, or made any determination, under the Rights Agreement to facilitate any Takeover Proposal, (iii) the Company shall have entered into any agreement with respect to any Takeover Proposal or (iv) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

          (e) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made as of such time;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

          (g) this Agreement shall have been terminated in accordance with its terms.

     The foregoing conditions are for the sole benefit of Sub and Parent and, subject to Section 1.01(a), may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                   Exhibit B to Merger Agreement

                                   [FORM OF]

                                 Plan of Merger

     SECTION 1.01. Constituent Corporations. RDS Acquisition Inc., a Delaware corporation ("Sub"), and Big B, Inc., an Alabama corporation (the "Company"), constitute the constituent corporations of this Plan of Merger.

     SECTION 1.02. The Merger. Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Alabama Business Corporation Act (the "ABCA"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined below). Following a merger pursuant to this Section 1.02 (the "Merger"), the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL and the ABCA.

     SECTION 1.03. Effective Time. The Merger shall become effective at such date and time as this Plan of Merger and any other required documents (collectively, the "Certificates of Merger") are duly filed with the Delaware Secretary of State and the Alabama Secretary of State (the time the Merger becomes effective being the "Effective Time of the Merger").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 11.06 of the ABCA.

     SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Articles (Certificate) of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time of the Merger so that the first paragraph of Article IV of such Articles (Certificate) of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares, par value $0.001 per share." and, as so amended, shall be the Articles (Certificate) of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of the Company as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.08. Effect on Capital Shares. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"; the Common Stock and the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 23, 1996, as amended, being hereinafter collectively referred to as the "Shares") or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Shares and Parent Owned Shares. Each Share that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Revco D.S., Inc., a Delaware corporation ("Parent"), Sub or any other subsidiary of Parent (together, in each case, with the associated Right) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Subject to Section 1.08(d), each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 1.08(b)) together with the associated Right shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $17.25 (the "Merger Consideration"). As of the Effective Time of the Merger, all such Shares (and the associated Rights) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by persons who object to the Merger and comply with all the provisions of Alabama law concerning the right of holders of Shares to dissent from the Merger and obtain payment of the fair value of their Shares ("Dissenting Shareholders"), shall not be converted as described in Section 1.08(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Alabama; provided, however, that the Shares (together with the associated Rights) outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Shareholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the ABCA, shall be deemed to be converted as of the Effective Time of the Merger, into the right to receive the Merger Consideration.

     SECTION 1.09.  Exchange of Certificates.  (a) Paying
Agent.[               ] is the paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Shares.

     (b) Parent to Provide Funds. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent, on a timely basis, as and when needed after the Effective Time of the Merger, funds necessary to pay for the Shares pursuant to Section 1.08.

     (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time of the Merger, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 1.08, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.08, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.09, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.08. No interest shall be paid or shall accrue on the cash payable upon the surrender of any Certificate.

     (d) No Further Ownership Rights in Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Plan of Merger.

     (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Plan of Merger would otherwise escheat to or become the property of any governmental authority or agency, domestic or foreign), the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                                   Exhibit C to Merger Agreement

                                   [FORM OF]

                                 Plan of Merger

     SECTION 1.01. Constituent Corporations. RDS Acquisition Inc., a Delaware corporation ("Sub"), and Big B, Inc., an Alabama corporation (the "Company"), constitute the constituent corporations of this Plan of Merger.

     SECTION 1.02. The Merger. Upon the terms and subject to the conditions set forth in this Plan of Merger and in accordance with the Delaware General Corporation Law (the "DGCL") and the Alabama Business Corporation Act (the "ABCA"), the Company shall be merged with and into Sub at the Effective Time of the Merger (as defined below). Following a merger pursuant to this Section 1.02 (the "Merger"), the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the ABCA.

     SECTION 1.03. Effective Time. The parties shall file a certificate or articles of merger and other appropriate documents. The Merger shall become effective at such date and time as this Plan of Merger and any other required documents (collectively, the "Certificates of Merger") are duly filed with the Delaware Secretary of State and the Alabama Secretary of State (the time the Merger becomes effective being the "Effective Time of the Merger").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 11.06 of the ABCA.

     SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.08. Effect on Capital Shares. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"; the Common Stock and the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 23, 1996, as amended, being hereinafter collectively referred to as the "Shares") or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Shares and Parent Owned Shares. Each Share that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Revco D.S., Inc., a Delaware corporation ("Parent"), Sub or any other subsidiary of Parent (together, in each case, with the associated Right) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Subject to Section 1.08(d), each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 1.08(b)) together with the associated Right shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $17.25 (the "Merger Consideration"). As of the Effective Time of the Merger, all such Shares (and the associated Rights) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by persons who object to the Merger and comply with all the provisions of Alabama law concerning the right of holders of Shares to dissent from the Merger and obtain payment of the fair value of their Shares ("Dissenting Shareholders") shall not be converted as described in Section 1.08(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Alabama; provided, however, that the Shares (together with the associated Rights) outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Shareholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the ABCA, shall be deemed to be converted as of the Effective Time of the Merger, into the right to receive the Merger Consideration.

     SECTION 1.09.  Exchange of Certificates.  (a) Paying Agent.
[               ] is the paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Shares.

     (b) Parent to Provide Funds. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent, on a timely basis, as and when needed after the Effective Time of the Merger, funds necessary to pay for the Shares pursuant to Section 1.08.

     (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time of the Merger, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 1.08, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.08, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.09, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.08. No interest shall be paid or shall accrue on the cash payable upon the surrender of any Certificate.

     (d) No Further Ownership Rights in Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Plan of Merger.

     (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Plan of Merger would otherwise escheat to or become the property of any governmental authority or agency, domestic or foreign) the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                                                       EXHIBIT B

     SUPPORT AGREEMENT dated as of October 27, 1996, among REVCO D.S., INC., a Delaware corporation ("Parent"), RDS ACQUISITION INC., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and the parties listed on Schedule A hereto (each a "Shareholder" and, collectively, the "Shareholders").

     WHEREAS Parent, Sub and Big B, Inc., an Alabama corporation (the "Company"), are concurrently entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the making of a cash tender offer (as such offer may be amended or supplemented from time to time, the "Offer") by Sub for all outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company together with the associated Rights (as defined in the Merger Agreement) (the Common Stock, together with the associated Rights, collectively, the "Shares") and the merger of the Company and Sub or another subsidiary of Parent (the "Merger");

     WHEREAS each Shareholder owns not less than the number of Shares of the Company set forth opposite his or its name on Schedule A hereto; such number of Shares, as it may be adjusted by conversion or by any stock dividend, stock split, recapitalization, combination or exchange of Shares, merger, consolidation or reorganization of or by the Company, being referred to herein as the "Subject Shares"; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Shareholders enter into this Agreement.

     NOW, THEREFORE, the parties hereto agrees as follows:

     SECTION 1. Representations and Warranties of the Shareholder. Each Shareholder hereby, severally and not jointly, represents and warrants to Parent in respect of himself or itself as follows:

          (a) Authority. Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or to such Shareholder's property or assets. Except for filings with the Securities and Exchange Commission under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

          (b) The Subject Shares. Such Shareholder has good and marketable title to the Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever.

          (c) Revocation of Prior Proxies. Such Shareholder has validly revoked any and all prior proxies granted with respect to the Subject Shares.

     SECTION 2. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to each Shareholder that each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This

Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms.

     SECTION 3. Covenants of the Shareholder. Each Shareholder, severally and not jointly, agrees as follows:

          (a) Approval of Merger. At any meeting of shareholders called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, such Shareholder shall vote (or cause to be voted) all Shares then beneficially owned by such Shareholder in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) Rejection of Other Proposals. At any meeting of shareholders or at any adjournment thereof or in any other circumstances upon which such Shareholder's vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) all Shares then beneficially owned by such Shareholder against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined in the Merger Agreement), (ii) any amendment of the Company's Articles (Certificate) of Incorporation or By-laws or other proposal or transaction that could impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent or Sub of the transactions contemplated by the Merger Agreement and (iii) against any candidate for election to the Board of Directors of the Company not approved by Parent.

          (c) Negative Pledge. Such Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person (A) other than Sub or Sub's designee or
     (B) by operation of law upon the death of such Shareholder or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal.

          (d) No Solicitation. Such Shareholder shall not, nor shall it permit any investment banker, attorney or other advisor or representative of such Shareholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

          (e) Proxy. Such Shareholder hereby grants to Sub, with full power of substitution, a proxy covering all the Subject Shares of such Shareholder to vote such Subject Shares in accordance with this Section 3. This proxy is coupled with an interest and shall be irrevocable to the maximum extent permitted by the Alabama Business Corporation Act.

          (f) Termination.  The obligations of such Shareholder under this
     Section 3, including the proxy granted pursuant to Section 3(e), shall terminate on the termination of the Merger Agreement (the "Expiration Date"); provided, however, that, if any Shareholder fails to comply with
     Section 3(a), the obligations of such Shareholder under this Section 3 shall not terminate until the third anniversary of the date of this Agreement.

     SECTION 4. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder in such Shareholder's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement, including without limitation
Section 5.02 thereof.

     SECTION 5. Further Assurances. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     SECTION 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of New York and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. Each Shareholder shall pay all reasonable fees and expenses of counsel to Parent and Sub incurred in enforcing this Agreement against such Shareholder.

     (b) Expenses. Except as set forth in Section 7(a), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     (c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or faxed to the parties at the following addresses or fax numbers (or at such other address for a party as shall be specified by like notice):

     (i) if to Parent or Sub, to:

       Revco D.S., Inc.
        1925 Enterprise Parkway
       Twinsburg, OH 44087
       Fax: (216) 487-1679
       Attention: Jack A. Staph, Esq.

        with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019-7475
       Fax: (212) 474-3700
       Attention: Richard Hall, Esq.

     (ii) if to a Shareholder, to the address set forth under the name of such Shareholder on Schedule A hereto with copies to:

       Sirote & Permutt
       2222 Arlington Avenue South
       Birmingham, AL 35205
       Fax: (205) 930-5301
       Attention: Richard Cohn, Esq.

        and

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, NY 10022
       Fax (212) 735-2000
       Attention: Randall H. Doud, Esq.

     (e) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent Alabama law mandatorily applies), regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (i) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     SECTION 8. Performance by Sub. Parent shall cause Sub to perform in full each obligation of Sub set forth in this Agreement.

     IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

                                        REVCO D.S., INC.,

                                        by   /s/ BRIAN P. CARNEY
                                          ------------------------------
                                          Name: Brian P. Carney
                                          Title: Senior Vice President,
                                                Finance

                                        RDS ACQUISITION INC.,

                                        by   /s/ BRIAN P. CARNEY
                                          ------------------------------
                                          Name: Brian P. Carney
                                          Title: Treasurer

                                            /s/ ANTHONY J. BRUNO
                                          ------------------------------
                                          Anthony J. Bruno

                                            /s/ ARTHUR M. JONES, SR.
                                          ------------------------------
                                          Arthur M. Jones, Sr.

                                            /s/ JAMES A. BRUNO
                                          ------------------------------
                                          James A. Bruno

                                            /s/ VINCENT J. BRUNO
                                          ------------------------------
                                          Vincent J. Bruno, in his individual
                                          capacity and in his capacity as
                                          custodian for the entities listed on
                                          Schedule B.

                      THE ROBINSON-HUMPHREY COMPANY, INC.

                                                                  EXHIBIT C

CORPORATE FINANCE                                             INVESTMENT BANKERS
    DEPARTMENT                                                     SINCE 1894

                                                                October 27, 1996

Board of Directors
Big B, Inc.
2600 Morgan Road, S.E.
Bessemer, Alabama 35023

To the Members of the Board:

     We understand that Big B, Inc. (the "Company"), Revco D.S., Inc. (the "Acquiror") and RDS Acquisition Inc., a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Acquisition Sub will amend its existing tender offer (the "Offer") for all shares of Big B's common stock, par value $.001 per share (the "Shares"), to among other things, increase the price to $17.25 per Share, net to the seller in cash. The Offer is expected to be so amended on October 28, 1996. The Agreement also provides that, following consummation of the Offer, Big B and the Acquisition Sub will merge in a transaction (the "Merger") in which each remaining Share will be converted into the right to receive $17.25 in cash.

     You have asked us whether, in our opinion, the proposed cash consideration to be received by the holders of the Shares (other than the Acquiror and its affiliates) in the Offer and the Merger, taken as a whole, is fair to such shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed publicly available information concerning Big B which we believe to be relevant to our analysis;

          (2) Reviewed certain information, including financial and operating information with respect to the business, operations and prospects of Big B, furnished to us by Big B;

          (3) Conducted discussions with members of senior management of Big B concerning its businesses and prospects;

          (4) Reviewed the historical market prices and trading activity for the Shares and compared them with those of certain publicly traded companies which we deemed to be reasonably similar to Big B;

          (5) Compared the results of operations and present financial condition of Big B with those of certain publicly traded companies which we deemed to be reasonably similar to Big B;

          (6) Compared the proposed financial terms of the transaction contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

          (7) Conducted a process to explore Big B's alternatives to maximize value to its shareholders and reviewed information obtained as a part of that process;

          (8) Reviewed an October 27, 1996 draft of the Agreement; and

          (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

                                       C-1

                            ATLANTA FINANCIAL CENTER
                3333 PEACHTREE ROAD, NE - ATLANTA, GEORGIA 30326
                                 (404) 266-6000

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Big B, and we have not independently verified such information. With respect to the financial forecasts furnished by Big B, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Big B's management as to the expected future financial performance of Big B. We have not conducted a physical inspection of the properties and facilities of Big B, and we have not made nor obtained any evaluations or appraisals of the assets or liabilities of Big B. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     It is understood that this letter is for the information of the Board of Directors of Big B (the "Board") and may not be used for any other purpose without our prior written consent. We hereby consent to the inclusion of this letter in the amendment to Big B's Solicitation/Recommendation Statement as
Schedule 14D-9 to be filed in connection with the Board's recommendation regarding the Offer. This opinion is not intended to be and shall not constitute a recommendation to any shareholder of Big B as to whether to tender Shares pursuant to the Offer.

     We have acted as financial advisor to Big B in connection with the proposed transaction and will receive a fee for our services which is in part contingent upon the consummation of the proposed transaction. In addition, Big B has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have provided investment banking services for Big B in the past and have received customary fees for these services. In the ordinary course of our business, we actively trade in the common stock of Big B for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed cash consideration to be received by the holders of the Shares (other than the Acquiror and its affiliates) pursuant to the Offer and the Merger is, taken as a whole, fair to such shareholders from a financial point of view.

                                        Very truly yours,

                                        /s/ THE ROBINSON-HUMPHREY COMPANY, INC.

                                        THE ROBINSON-HUMPHREY COMPANY, INC.

                                                                       EXHIBIT D

                                  ARTICLE 13.
                               DISSENTERS' RIGHTS

                                  DIVISION A.

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

Section 10-2B-13.01.  Definitions.

     (1) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

     (4) "Fair Value," with respect to dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 10-2B-13.02.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all or the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

                (i) Alters or abolishes a preferential right of the shares;

                (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

             (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 10-2B-13.03.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

                                  DIVISION B.

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Section 10-2B-13.20.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' right under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in
Section 10-2B-13.22.

Section 10-2B-13.21.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

Section 10-2B-13.22.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1) State where the payment demand must be sent;

          (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

          (5) Be accompanied by a copy of this article.

Section 10-2B-13.23.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

Section 10-2B-13.24.  Share restrictions.

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

Section 10-2B-13.25.  Offer of payment.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under
     Section 10-2B-13.28; and

          (5) A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

Section 10-2B-13.26.  Failure to take corporate action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.

Section 10-2B-13.27.  Reserved.

Section 10-2B-13.28. Procedure if shareholder dissatisfied with offer of payment.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

                                   DIVISION C

                         JUDICIAL APPRAISAL OF SHARES.

Section 10-2B-13.30.  Court action.

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenters's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

Section 10-2B-13.31.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

Section 10-2B-13.32.  Status of shares after payment.

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                                                       EXHIBIT E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM 10-Q
                             ---------------------

(MARK ONE)
    [X]     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934
            FOR THE QUARTER ENDED OCTOBER 26, 1996
                                      OR
    [ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934
            FOR THE TRANSITION PERIOD FROM            TO
                                           -----------   ------------

                          COMMISSION FILE NO. 2-72154

                                  BIG B, INC.

                             STATE OF INCORPORATION
                                    ALABAMA

                              I.R.S. EMPLOYER I.D.
                                 NO. 63-0632551

                     ADDRESS OF PRINCIPAL EXECUTIVE OFFICE
                             2600 MORGAN ROAD S.E.,
                            BESSEMER, ALABAMA 35023

               REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE
                            AREA CODE (205) 424-3421

         OUTSTANDING COMMON STOCK AS OF OCTOBER 26, 1996 IS 18,757,034

     Indicate by check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                             Yes  [X]       No [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  BIG B, INC.

                                     INDEX

                                                                                     PAGE NO.
                                                                                     --------
FINANCIAL STATEMENTS:
Condensed Balance Sheets as of October 26, 1996 and February 03, 1996..............     E-3
Condensed Statements of Income and Retained Earnings for the Thirty-Eight and
  Twelve Week Periods Ended October 26, 1996 and October 21, 1995..................     E-4
Condensed Consolidated Statements of Cash Flows for the Thirty-Eight and Twelve
  Week Periods Ended October 26, 1996 and October 21, 1995.........................     E-5
Notes of Condensed Financial Statements............................................     E-6
Management's Discussion and Analysis of the Results of Operations and Financial
  Condition........................................................................     E-7
Other Information and Signatures...................................................     E-9

                                  BIG B, INC.

                            CONDENSED BALANCE SHEETS
                  AS OF OCTOBER 26, 1996 AND FEBRUARY 3, 1996
                                  (UNAUDITED)

                                                                         OCTOBER 26,   FEBRUARY 3,
                                                                            1996           1996
                                                                         -----------   ------------
                                                                               (IN THOUSANDS)
                                              ASSETS
Current Assets:
  Cash and Temporary Cash Investments..................................   $     524      $    491
  Receivables..........................................................      22,087        22,659
  Inventories at LIFO..................................................     199,756       179,400
  Prepaid Expenses.....................................................       5,476         6,330
  Refundable Income Taxes..............................................       1,760         3,037
  Deferred Income Taxes................................................       2,539         2,539
                                                                           --------      --------
          Total Current Assets.........................................     232,142       214,456
                                                                           --------      --------
Property, Equipment and Investments in Property Under Capital Leases,
  Net..................................................................      73,694        76,225
                                                                           --------      --------
Other Assets...........................................................      11,447         8,155
                                                                           --------      --------
                                                                            317,283       298,836
                                                                           ========      ========
                             LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Current Portion of Long-Term Debt and Capitalized Lease
     Obligations.......................................................       1,057         1,057
  Accounts Payable.....................................................      59,570        49,525
  Short Term Bank Loan.................................................      12,500         4,700
  Accrued Income Taxes Payable.........................................           0             0
  Accrued Expenses.....................................................      16,296        13,170
                                                                           --------      --------
          Total Current Liabilities....................................      89,423        68,452
                                                                           --------      --------
Non-Current Liabilities:
  Long-Term Debt and Capitalized Lease Obligations.....................      69,102        73,171
  Deferred Income Taxes................................................       6,513         5,169
  Deferred Compensation................................................       1,974         1,780
  Other................................................................       1,700         5,016
                                                                           --------      --------
                                                                             79,289        85,136
                                                                           --------      --------
Shareholders' Investment:
  Common stock, $.001 par value; 100,000,000 shares authorized,
     18,757,034 shares issued and outstanding at October 26, 1996......          19            19
  Paid-in capital......................................................      76,533        74,626
  Retained earnings....................................................      72,019        70,603
                                                                           --------      --------
                                                                            148,571       145,248
                                                                           --------      --------
                                                                          $ 371,283      $298,836
                                                                           ========      ========

           See accompanying notes to condensed financial statements.

                                  BIG B, INC.

              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
               FOR THE THIRTY-EIGHT AND TWELVE WEEK PERIODS ENDED
                     OCTOBER 26, 1996 AND OCTOBER 21, 1995
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                    (NOTE 2)

                                                            THIRTY-EIGHT                TWELVE WEEKS
                                                             WEEKS ENDED                    ENDED
                                                      -------------------------   -------------------------
                                                      OCTOBER 26,   OCTOBER 21,   OCTOBER 26,   OCTOBER 21,
                                                         1996          1995          1996          1995
                                                      -----------   -----------   -----------   -----------
Net Sales...........................................   $ 557,406     $ 516,054     $ 175,509     $ 161,312
                                                        --------      --------      --------      --------
Cost and Expenses:
  Cost of Products sold.............................     392,820       360,312       123,209       113,197
  Store Operating, Selling and Administrative
     Expenses.......................................     143,573       129,386        46,251        42,876
  Depreciation and Amortization.....................      10,247         9,624         3,342         3,706
  Interest Expense..................................       4,060         3,473         1,313         1,115
  Interest Income...................................         (22)          (41)           (3)           (5)
                                                        --------      --------      --------      --------
                                                         550,678       502,754       174,112       160,889
                                                        --------      --------      --------      --------
Income (Loss) Before Taxes..........................       6,728        13,300         1,397           423
Provision for Income Taxes..........................       2,520         4,990           525           160
                                                        --------      --------      --------      --------
Net Income..........................................       4,208         8,310           872           263
Retained Earnings, Beginning of Period..............      70,603        71,390        72,081        77,884
Dividend Paid.......................................      (2,792)       (2,482)         (934)         (929)
                                                        --------      --------      --------      --------
Retained Earnings, end of Period....................   $  72,019     $  77,218     $  72,019     $  77,218
                                                        ========      ========      ========      ========
Net Income per Common Share (Note 1)
  Fully Diluted.....................................   $    0.23     $    0.46     $    0.05     $    0.02
                                                        ========      ========      ========      ========
  Primary...........................................   $    0.23     $    0.48     $    0.05     $    0.01
                                                        ========      ========      ========      ========

           See accompanying notes to condensed financial statements.

                                  BIG B, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
 FOR THE THIRTY-EIGHT WEEK PERIODS ENDED OCTOBER 26, 1996 AND OCTOBER 21, 1995
           INCREASE (DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS
                                  (UNAUDITED)

                                                                        OCTOBER 26,     OCTOBER 21,
                                                                           1996            1995
                                                                        -----------     -----------
                                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income..........................................................   $   4,208       $   8,310
                                                                          --------        --------
Adjustments to reconcile net income to net cash provided by (used in)
  operating activities
     Depreciation and amortization....................................      10,247           9,624
     Provision for deferred income taxes..............................       1,344             105
     Provision for losses on receivables..............................       3,418           7,984
     Provision to value inventories at LIFO cost......................       1,425           1,150
     Loss on sale of property.........................................         136              38
     Provision for deferred compensation..............................         194             161
     Provision (Recognition) of other non-current liability...........      (1,526)         (1,761)
     Change in assets and liabilities:
       Increase in accounts receivable................................      (2,846)         (9,440)
       Increase in other assets.......................................      (3,612)         (2,132)
       Increase in inventories........................................     (21,781)        (38,015)
       Decrease in refundable income taxes............................       1,277               0
       Decrease (increase) in prepaid expenses........................       2,854          (4,751)
       Increase in accounts payable...................................      10,045           3,951
       Decrease in accrued income taxes...............................           0          (1,446)
       Increase in accrued expenses...................................       3,901           1,762
                                                                          --------        --------
          Total adjustments...........................................       5,076         (32,770)
                                                                          --------        --------
          Net cash provided by (used in) operating activities.........       9,284         (24,460)
                                                                          --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property......................................          17              25
  Capital expenditures................................................     (11,339)        (19,284)
                                                                          --------        --------
          Net cash used in investing activities.......................     (11,322)        (19,259)
                                                                          --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt............................       2,000          14,000
  Net borrowings (repayments) under line of credit agreement..........       7,800           6,800
  Principal payments under long-term debt and capital lease
     obligations......................................................      (5,070)        (16,487)
  Proceeds from issuance of common stock..............................         133          38,327
  Dividends paid......................................................      (2,792)         (2,482)
                                                                          --------        --------
          Net cash provided by financing activities...................       2,071          40,158
                                                                          --------        --------
NET INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS...................          33          (3,561)
CASH AND TEMPORARY INVESTMENTS AT BEGINNING OF PERIOD.................         491           4,076
                                                                          --------        --------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF PERIOD..................   $     524       $     515
                                                                          ========        ========
Supplemental disclosures of cash flows information:
  Cash paid during the period for:
     Interest.........................................................   $   4,559       $   4,254
     Income taxes.....................................................         700           8,000

           See accompanying notes to condensed financial statements.

                                  BIG B, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                     OCTOBER 26, 1996 AND OCTOBER 21, 1995

     Net income per common share for all periods was computed by dividing net income by the average weighted number of shares outstanding during the periods. Outstanding stock options are common stock equivalents but were excluded from the primary net income per common share computations as their effect was not material. Fully diluted net income per common share was determined on the assumption that all convertible subordinated debentures were converted and all stock options outstanding were exercised. Conversion was assumed during the portion of each period that the debentures and the options were outstanding. For the debentures, net income was adjusted for interest, net of income tax effects, for the stock options, outstanding shares were decreased by the number of shares that could have been purchased with the proceeds from the exercise, using the end of the period market price.

     For the twenty-six and twelve week periods ending October 26, 1996, fully diluted net income per common share is considered to be the same as primary net income per common share since the effect of certain potentially dilutive securities would be anti-dilutive.

     In the opinion of management, all adjustments have been made which are necessary to reflect a fair statement of the results of operations of the interim period.

                                  BIG B, INC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OPERATING RESULTS

  Net Sales

     Sales for the thirty-eight week period increased 8.0% to $557.4 million from $516.1 million in the prior year. Sales for the twelve week period increased 8.8% to $175.5 million from $161.3 million in the prior year period. The increase in net sales for both the thirty-eight and twelve week periods were primarily the result of increased sales in existing stores and new stores opened.

  Store Cost and Expense

     Cost of products sold, including warehouse expense, as a percentage of net sales, increased to 70.5% from 69.8% in the thirty-eight week period and remained steady at 70.2% in the most recent twelve week period. The increase in cost of products sold as a percentage of net sales in the thirty-eight week period resulted primarily from the continued increase in third-party prescription sales with lower gross margins than non third-party prescription sales.

     Store operating, selling and administrative expenses as a percentage of net sales increased to 25.8% from 25.1% in the thirty-eight week period and decreased slightly to 26.4% from 26.6% in the most recent twelve week period. This increase in the thirty-eight week period was the primary result of higher operating expenses of store systems. The slight decrease in the twelve week period was the result of lower net advertising cost.

     Depreciation and amortization as a percentage of net sales decreased slightly to 1.8% from 1.9% in the thirty-eight week period and decreased to 1.9% from 2.3% in the most recent twelve week period. The decrease in both periods were the result of the writing off of obsolete store equipment.

     Interest expense as a percentage of net sales increased slightly in both the thirty-eight and twelve week periods. This increase was due primarily to higher short term borrowings during the period.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's capital requirements relate primarily to opening and stocking new stores, acquiring stores, and refurbishing existing stores. Capital is also required to support inventory for the Company's existing stores. Historically, the Company has been able to lease its store locations and has financed its expansion and operations from internally generated cash flows, the net proceed of securities offerings, and borrowed funds. Currently the Company owns the land and buildings of only three of its drug stores.

RECENT DEVELOPMENT

     On November 15, 1996, Revco D.S., Inc. ("Revco") announced that it completed its cash tender offer (the "Offer") for all of the outstanding shares of the common stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc. (the "Company") at a price of $17.25 per share in cash. According to Revco, as of the closing of the Offer at 9:00 a.m. on November 15, 1996, 17,232,483 shares of the Company's Common Stock had been tendered and accepted for payment (the "Purchased Shares"). The aggregate purchase price for the Purchased Shares was approximately $297.3 million. According to Revco, the funds required by Revco to purchase the Purchased Shares were obtained from cash on hand and borrowings under Revco's $650 million Revolving Credit Facility.

     According to Revco, Revco owns an aggregate of 18,422,483 shares of the Company's Common Stock, which represents approximately 85.0% of the Company's Common Stock outstanding on December 3, 1996. Revco and the Company intend to proceed with the consummation of a merger pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated October 27, 1996, pursuant to which RDS Acquisition Inc. ("RDS"), a Delaware corporation and a wholly-owned subsidiary of Revco, will merge with and into the

Company with the Company surviving as a wholly-owned subsidiary of Revco (the "Merger"). In the Merger, the remaining shares of the Company's Common Stock will be converted into the right to receive $17.25 per share in cash subject to the terms and conditions set forth in the Merger Agreement. The Company intends to call a special meeting of shareholders on December 19, 1996, at which time the Merger Agreement will be presented for consideration by the Company's remaining shareholders. Because under Alabama law the approval of the holders of at least 66-2/3% of all outstanding shares of the Company's Common Stock is sufficient to approve and adopt the Merger Agreement, Revco can cause the Merger to occur without the affirmative vote of any other holders of shares of the Company's Common Stock. Revco and RDS have agreed pursuant to the Merger Agreement to vote all of the shares of the Company's Common Stock held by them in favor of approval and adoption of the Merger Agreement.

     Pursuant to the Merger Agreement, Anthony J. Bruno, Vincent J. Bruno, James
A. Bruno and Richard Cohn have resigned from the Company's Board of Directors, and, the following individuals, each an employee of Revco, have been designated by the Board to fill the vacancies created by such resignations: D. Dwayne Hoven, Carl A. Bellini, Brian P. Carney, and Jack A. Staph.

                                  BIG B, INC.
                               OTHER INFORMATION

     The Company was not required to file and did not file any report on Form 8-K during the twelve weeks ended October 26, 1996.

     Exhibits: Exhibit 27: Financial Data Schedule (For SEC use only)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       BIG B, INC.
                                          --------------------------------------
                                                        Registrant

                                                     December 5, 1996
                                          --------------------------------------
                                                           Date

                                              /s/  MICHAEL J. TORTORICE
                                          --------------------------------------
                                                   Michael J. Tortorice
                                                Vice President of Finance*
---------------

* Both duly authorized officer and principal financial officer.

                                                                       EXHIBIT F
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                             ---------------------

                                   FORM 10-K

(MARK ONE)
    [X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934
            FOR THE FISCAL YEAR ENDED FEBRUARY 3, 1996
    [ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934
            FOR THE TRANSITION PERIOD FROM              TO
                                           ------------    -------------

                         COMMISSION FILE NUMBER 0-10506

                                  BIG B, INC.
             (Exact Name of Registrant as Specified in its Charter)

                   ALABAMA                                      63-06325521
       (State or Other Jurisdiction of                        (I.R.S. Employer
        Incorporation or Organization)                      Identification No.)
 2600 MORGAN ROAD, S.E., BIRMINGHAM, ALABAMA                       35023
   (Address of Principal Executive Offices)                      (Zip Code)

      (Registrant's Telephone Number, Including Area Code):  205/424-3421

          Securities Registered Pursuant to Section 12(b) of the Act:

                                      NONE

          Securities Registered Pursuant to Section 12(g) of the Act:

                          COMMON STOCK $.001 PAR VALUE

     Indicate by check mark whether Big B, Inc. (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     The aggregate market value of the voting stock held by non-affiliates of Big B, Inc. as of April 26, 1996, was approximately $171,905,968.50.

     As of April 1, 1996, the number of shares of Big B, Inc. Common Stock outstanding was 18,572,647.

                      DOCUMENTS INCORPORATED BY REFERENCE

     (2) Part III incorporates by reference portions of the Big B, Inc. Annual Proxy Statement for the fiscal year ended February 3, 1996 (to be filed with the Commission on or about April 27, 1996).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ITEM                                                                                      PAGE
----                                                                                      -----
                                            PART I
 1    Business..........................................................................    F-3
 2    Properties........................................................................    F-7
 3    Legal Proceedings.................................................................    F-8
 4    Submission of Matters to a Vote of Security Holders...............................    F-8
                                            PART II
 5    Market for Registrant's Common Equity and Related Stockholder Matters.............    F-8
 6    Selected Financial Data...........................................................    F-9
 7    Management's Discussion and Analysis of Financial Condition and Results of
      Operations........................................................................    F-9
 8    Financial Statements and Supplementary Data.......................................   F-11
 9    Changes in and Disagreements with Accountants on Accounting and Financial
      Disclosure........................................................................   F-11
                                           PART III
10    Directors and Executive Officers of The Registrant................................   F-12
11    Executive Compensation............................................................   F-12
12    Security Ownership of Certain Beneficial Owners and Management....................   F-12
13    Certain Relationships and Related Transactions....................................   F-12
                                            PART IV
14    Exhibits, Financial Statement Schedules, and Reports on Form 8-K..................   F-12
      Index to Consolidated Financial Statements........................................   F-13

                                     PART I

ITEM 1.  BUSINESS.

GENERAL

     The Company operates a chain of 384 stores throughout a five state area in the southeastern United States. The Company operates its drug stores under the names "Big B Drugs" and "Drugs for Less". Also, the Company operates five home healthcare stores under the name "Big B Home Health Care Center." The Company is one of the largest drug store chains in this five state area with 170 stores in Alabama, 161 in Georgia, 23 in Florida, 23 in Tennessee and seven in Mississippi. All of the Company's stores are within a 400 mile radius of its distribution center in Birmingham, Alabama. In addition to prescription drugs and services, the Company's drug stores offer a broad range of health and beauty aids, cosmetics, greeting cards, convenience foods, photo processing services and other general merchandise. The Company intends to continue to concentrate its future growth in this five state area to take advantage of the available economies of scale in advertising, distribution and supervision and the competitive advantage for the Company in marketing to third-party payment plans.

THE DRUG STORE INDUSTRY

     In recent years, the drug store industry has undergone several significant changes, including: (i) the increase in third-party payment plans for prescription drugs, (ii) the consolidation within the drug store industry, (iii) the aging of the United States population and (iv) the increase in competition from non-traditional retailers of prescription and over-the-counter drugs.

     During the last several years, a growing percentage of prescription drug sales throughout the industry has been accounted for by sales to customers who are covered by third-party payment plans. According to IMS America, in 1995, third-party payment plan sales represented approximately 58.3% of total prescription drug sales in the United States. In a typical third-party payment plan, the drug store company has a contract with a third-party payor, such as an insurance company, HMO, PPO, other managed care provider, government agency or private employer, which agrees to pay for part or all of a customer's eligible prescription purchases. Although third-party payment plans often provide a high volume of prescription sales, such sales typically generate lower gross margins than other prescription sales due principally to the highly competitive nature of this business and recent efforts by third-party payment plans to contain costs. The Company believes larger drug store chains, such as the Company, are better able to service the growing third-party payment plan segment than independent drug stores and smaller chains as a result of the larger chains' more sophisticated technology systems, larger number of stores and greater penetration within their markets.

     As a result of the economies of scale from which larger drug store chains benefit as well as the third-party payment plan trend, the number of independent drug stores and smaller drug store chains has decreased as a result of acquisitions by larger drug store chains. This trend is expected to continue because larger chains are better positioned to handle the increased third-party payment plan sales, purchase inventory on more advantageous terms and achieve other economies of scale with respect to their marketing, advertising, distribution and other expenditures. The Company believes that independent drug stores and smaller drug store chains may provide significant acquisition opportunities for larger drug store chains, such as the Company.

     Strong demographic trends have also contributed to changes in the drug store industry, as a significant portion of the United States population ages. This trend has had, and is expected to continue to have, a marked effect on the pharmacy business in the United States because consumer prescription and over-the-counter drug usage generally increases with age. The group of persons over age 40 is a rapidly growing segment of the U.S. population. According to industry sources, in 1994, this segment represented approximately 39% of the population, although it consumed approximately 58% of all prescriptions sold in the United States. This segment is projected to increase to 43% of the population by the year 2000. The average per person prescription usage in the United States is approximately 7.4 prescriptions per year, which increases to approximately 6.7 and 16.5 prescriptions filled per year for persons ages 20-64 and 65 and over, respectively.

     Drug store chains and independent drug stores represent approximately 39% and 27%, respectively, of the U.S. retail pharmacy market, including mass merchandisers, food stores, staff model HMOs, clinics, mail order companies, independent pharmacies and chain pharmacies. In response to a number of factors, including the aging of the United States population, mass merchandisers (including discounters and deep discounters), supermarkets, combination food and drug stores, mail order distributors, hospitals, HMOs and other managed care providers have entered the pharmacy industry. Supermarkets, including food and drug stores, and mass merchandisers each represent approximately 11% of the retail pharmacy market in the United States.

BUSINESS STRATEGY

     Factors in the Company's business strategy which have been key in the growth of the Company's operations are:

          New Stores and Acquisitions. The Company seeks to achieve and maintain a leading market share in those markets in which it operates by continually acquiring and establishing stores at strategic locations in those markets. This expansion is accomplished through new store openings and through the acquisition of existing chain drug stores and independent drug store operations. The Company presently plans to limit its expansion to markets which can be served by its existing Birmingham distribution center, which the Company believes can serve up to 600 stores. The Company believes that there is ample opportunity for additional expansion in the southeastern United States and that it will benefit from the economies of scale associated with expansion in its present market area.

          Focus on Pharmacy Operations. The Company intends to continue to place special emphasis on its pharmacy operations through computer technology to provide better information and service to customers in the stores, through the continued development of marketing strategies to increase the customer base for the Company's stores, including prescription programs tailored to individual employer groups and health maintenance organizations, and through the development of new markets for pharmacy sales outside of the Company's stores, such as the Company's mail order prescription drug program.

          Customer Satisfaction. The Company emphasizes customer service and convenience in its store operations. The Company's merchandising strategy is to offer brand name merchandise under a value pricing policy, with prices generally at or below those of other conventional drug stores.

PHARMACY PRODUCTS AND SERVICES

     The primary focus of the Company's business is its pharmacy operations, which offer both brand name and generic prescription drugs. The Company strives continually to improve these operations in an effort to build customer loyalty and increase customer traffic in its stores. The Company believes that its prescription drug business will continue to represent a significant portion of its sales and profits due to the demographic trend towards an aging population, the continued development of new pharmaceutical products and changing trends in the delivery of healthcare.

     The Company is actively seeking to increase its participation in third-party pay reimbursement programs. These programs generally involve a contract between the Company and a third-party payor, such as a private employer, an insurance company, or a health maintenance organization, which agrees to pay part or all of a customer's eligible prescription purchases. While these third-party pay contracts often provide an increase in the volume of prescription sales, these sales typically generate lower gross margins than other sales due to the highly competitive nature of pricing for this business. In fiscal 1996, third-party pay reimbursement programs represented approximately 66% of the Company's prescription business, compared to approximately 25% for fiscal 1992.

     The Company has also initiated other prescription services and programs in an effort to increase the Company's prescription drug sales. In addition, the Company operates a mail order prescription drug program, which has grown from approximately $100,000 in prescription drug sales in fiscal 1993, to $1.8 million in fiscal 1996. The Company believes there are significant opportunities for increasing prescription drug sales through these services.

     The Company also believes that its computerized pharmacy inventory and customer account records system is significant to the success of its pharmacy operations. This system maintains on-line pharmacy inventory records and calculates the prices of all prescriptions filled. The system also maintains current customer information, including medical history and other information furnished by the customer and a list of all prescription medicine purchased by the customer from the Company. Each time a new prescription is filled by the Company, the patient information is updated and the prescription is analyzed in an attempt to assure its compatibility with other medication prescribed for the customer. In addition, the system supplies information concerning drug purchases to customers for income tax purposes, prepares prescriptions labels and receipts, and expedites the collection of amounts due the Company under third-party pay reimbursement programs.

GENERAL MERCHANDISE

     The typical Big B drug store emphasizes brand name merchandise and offers a broad range of nonprescription medications and general merchandise at competitive prices that are generally at or below those of other conventional drug stores. Major year-round product lines include health and beauty aids, cosmetics, books and magazines, tobacco products, convenience foods, greeting cards, toys, small electrical appliances, electronics, photo processing services and household items. Big B drug stores also feature seasonal merchandise such as Christmas items, holiday greeting cards, special candies, beach and pool supplies and other seasonal products. The Company continually revises and updates the product mix in its stores in line with customer needs and retail trends.

     In addition to brand name merchandise, the Company has a private label merchandise program which includes health and beauty aids, household products and nonprescription drugs. The Company's private label merchandise program offers quality merchandise at prices substantially lower than comparable brand name merchandise. At the present time, the Company's private label program does not represent a material portion of the Company's nonprescription sales.

ADVERTISING

     The Company promotes the sale of its merchandise primarily through a combination of newspaper advertising and full color inserts. The Company also uses direct mail circulars, television advertising and radio advertising. The Company's concentration of stores within its markets enables it to achieve economies of scale in advertising and marketing expenditures and also enables the Company to negotiate favorable rates for advertising time and print production. The Company believes that its current level of advertising expenditures is appropriate to support its existing marketing strategies.

EXPANSION

     The Company's growth strategy is to expand, principally in its present market area in the southeastern United States, through new store openings and acquisitions of existing chain drug stores. The Company believes that significant opportunities remain in this region. The Company will focus its expansion within a 400 mile radius of its Birmingham distribution center and will seek to achieve a dominant position in its markets before expanding into new areas. The Company believes that its distribution center of 440,000 square feet is capable of serving up to 600 stores.

ACQUISITIONS

     The Company continually seeks to identify appropriate acquisition candidates in its markets. In addition, the Company periodically acquires the pharmacy inventory and customer prescription files of independent drug stores that complement the Company's existing stores.

STORE DEVELOPMENT

     The following table sets forth, for the periods indicated, certain information concerning the Company's drug stores:

                                                                      FISCAL YEARS ENDED
                                                           ----------------------------------------
                                                           JANUARY 29,   JANUARY 28,   FEBRUARY 3,
                                                              1994          1995           1996
                                                           -----------   -----------   ------------
    Stores open, beginning of period.....................      304           354            367
    Stores added.........................................       55            16             23
    Stores closed........................................       (5)           (3)             6
    Stores open, end of period...........................      354           367            384
                                                               ===           ===            ===

PURCHASING, DISTRIBUTION AND MANAGEMENT INFORMATION SYSTEM

     The Company centrally purchases most of its merchandise, including prescription drugs, directly from manufacturers, allowing it to take advantage of promotional and volume discount programs that certain manufacturers offer to retailers. During fiscal 1996, approximately 66% of the merchandise purchased by the Company for its drug stores was received at the Company's distribution center for redistribution to its drug stores. The balance of store merchandise is shipped directly to the Company's drug stores from manufacturers and distributors at prices negotiated at the corporate level. The Company does not have any long-term contracts with suppliers and believes it has numerous alternative sources of supply for the merchandise sold in its stores. The Company has implemented electronic data interchange ("EDI") with certain of its major suppliers. The implementation of EDI allows for the paperless ordering of products with immediate confirmation from the vendor on price, delivery terms and amount of goods ordered, and should allow the Company to reduce lead time on orders and improve cash flow by reducing the amount of inventory required to be kept on hand.

     Store orders are processed by computer and assembled at the distribution center for delivery to stores through a fleet of trailers and trucks leased by the Company. The distribution center utilizes state-of-the-art computer and conveyor systems to monitor the amount and location of inventory within the distribution center and to handle the movement of items from the receiving dock to the racks to the loading dock for delivery to the stores. The distribution center's computer system also assists in planning and monitoring the utilization of distribution center personnel. The Company's stores typically receive deliveries from the distribution center weekly.

     The Company has installed point of sale scanning equipment in all of its drug stores. This equipment connects in-store computer systems to the distribution center computer system for inventory reporting purposes and facilitates automated direct store ordering of inventory.

STORE OPERATIONS

     The Company's Big B stores are generally located in strip shopping centers or are freestanding and generally range in size from 7,000 to 12,000 square feet, with an average size of approximately 9,000 square feet. The typical Big B drug store is open every day of the year, except Christmas, generally from 8:00 A.M. until 9:00 P.M. (10:00 A.M. until 7:00 P.M. on Sundays). Stores at selected locations are open until midnight or on a twenty-four hour basis, depending upon local market needs. Big B drug stores generally are operated on a self-service basis for non-pharmacy items, with customer assistance available when required. The pharmacy departments are staffed by registered pharmacists.

     Store operations are the responsibility of the Vice President -- Store Operations, who supervises the Company's two regional managers and fifteen district managers. Each district manager is responsible for the drug stores in his district and regularly visits those stores to assure quality of merchandise presentation, appropriate staffing and adherence to the Company's operating policies. In an effort to increase employee productivity, improve employee retention, and enhance customer service, the Company utilizes an incentive compensation plan with established goals for each level of employees, including store clerks, under which bonuses are based on these goals. The management staff of a typical drug store includes a manager, an assistant manager and two pharmacists, whose incentive compensation is based upon the profitability of the store.

DRUGS FOR LESS

     The Company operates 23 deep discount drug stores under the name "Drugs for Less." Each store contains a pharmacy and emphasizes higher turnover merchandise such as health and beauty aids, cosmetics, tobacco products, photo processing services, stationery, household items, greeting cards, snacks and candies. The Company attempts to achieve higher sales volume in its Drugs for Less stores by offering its products at prices competitive with other deep discount operations. The Drugs for Less stores range in size from approximately 10,000 to 29,000 square feet, with an average size of approximately 20,000 square feet, and are generally located on major traffic arteries in the Company's larger metropolitan markets.

HOME HEALTH CARE

     The Company operates six home health care stores under the name "Big B Home Health Care Center." These stores offer home health care products for sale or rent, including oxygen concentrators, wheelchairs, hospital beds, other convalescent equipment and accessories, and diabetic supplies. Each store is staffed by trained technicians offering services ranging from home delivery and set-up of equipment to completion of necessary forms for insurance and Medicare claims. Many of the products sold by the home health care stores can be purchased at the Company's drug stores, and all of these products can be ordered by catalog through the drug stores.

REGULATION

     The Company's pharmacists and pharmacies are required to be licensed by the appropriate state boards of pharmacy. The Company's drug stores and its distribution center are also registered with the Federal Drug Enforcement Administration. Certain of the stores sell beer and wine and are subject to various state and local licensing requirements. By virtue of these licenses and registration requirements, the Company is obligated to observe certain rules and regulations, and a violation of such rules and regulations could result in a suspension or revocation of the licenses or registrations. Under the Omnibus Budget Reconciliation Act of 1990, the Company's pharmacists are required to offer counseling, without additional charge, to customers covered by Medicare about the medication, dosage, delivery system, common side effects and other information deemed significant by such pharmacists. This prospective drug review program was enacted to insure that prescriptions for covered drugs are appropriate, medically necessary and not likely to cause adverse medical results.

COMPETITION

     The Company's business is highly competitive. In each of its markets, the Company competes directly with a number of national, regional and local drug store chains, independent drug stores, deep discount drug stores, supermarkets, combination food and drug stores, discount department stores, mass merchandisers and other retail stores and mail order operations. Certain of these competitors have financial resources that are substantially greater than those of the Company. Competition among drug stores generally takes the form of price competition, store location, product selection and customer service. The home health care center stores compete with certain chain operations and independent single unit stores.

EMPLOYEES

     As of March 1, 1996, the Company employed approximately 6,300 persons. The Company believes that its relationship with its employees is good.

ITEM 2.  PROPERTIES.

     The Company owns the furniture and fixtures in each of its stores. However, with the exception of three store owned by the Company, the Company leases the land and buildings for all of its stores under standard commercial leases with terms of typically between 15 to 20 years and renewal provisions for additional terms. The leases provide for the payment of either a fixed rental or a fixed rental plus a percentage of gross sales in excess of a specified amount. Certain of the leases also provide for the payment by the Company of increases in real estate taxes and insurance premiums. Big B is continuing to make lease payments under leases for certain store locations at which the Company's drug stores have been closed. No single lease is material to the Company's operations.

     The Company's distribution facility and executive offices are located in a single 440,000 square foot facility on a 30-acre site in Birmingham, Alabama. The Company leases the facility from The Industrial Development Board of the City of Bessemer, pursuant to a lease entered into in connection with the issuance of industrial revenue bonds. The Company has guaranteed to the bondholders the payment of the principal and interest on the bonds. The lease has a primary term of 30 years, and Big B is entitled to renew the lease for an additional 10-year term. Upon the expiration of the lease term, Big B has the right to purchase the entire property for a nominal consideration. Big B utilizes approximately 26,000 square feet of the facility as its corporate headquarters and the remainder as its primary warehouse facility and distribution center.

ITEM 3.  LEGAL PROCEEDINGS.

     There are no material, pending legal proceedings, other than ordinary, routine litigation incidental to the business, to which Big B is a party or of which any of its property is the subject.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     Big B, Inc. did not submit any matters to a vote of its security holders during the fourth quarter of its fiscal year ended February 3, 1996.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Company's Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ National Market System under the symbol BIGB. The following table sets forth, for the fiscal periods indicated, the reported high and low sale prices, as reported by National Quotation Bureau, Inc.

FISCAL 1995                                                                       HIGH    LOW
-----------                                                                       ----    ---
Quarter ended May 7, 1994.......................................................  $12  1/2 $ 9 7/8
Quarter ended July 30, 1994.....................................................   12  1/8  10 5/8
Quarter ended October 22, 1994..................................................   12  1/8  10 3/8
Quarter ended January 28, 1995..................................................   14  1/2  11 1/2

FISCAL 1996                                                                       HIGH    LOW
-----------                                                                       ----    ---
Quarter ended May 8, 1995.......................................................  $15  1/4 $13
Quarter ended July 29, 1995.....................................................   15  1/8  13 7/8
Quarter ended October 26, 1995..................................................   16  1/8  14 5/8
Quarter ended February 3, 1996..................................................   15       7 1/2

     On April 1, 1996, the closing sale price for the Company's Common Stock was $10 3/8 per share. As of April 1, 1996, there were 2,234 holders of record of the Company's Common Stock.

     The following table sets forth the dividends paid by Big B, Inc. to its shareholders during the last two fiscal years. Big B, Inc. intends to continue its policy of paying quarterly cash dividends. Future dividends will be dependent, however, upon the Company's earnings, financial requirements and other relevant factors.

                                                                          JANUARY 29,   FEBRUARY 3,
FOR FISCAL YEAR ENDED:                                                       1995          1996
----------------------                                                    -----------   -----------
First Quarter...........................................................     $ .04         $ .04
Second Quarter..........................................................     $ .04         $ .05
Third Quarter...........................................................     $ .04         $ .05
Fourth Quarter..........................................................     $ .04         $ .05

ITEM 6.  SELECTED FINANCIAL DATA.

                                  BIG B, INC.

                            SELECTED FINANCIAL DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  FEBRUARY 3,   JANUARY 28,   JANUARY 29,   JANUARY 30,   FEBRUARY 1,
                                     1996          1995          1994          1993          1992
                                  -----------   -----------   -----------   -----------   -----------
                                  (53 WEEKS)    (52 WEEKS)    (52 WEEKS)    (52 WEEKS)    (52 WEEKS)
INCOME STATEMENT DATA:
Net sales.......................  $   737,146   $   668,205   $   595,712   $   502,712   $   487,890
Net income......................        2,624        15,097        11,752         9,205         6,542
Net income per share:
  Primary.......................         0.15          0.97          0.76          0.60          0.43
  Fully diluted.................         0.15          0.89          0.72          0.60          0.43
                                  -----------   -----------   -----------   -----------   -----------
Weighted average number of
  common shares and equivalents
  outstanding:
  Primary.......................   17,815,609    15,561,205    15,471,402    15,375,766    15,293,706
  Fully diluted.................   21,124,671    18,921,613    18,301,980    15,375,766    15,293,706
                                  ===========   ===========   ===========   ===========   ===========
Dividends Per Share.............  $      0.19   $      0.15   $      0.12   $      0.10   $      0.06
                                  ===========   ===========   ===========   ===========   ===========
BALANCE SHEET DATA:
Working capital.................  $   146,004   $   120,670   $   107,165   $    85,277   $    61,210
Total assets....................      298,836       273,492       233,100       181,915       179,774
Long-term debt and capitalized
  lease obligations.............       73,171        74,268        63,476        40,618        31,854
                                  ===========   ===========   ===========   ===========   ===========

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OPERATING RESULTS

     Net Sales. Net sales for the 53-week fiscal year 1996 increased 10.3% to a record $737.1 million from $668.2 million in the 52-week fiscal year 1995. The increase in net sales for the year resulted primarily from sales increases in existing stores. Comparable store sales increased 5.5% during the year ended February 3, 1996. Management believes that net sales will continue to be positively impacted by the use of point-of-sale data, product mix improvements, acquisitions of independent pharmacies in order to consolidate their pharmacy files into existing store locations and by the addition of new stores. The Company operated 384 stores at February 3, 1996, compared to 367 stores operated at January 28, 1995.

     Prescription drug sales have grown as a percentage of net sales, increasing to 50.7% in fiscal 1996 from 49.1% in fiscal 1995 and 46.7% in fiscal 1994. This increase is a result of increased participation by the Company in third-party payment plans, the demographic trend toward an aging population and the continued development of new pharmaceutical products. Third-party prescription sales represented 66%, 56%, and 48% of the Company's prescription sales in fiscal 1996, 1995, and 1994, respectively. Third-party payors typically negotiate lower prescription prices than those on non third-party prescriptions. The result has been significantly decreased gross profit margins on the Company's prescription sales, especially impacting fiscal 1996.

     Management expects third-party pharmacy sales as a percentage of total pharmacy sales to continue to increase in the foreseeable future and pharmacy margins to further decline as a result. Management anticipates that further declines in pharmacy margins, as a result of increased third-party sales, will be at a level which will not significantly impact net income and will be substantially offset by the additional sales volume and gross profit dollars generated from the increased third-party sales, improved purchasing arrangements for pharmaceutical products, continued contract negotiations with third-party payors, the marketing of value-added pharmacy services, and the use of point-of-sale data to improve gross margins for non-pharmacy sales.

     Net sales increased 12.2% to $668.2 million in fiscal 1995 from $595.7 million in fiscal 1994. The increase in net sales in fiscal 1995 was the result of an increase in comparable store sales of 7.1% and sales of new stores opened. The Company operated 354 stores at January 29, 1994, compared to 367 stores operated at January 28, 1995.

     Store Cost and Expense. Cost of products sold, including warehouse expense, as a percentage of net sales increased to 70.7% in fiscal 1996 from 69.0% in fiscal 1995 and 69.3% in fiscal 1994. As discussed above, the increase in cost of products sold as a percentage of net sales in fiscal 1996 resulted primarily from the continued increase in third-party prescription sales with lower gross profit margins than non third-party prescription sales. The LIFO charge was $1.5 million in fiscal 1996 compared to $3 million and $1.4 million in fiscal 1995 and 1994, respectively. The decrease in cost of products sold as a percentage of net sales in fiscal 1995 was primarily from improved distribution center efficiencies. Store operating, selling, and administrative expenses as a percentage of net sales increased to 26.2% in fiscal 1996 from 24.9% in fiscal 1995 and 25.4% in fiscal 1994. The increase as a percentage of net sales in fiscal 1996 was the result of certain nonrecurring fourth quarter adjustments aggregating $8.6 million. Among these fourth quarter adjustments, the Company utilized data from the newly installed point-of-sale system to establish reserves for store fixtures which will become obsolete as store layouts are altered to better meet customer needs. The Company also obtained an actuarially-based estimate of its self-insured workers' compensation reserve requirement and recorded a $1.7 million adjustment to increase its workers' compensation reserve to the actuarially determined amount as a change in accounting estimate.

     Depreciation and amortization as a percentage of net sales increased slightly in fiscal 1996 to 1.8% from 1.7% in fiscal years 1995 and 1.6% in fiscal 1994. The slight increase in both fiscal years was primarily due to the completion of a pharmacy computer system in fiscal 1996 at a cost of approximately $10 million and the completion of an enhanced point-of-sale system at a cost of approximately $9 million in fiscal 1995.

     Gain -- Loss on Sale and Disposition of Property. Net gain on the disposal of property was $.4 million in fiscal 1996 as compared to losses of $1.2 million and $.3 million in fiscal years 1995 and 1994. The net gain in fiscal 1996 was primarily due to the sale of the fixtures and related assets of the Company's nursing home service. The loss in fiscal year 1995 was due to the disposal of old register systems upon the installation of a new point-of-sale system for all the Company's stores. The loss in fiscal 1994 was due to normal replacement of assets in the course of business.

     Interest Expense. Interest expense during the periods arises from $40.3 million in 6 1/2% convertible subordinated debentures which were issued in a public offering in fiscal 1994, a revolving credit facility, and a bank line of credit. Interest expense increased to $5.1 million in fiscal 1996 from $4.4 million in fiscal 1995. This increase was due primarily to higher short-term borrowings and generally higher interest rates during the periods.

     Provision for Income Taxes. The Company's effective tax rate increased to 44% in fiscal 1996. It was 37% in fiscal 1995 and 36% in fiscal 1994. The fiscal 1996 increase is due to the level of permanent differences on a lower pretax base and is illustrated in Note 9 in the accompanying consolidated financial statements.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's capital requirements relate primarily to opening and stocking new stores, acquiring stores, and refurbishing existing stores. Capital is also required to support inventory for the Company's existing stores. Historically, the Company has been able to lease its store locations and has financed its expansion and operations from internally generated cash flows, the net proceeds of securities offerings, and borrowed funds. Currently, the Company owns the land and buildings of only three of its drug stores.

     In recent years, net cash has been provided by operating activities; $13.8 million and $1.1 million in fiscal 1995 and 1994, respectively. However, in fiscal 1996 operations required $13.9 million in cash primarily representative of increases in inventories and accounts receivable.

     Net cash used in investing activities was $21 million, $22.6 million, and $19.5 million in fiscal 1996, 1995, and 1994, respectively. These amounts primarily reflect capital expenditures for the pharmacy computer system, point-of-sale system, new stores as well as continued improvements to existing stores and the Company's distribution center. In fiscal 1994, $16.5 million of the $19.5 million represented a net cash payment for the Treasury acquisition.

     In fiscal 1996, net cash provided by financing activities was $31.3 million and consisted of a first quarter public offering of 2.9 million shares of stock which provided $38.6 million of cash offset by dividend payments of $3.4 million and retirement of debt totaling $3.9 million. In fiscal 1995, net cash provided by financing activities was $12.4 million and consisted of $15.6 million in net borrowings under line of credit agreements, $.3 million in proceeds from the issuance of long-term debt, offset by $2.3 million of dividends paid, and $1.2 million in principal payments on long-term debt and capital lease obligations. In fiscal 1994, net cash provided by financing activities was $17.8 million and consisted of a $40.3 million 6 1/2% convertible subordinated debenture offering, offset by $19.1 million of net line of credit repayments, $1.8 million of dividends paid, and $1.6 million in principal payments on long-term debt and capital lease obligations.

     The Company plans to open 25 to 30 new stores in both fiscal 1997 and fiscal 1998 at an anticipated aggregate capital outlay of $10 million to $12 million in each fiscal year. Most of the new stores will be Big B Drugs stores. The cost of fixtures, equipment and inventory to open a new drug store is approximately $400,000 for a Big B Drugs store and approximately $1.1 million for a Drugs for Less store. The Company believes that internally generated funds and borrowings on its line of credit and revolving credit facility will be adequate to fund the capital requirements noted above.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The Company's Consolidated Balance Sheets as of January 28, 1995, and February 3, 1996 and its Consolidated Statements of Operations, Cash Flows and Shareholders' Investment for the fiscal years ended January 29, 1994, January 28, 1995, and February 3, 1996, together with a report of Arthur Andersen LLP, independent public accountants, are included elsewhere herein. Reference is made to the "Index to Consolidated Financial Statements."

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not applicable.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     The information set forth under the captions "NOMINEES" and "OFFICERS," appearing in the Big B, Inc. Annual Proxy Statement for the fiscal year ended February 3, 1996, is incorporated herein by reference.

ITEM 11.  EXECUTIVE COMPENSATION.

     The information set forth under the captions "BOARD OF DIRECTORS" and "COMPENSATION TO EXECUTIVE OFFICERS," appearing in the Big B, Inc. Annual Proxy Statement for the fiscal year ended February 3, 1996, is incorporated herein by reference.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information set forth under the captions "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "NOMINEES", appearing in the Big B, Inc. Annual Proxy Statement for the fiscal year ended February 3, 1996, is incorporated herein by reference.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information set forth under the caption "INTEREST OF OFFICERS, DIRECTORS AND OTHERS IN CERTAIN TRANSACTIONS" appearing in the Big B, Inc. Annual Proxy Statement for the fiscal year ended February 3, 1996, is incorporated herein by reference.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

     (a)(1) and (2)  Financial Statements and Financial Statement
Schedules. The financial statements and schedules listed in the accompanying index to the consolidated financial statements on page 18 are filed as part of this Annual Report on Form 10-K.

     (a)(3) Exhibits. The exhibits listed on the accompanying Index of Exhibits are filed as a part of this Annual Report.

     Big B agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument defining the rights of holders of Big B's long-term debt.

     BIG B WILL FURNISH TO EACH SHAREHOLDER, UPON WRITTEN REQUEST, COPIES OF THE EXHIBITS REFERRED TO ABOVE AT A COST OF TEN CENTS PER PAGE. REQUESTS SHOULD BE ADDRESSED TO: JAMES A. BRUNO, CORPORATE SECRETARY, BIG B, INC., POST OFFICE BOX 10168, BIRMINGHAM, ALABAMA 35202.

     (b) No Form 8-K was filed by Big B, Inc. during the last quarter of the fiscal year ended February 3, 1996.

     (c) Exhibits. See Item 14(a)(3) above and the separate Exhibit Index attached hereto.

     (d) Financial Statement Schedules.  See Item 14(a)(2) above.

                                  BIG B, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       [AND FINANCIAL STATEMENT SCHEDULE]

                                                                                        PAGE
                                                                                        ----
CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants............................................  F-14
  Balance Sheets as of February 3, 1996, and January 28, 1995.........................  F-15
  Statements of Operations for Fiscal Years Ended February 3, 1996, January 28, 1995,
     and January 29, 1994.............................................................  F-16
  Statements of Shareholders' Investment for Fiscal Years Ended February 3, 1996,
     January 28, 1995, and January 29, 1994...........................................  F-17
  Statements of Cash Flows for Fiscal Years Ended February 3, 1996, January 28, 1995,
     and January 29, 1994.............................................................  F-18
  Notes to Financial Statements.......................................................  F-19
SUPPLEMENTAL FINANCIAL STATEMENT SCHEDULE:
  Schedule II -- Valuation and Qualifying Accounts....................................  F-29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Big B, Inc.:

     We have audited the accompanying consolidated balance sheets of Big B, Inc. (an Alabama corporation) and subsidiaries as of February 3, 1996 and January 28, 1995 and the related consolidated statements of operations, shareholders' investment, and cash flows for each of the three fiscal years in the period ended February 3, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big B, Inc. and subsidiaries as of February 3, 1996 and January 28, 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended February 3, 1996 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The following Schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic consolidated financial statements. This information has been subjected to auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Birmingham, Alabama
March 11, 1996

                                  BIG B, INC.

                          CONSOLIDATED BALANCE SHEETS
                     FEBRUARY 3, 1996 AND JANUARY 28, 1995

                                                                        1996           1995
                                                                    ------------   ------------
                                            ASSETS
CURRENT ASSETS:
  Cash and temporary cash investments.............................  $    491,000   $  4,076,000
  Accounts receivable, net........................................    22,659,000     20,317,000
  Inventories.....................................................   179,400,000    169,473,000
  Prepaid expenses and other......................................     6,330,000      3,750,000
  Refundable income taxes.........................................     3,037,000              0
  Deferred income taxes, net......................................     2,539,000      2,146,000
                                                                    ------------   ------------
          Total current assets....................................   214,456,000    199,762,000
                                                                    ------------   ------------
PROPERTY AND EQUIPMENT:
  Land............................................................     1,332,000        958,000
  Buildings.......................................................    10,131,000      9,114,000
  Store fixtures and equipment....................................    86,636,000     81,393,000
  Warehouse and office equipment..................................    12,873,000     12,692,000
  Leaseholds and leasehold improvements...........................    11,644,000     11,345,000
                                                                    ------------   ------------
                                                                     122,616,000    115,502,000
  Less accumulated depreciation and amortization..................   (47,847,000)   (49,774,000)
                                                                    ------------   ------------
                                                                      74,769,000     65,728,000
Investment in property under capital leases, net..................     1,456,000      1,316,000
                                                                    ------------   ------------
                                                                      76,225,000     67,044,000
                                                                    ------------   ------------
Other Assets......................................................     8,155,000      6,686,000
                                                                    ------------   ------------
                                                                    $298,836,000   $273,492,000
                                                                    ============   ============
                           LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current maturities of long-term debt and capitalized lease
     obligations..................................................  $  1,057,000   $  1,028,000
  Notes payable to banks..........................................     4,700,000      7,000,000
  Accounts payable................................................    49,525,000     56,071,000
  Accrued payroll and related expenses............................     6,646,000      7,220,000
  Other accrued expenses..........................................     6,524,000      6,327,000
  Accrued income taxes............................................             0      1,446,000
                                                                    ------------   ------------
          Total current liabilities...............................    68,452,000     79,092,000
                                                                    ------------   ------------
NONCURRENT LIABILITIES:
  Long-term debt..................................................    71,772,000     72,986,000
  Capitalized lease obligations...................................     1,399,000      1,282,000
  Deferred income taxes, net......................................     5,169,000      6,653,000
  Deferred compensation...........................................     1,780,000      1,205,000
  Other...........................................................     5,016,000      5,541,000
                                                                    ------------   ------------
                                                                      85,136,000     87,667,000
                                                                    ------------   ------------
Commitments and Contingencies (Notes 2, 3, 4, 6, 7, and 8)
SHAREHOLDERS' INVESTMENT:
  Common stock, $.001 par value; 100,000,000 shares authorized,
     18,572,341 shares issued and outstanding in 1996; and
     40,000,000 shares authorized, 15,586,575 shares issued and
     outstanding in 1995..........................................        19,000         16,000
  Paid-in capital.................................................    74,626,000     35,327,000
  Retained earnings...............................................    70,603,000     71,390,000
                                                                    ------------   ------------
          Total shareholders' investment..........................   145,248,000    106,733,000
                                                                    ------------   ------------
                                                                    $298,836,000   $273,492,000
                                                                    ============   ============

   The accompanying notes are an integral part of these consolidated balance sheets.

                                  BIG B, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE FISCAL YEARS ENDED FEBRUARY 3, 1996, JANUARY 28, 1995, AND JANUARY 29,
                                      1994

                                                           1996           1995           1994
                                                       ------------   ------------   ------------
                                                        (53 WEEKS)     (52 WEEKS)     (52 WEEKS)
Net Sales............................................  $737,146,000   $668,205,000   $595,712,000
                                                       ------------   ------------   ------------
Cost and expenses:
  Cost of products sold, including warehouse
     expense.........................................   521,186,000    460,925,000    412,560,000
  Store operating, selling, and administrative
     expenses........................................   193,330,000    166,670,000    151,072,000
  Depreciation and amortization......................    13,294,000     11,209,000      9,632,000
  (Gain) loss on sale and disposition of property,
     net.............................................      (417,000)     1,214,000        257,000
  Interest expense...................................     5,077,000      4,435,000      3,909,000
  Interest income....................................       (48,000)       (23,000)      (152,000)
                                                       ------------   ------------   ------------
                                                        732,422,000    644,430,000    577,278,000
                                                       ------------   ------------   ------------
          Income before income taxes.................     4,724,000     23,775,000     18,434,000
                                                       ------------   ------------   ------------
Provision for Income Taxes...........................     2,100,000      8,678,000      6,682,000
                                                       ------------   ------------   ------------
Net income...........................................  $  2,624,000   $ 15,097,000   $ 11,752,000
                                                       ============   ============   ============
Net Income Per Common Share:
  Primary............................................  $       0.15   $       0.97   $       0.76
  Fully diluted......................................          0.15           0.89           0.72
                                                       ============   ============   ============
Average Common Shares and Equivalents Outstanding:
  Primary............................................    17,815,609     15,561,205     15,471,402
  Fully diluted......................................    21,124,671     18,921,613     18,301,980
                                                       ============   ============   ============

 The accompanying notes are an integral part of these consolidated statements.

                                  BIG B, INC.

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
 FOR THE FISCAL YEARS ENDED FEBRUARY 3, 1996, JANUARY 28, 1995, AND JANUARY 29,
                                      1994

                                                     COMMON STOCK
                                                ----------------------
                                                  NUMBER                   PAID-IN      RETAINED
                                                OF SHARES     AMOUNT       CAPITAL      EARNINGS
                                                ----------   ---------   -----------   -----------
BALANCE, January 30, 1993.....................   7,708,410   $  77,000   $33,739,000   $48,654,000
  Net income..................................           0           0             0    11,752,000
  Cash dividends ($.12 per share).............           0           0             0    (1,779,000)
  Exercise of stock options...................      33,061       1,000       266,000             0
  Common stock issued to 401(k) profit sharing
     plan.....................................      20,000           0       395,000             0
  Issuance of shares in connection with a
     two-for-one stock split..................   7,742,326      78,000       (78,000)            0
  Effect of recapitalization..................           0    (140,000)      140,000             0
                                                ----------   ---------   -----------   -----------
BALANCE, January 29, 1994.....................  15,503,797      16,000    34,462,000    58,627,000
  Net income..................................           0           0             0    15,097,000
  Cash dividends ($.15 per share).............           0           0             0    (2,334,000)
  Exercise of stock options...................      27,778           0       267,000             0
  Common stock issued to 401(k) profit sharing
     plan.....................................      55,000           0       598,000             0
                                                ----------   ---------   -----------   -----------
BALANCE, January 28, 1995.....................  15,586,575      16,000    35,327,000    71,390,000
  Net income..................................           0           0             0     2,624,000
  Cash dividends ($.19 per share).............           0           0             0    (3,411,000)
  Exercise of stock options...................      53,891           0       688,000             0
  Common stock issued in public offering......   2,905,750       3,000    38,244,000             0
  Common stock issued for business acquired...      25,232           0       354,000             0
  Common stock issued for compensation........         893           0        13,000             0
                                                ----------   ---------   -----------   -----------
BALANCE, February 3, 1996.....................  18,572,341   $  19,000   $74,626,000   $70,603,000
                                                ==========   =========   ===========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                                  BIG B, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE FISCAL YEARS ENDED FEBRUARY 3, 1996, JANUARY 28, 1995, AND JANUARY 29,
                                      1994

                                                           1996           1995           1994
                                                       ------------   ------------   ------------
                                                        (53 WEEKS)     (52 WEEKS)     (52 WEEKS)
Cash Flows From Operating Activities:
Net income...........................................  $  2,624,000   $ 15,097,000   $ 11,752,000
                                                       ------------   ------------   ------------
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization...................    13,294,000     11,209,000      9,632,000
     Provision (credit) for deferred income taxes....    (1,877,000)     1,047,000       (532,000)
     Provision for losses on receivables.............    10,307,000      8,713,000      6,211,000
     Provision to value inventories at LIFO cost.....     1,454,000        303,000      1,449,000
     (Gain) loss on sale and disposition of property,
       net...........................................      (417,000)     1,214,000        257,000
     Provision for nonqualified stock options........        58,000        433,000        345,000
     Provision for deferred compensation.............       575,000        126,000        193,000
     Recognition of deferred gains...................       (52,000)       (52,000)       (41,000)
     Changes in assets and liabilities:
       Increase in accounts receivable...............   (12,649,000)   (10,698,000)   (12,201,000)
       (Increase) decrease in refundable income
          taxes......................................    (3,037,000)             0        441,000
       Increase in inventories.......................   (11,381,000)   (23,281,000)   (33,322,000)
       Increase in other assets......................    (4,562,000)      (796,000)    (4,187,000)
       Increase (decrease) in accounts payable.......    (6,546,000)     7,707,000     15,612,000
  Increase (decrease) in accrued income taxes........    (1,446,000)       146,000      1,300,000
  Increase (decrease) in other liabilities...........      (220,000)     2,659,000      4,196,000
                                                       ------------   ------------   ------------
          Total adjustments..........................   (16,499,000)    (1,270,000)   (10,647,000)
                                                       ------------   ------------   ------------
          Net cash provided by (used in) operating
            activities...............................   (13,875,000)    13,827,000      1,105,000
                                                       ------------   ------------   ------------
Cash Flows From Investing Activities:
  Capital expenditures...............................   (21,896,000)   (22,685,000)   (20,098,000)
  Proceeds from sale of property.....................       877,000        109,000        580,000
                                                       ------------   ------------   ------------
          Net cash used in investing activities......   (21,019,000)   (22,576,000)   (19,518,000)
                                                       ------------   ------------   ------------
Cash Flows From Financing Activities:
  Proceeds from issuance of long-term debt...........             0        375,000     40,250,000
  Net (repayments) borrowings under line of credit
     agreements......................................    (2,745,000)    15,600,000    (19,058,000)
  Principal payments under long-term debt and capital
     lease obligations...............................    (1,149,000)    (1,235,000)    (1,608,000)
  Proceeds from issuances of common stock............    38,614,000              0          4,000
  Dividends paid.....................................    (3,411,000)    (2,334,000)    (1,779,000)
                                                       ------------   ------------   ------------
          Net cash provided by financing
            activities...............................    31,309,000     12,406,000     17,809,000
                                                       ------------   ------------   ------------
Net Increase (Decrease) in Cash and Temporary Cash
  Investments........................................    (3,585,000)     3,657,000       (604,000)
Cash and Temporary Cash Investments at Beginning of
  Year...............................................     4,076,000        419,000      1,023,000
                                                       ------------   ------------   ------------
Cash and Temporary Cash Investments at End of Year...  $    491,000   $  4,076,000   $    419,000
                                                       ============   ============   ============
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
     Interest........................................  $  5,126,000   $  4,903,000   $  3,094,000
  Income taxes, net of refunds received..............     8,460,000      7,485,000      5,473,000
                                                       ============   ============   ============
Supplemental Disclosures of Noncash Investing and
  Financing Activities:
  Noncash consideration of stock issued under stock
     option plans....................................  $    688,000   $    267,000   $    263,000
Stock issued to benefit plans........................             0        598,000        395,000
Capital lease transactions...........................       526,000        777,000        380,000
                                                       ============   ============   ============

 The accompanying notes are an integral part of these consolidated statements.

                                  BIG B, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

     Big B, Inc. and subsidiaries (the "Company") operates a chain of 384 retail drug stores and stores that sell and rent medical equipment for home use throughout the states of Alabama and Georgia and in certain markets in Florida, Tennessee, and Mississippi. Though the Company's primary business focus is the sale of prescription drugs, their stores also offer pharmacy related products and services, health and beauty aids, and other products. The Company's fiscal year ends on the Saturday closest to January 31 of each year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements of the Company include its accounts and the accounts of its subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated in consolidation.

ACCOUNTS RECEIVABLE

     Accounts receivable are stated net of an allowance for uncollectible accounts of $1,946,000 and $975,000 as of February 3, 1996 and January 28, 1995, respectively. A majority of the Company's accounts receivable are due from third party providers (various insurance companies and governmental agencies) under third party payment plans. As is industry practice, these receivables are uncollateralized.

INVENTORIES

     Substantially all inventories are valued at last-in, first-out cost, which is not in excess of market. Under the first-in, first-out cost method of accounting, inventories would have been $23,534,000 and $22,080,000 higher than reported at February 3, 1996 and January 28, 1995, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated service lives of depreciable assets (40 years for buildings, 10 years for store fixtures and equipment, and 3 to 10 years for other equipment) or, in the case of leaseholds and leasehold improvements, 10 to 15 years or over the lives of the respective leases, if shorter. Properties included in the financial statements under capital leases are amortized over the related lease terms. Maintenance and repairs are charged to expense as incurred; expenditures for renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to income.

OTHER ASSETS

     The Company's other assets consist of the following:

          Cash surrender value of officers life insurance ($1,957,000 and $1,778,000 at February 3, 1996 and January 28, 1995, respectively).

          Pharmacy files ($5,589,000 and $4,076,000 net of accumulated amortization at February 3, 1996 and January 28, 1995, respectively) are being amortized on a straight-line basis over their estimated useful lives of seven to fifteen years.

                                  BIG B, INC.

          Goodwill ($602,000 and $639,000 net of accumulated amortization at February 3, 1996 and January 28, 1995, respectively) and "pharmacist work force in place" ($7,000 and $193,000 net of accumulated amortization at February 3, 1996 and January 28, 1995, respectively) resulting from acquisitions of drug stores are being amortized on a straight-line basis over forty and seven years, respectively.

          The Company continually reviews the intangible values attributed to pharmacy files, goodwill, and "pharmacist work force in place" to assess recoverability from future operations using undiscounted cash flows consistent with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which the Company adopted in fiscal 1996. Impairments are recognized in results of operations when permanent impairment in value occurs. Accumulated amortization on the above intangibles is $1,598,000 and $1,375,000 at February 3, 1996 and January 28, 1995, respectively.

SELF-INSURANCE ACCRUALS

     The Company is partially self-insured with respect to general liability, workers' compensation, and health and dental programs. Stop-loss insurance coverage is maintained in amounts determined to be adequate by management. Prior to the fiscal year ended February 3, 1996, the Company utilized case estimates of probable liabilities prepared by experienced third parties using all available claims data as to the extent of losses and related costs to estimate required balance sheet reserves for such claims. During the fourth quarter of the fiscal year ended February 3, 1996, the Company began using actuarial estimation techniques to evaluate their accruals for such claims and recorded an adjustment as a change in accounting estimate to increase these self-insurance reserves by approximately $1,700,000. Management considers the accrued liabilities for unsettled claims to be adequate; however, there is no assurance that the amounts accrued will not vary from the ultimate amounts incurred upon final disposition of all outstanding claims. As a result, periodic adjustments to the reserves will be made as events occur which indicate changes are necessary. In the opinion of management, these periodic adjustments will not be material to the Company's financial condition or results of operations, based on current information.

ADVERTISING COSTS

     Costs incurred for producing and communicating advertising are expensed when incurred.

INCOME TAXES

     Deferred income taxes reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by the tax laws and regulations. Income taxes were provided in fiscal 1996 and 1995 using the asset and liability method prescribed by SFAS No. 109, "Accounting for Income Taxes," which the Company adopted in fiscal 1994.

NET INCOME PER COMMON SHARE

     Primary net income per common share was computed by dividing net income by the weighted average number of primary shares of common stock and equivalents outstanding during the periods. Outstanding stock options are common stock equivalents but were excluded from the primary net income per common share computations as their effect was not material. Fully diluted net income per common share was determined on the assumption that all convertible subordinated debentures were converted and all stock options outstanding were exercised. Conversion was assumed during the portion of each period that the debentures and the options were outstanding. For the debentures, net income was adjusted for interest, net of income tax effects; for the stock options, outstanding shares were decreased by the number of shares that could have been purchased with the proceeds from the exercise, using the end of the period market price.

                                  BIG B, INC.

     For fiscal 1996, fully diluted net income per common share is considered to be the same as primary net income per common share, since the effect of certain potentially dilutive securities would be antidilutive.

SHAREHOLDERS' INVESTMENT TRANSACTIONS

     On September 7, 1993, the Company's Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend which was distributed on October 1, 1993 to holders of record on September 17, 1993. The par value of the additional 7,742,326 shares of common stock issued in connection with the stock split was credited to common stock and a like amount charged to paid-in capital. All references in the financial statements to average common shares and equivalents outstanding and related prices, net income per common share, dividend amounts per share, and stock option plan data have been restated to reflect the stock split.

     In November 1993, the Company's shareholders approved a Plan of Recapitalization (the "Recapitalization"). The Recapitalization became effective November 17, 1993. On the effective date, the number of shares authorized increased from 20,000,000 shares to 40,000,000 shares and par value was decreased from $.01 per share to $.001 per share. The Recapitalization authorized the designation of the outstanding shares of $.01 par value common stock as $.001 par value common stock until replaced by new $.001 par value common stock through the ordinary course of reissuance through sales and other transfers. The decrease in par value of the outstanding shares on the effective date was charged to common stock and a like amount credited to paid-in capital. In March 1995, the Company's shareholders approved an amendment to the Recapitalization increasing the number of shares authorized from 40,000,000 shares to 100,000,000 shares.

     In April 1995, the Company sold in a public offering 2,905,750 shares of its common stock which generated net proceeds of approximately $38,247,000.

CONSOLIDATED STATEMENTS OF CASH FLOWS

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments to be temporary cash investments.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has evaluated fair values of its financial instruments based on the current interest rate environment and current pricing of debt instruments with comparable terms and has addressed the fair value of debt in the debt disclosure (see Note 2). The carrying values of other financial instruments are considered to approximate their fair values because of the short maturities of those instruments.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     During 1995, SFAS No. 123, "Accounting for Stock Based Compensation," was issued. The new standard allows companies to continue to record compensation cost under Accounting Principles Board Opinion ("APB") No. 25 or to record compensation cost based on the fair value of stock based awards. Management has decided to continue using its current accounting policy under APB No. 25; and as a result, adoption of SFAS No. 123 will not affect the financial condition or results of operations of the Company. SFAS No. 123 does, however, require certain pro forma disclosures reflecting what compensation cost would have been if the fair value based method of recording compensation expense for stock based compensation had been adopted. SFAS No. 123 will be adopted by the Company in fiscal 1997.

PRIOR YEAR RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the current year presentation.

                                  BIG B, INC.

2. DEBT

     Long-term debt consists of the following at February 3, 1996 and January 28, 1995:

                                                                     1996          1995
                                                                  -----------   -----------
    Convertible Subordinated Debentures, interest at 6.5%,
      principal due on March 15, 2003, interest payable
      semiannually on each March 15 and September 15............  $40,250,000   $40,250,000
    Notes payable to commercial banks:
      Revolving Credit Facility, interest at variable rates
         (ranging from 5.3% to 5.5% at February 3, 1996) payable
         monthly, principal due September 1997, collateralized
         by accounts receivable and inventories.................   21,255,000    21,700,000
      Term loan, interest at 7.3%, payable monthly, principal
         due April 1999, collateralized by certain property and
         equipment..............................................      242,000       311,000
      Industrial Development Revenue Bonds, Series B, interest
         at variable rates (5.5% at February 3, 1996), principal
         due on May 1, 2005, interest payable quarterly, secured
         by a letter of credit..................................    8,000,000     8,000,000
      Industrial Development Revenue Bonds, Series A, interest
         at variable rates (3.4% at February 3, 1996), due in
         quarterly installments of $175,000 plus interest
         through December 1, 1999, secured by a letter of
         credit.................................................    2,800,000     3,500,000
                                                                  -----------   -----------
                                                                   72,547,000    73,761,000
    Less current maturities.....................................     (775,000)     (775,000)
                                                                  -----------   -----------
                                                                  $71,772,000   $72,986,000
                                                                  ===========   ===========

     In March 1993, the Company issued unsecured convertible subordinated debentures (the "Debentures"); net proceeds were $39,043,000. Proceeds of the issuance were used to reduce existing debt, to fund the acquisition of certain assets of certain Thrift Drug Company ("Treasury Drug") stores, to fund the cost of conversion of the Treasury Drug stores to the "Big B" format, and to fund the enhancement of the Company's point of sale system. The Debentures are convertible into common stock at any time prior to redemption or final maturity, initially at the conversion price of $12.20 per share.

     The revolving credit facility consists of a $50,000,000 revolving line of credit supported by a commercial paper program. During fiscal 1996, the Company borrowed $33,000,000 and repaid $33,445,000 under the revolving credit facility.

     The revolving credit facility and both industrial development revenue bond agreements contain restrictive covenants which require the Company to maintain certain financial ratios and minimum levels of tangible net worth; limit capital expenditures, other investments, dividends, stock repurchases and additional debt; and other covenants generally common to such agreements. The Company was in compliance with all such covenants at February 3, 1996.

     The net book value of land, building, and equipment subject to the industrial development revenue bond agreements is approximately $9,163,000 and $10,090,000 at February 3, 1996 and January 28, 1995, respectively.

     Long-term debt maturing in each of the next five fiscal years and thereafter is as follows: $775,000 in 1997, $22,030,000 in 1998, $775,000 in
1999, $734,000 in 2000; none in 2001, and $48,233,000 thereafter.

                                  BIG B, INC.

     The Company has a $15,000,000 unsecured bank line of credit which expires in June 1996 (subject to renewal), of which $4,700,000 was outstanding at February 3, 1996. The variable interest rate on the line of credit was 6.3% at year-end. The maximum and average amounts of borrowings outstanding under this line of credit during fiscal 1996 were $20,400,000 and $7,357,000, respectively. The weighted average interest rate on these borrowings during fiscal 1996 was 6.3%.

     The estimated fair value of the Company's debt at February 3, 1996 was $72,355,000.

3. CAPITALIZED AND OPERATING LEASES

     The Company has a number of leases for store properties, warehouses and delivery equipment. See Note 7 regarding store leases with related parties. The initial terms of the real property leases will expire within the next 20 years; however, most of the leases have options providing for additional lease terms from five to 25 years at terms substantially the same as the initial terms. It is expected that the real property leases will be renewed upon expiration. The leases for the delivery equipment are from six to ten years, and it is expected that most will be replaced by leases on similar equipment. The Company also rents various items of machinery and equipment on a monthly basis.

     In addition to fixed minimum rentals, many of the Company's leases require contingent rental payments. Contingent rentals for real property leases are on a percentage of sales basis. Contingent rentals for delivery equipment are based on the number of miles driven.

     As required by the provisions of SFAS No. 13, the Company has included in its financial statements those leases which meet the criteria for capitalization. An analysis of the property under capital leases and the related capitalized lease obligations included in the February 3, 1996 and January 28, 1995 consolidated balance sheets follows:

                                                                      1996          1995
                                                                   -----------   ----------
    Property under capital leases:
      Real property..............................................  $   630,000   $  630,000
      Delivery equipment.........................................    1,935,000    1,646,000
                                                                   -----------   ----------
                                                                     2,565,000    2,276,000
      Less accumulated amortization..............................   (1,109,000)    (960,000)
                                                                   -----------   ----------
                                                                   $ 1,456,000   $1,316,000
                                                                   ===========   ==========
    Capitalized lease obligations (interest at 9% to 13.5% on
      real property and 2.4% to 17.4% on delivery equipment at
      February 3, 1996):
      Current....................................................  $   282,000   $  253,000
      Noncurrent.................................................    1,399,000    1,282,000
                                                                   -----------   ----------
                                                                   $ 1,681,000   $1,535,000
                                                                   ===========   ==========

                                  BIG B, INC.

     The following is a schedule of future minimum lease payments required under capital leases, together with the present value of the lease payments, and operating leases having initial or remaining noncancelable lease terms in excess of one year at February 3, 1996:

                                                                 OPERATING        CAPITAL
                                                                   LEASES          LEASES
                                                                ------------     ----------
    Fiscal year ending in:
      1997....................................................  $ 22,003,000     $  673,000
      1998....................................................    20,954,000        648,000
      1999....................................................    19,400,000        583,000
      2000....................................................    16,495,000        397,000
      2001....................................................    14,722,000        276,000
      Subsequent..............................................    63,285,000        847,000
                                                                ------------     ----------
              Total future minimum lease payments.............  $156,859,000     $3,424,000
                                                                ============
    Less estimated executory costs included in total minimum lease
      payments..............................................................      1,003,000
                                                                                 ----------
    Net minimum lease payments..............................................      2,421,000
    Less amount representing interest.......................................        740,000
                                                                                 ----------
    Present value of net future minimum lease payments......................     $1,681,000
                                                                                 ==========

     Contingent rentals for the preceding capital leases and rental expense for the operating leases are as follows:

                                                                FISCAL YEARS ENDED
                                                      ---------------------------------------
                                                         1996          1995          1994
                                                      -----------   -----------   -----------
    Contingent rentals on capital leases:
      Real property.................................  $    29,000   $    22,000   $    19,000
      Delivery equipment............................    2,262,000     1,059,000       774,000
                                                      -----------   -----------   -----------
                                                      $ 2,291,000   $ 1,081,000   $   793,000
                                                      ===========   ===========   ===========
    Rental expense for operating leases:
      Real property:
         Minimum rentals............................  $23,742,000   $22,258,000   $20,241,000
         Contingent rentals.........................    1,134,000       896,000       806,000
                                                      -----------   -----------   -----------
                                                      $24,876,000   $23,154,000   $21,047,000
                                                      ===========   ===========   ===========

4.  EMPLOYEE BENEFIT PLANS

     The Company sponsors a defined contribution pension plan known as the Big B, Inc. 401(k) Profit Sharing Plan. The Plan covers substantially all employees that meet certain service and age requirements who are not members of a collective bargaining unit. The Company makes both an annual profit sharing contribution and an annual 401(k) matching contribution up to specified levels as approved, each at the discretion of the Board of Directors.

     The Company has an unfunded deferred compensation agreement with its key officers whereby they or their beneficiaries will be provided specific amounts of annual retirement income for a period of ten years following retirement. The Company is accruing the present value of such retirement benefits from the date of the agreement to the normal retirement date. Assuming retirement at the normal retirement date, the obligation under this agreement (approximately $10,760,000 in total for all officers covered) would be paid over the ten year period following the date of the officer's retirement.

                                  BIG B, INC.

     The Company's union employees are covered under a multiemployer defined benefit pension plan administered by the union. The Company is obligated under this plan to make monthly payments of specified amounts for each union employee as provided in the labor contract.

     The Company has an incentive plan covering store management personnel, pharmacists and other key employees. The incentive is paid annually based on achievement of established profit goals.

     In fiscal 1996, the Company entered into employment continuity agreements with certain key employees which provide for benefits to be paid to these employees in the event employment with the Company is terminated in connection with a change in control. Compensation which might be become payable under these agreements has not been accrued in the consolidated financial statements as a change in control has not occurred at February 3, 1996.

     The expenses applicable to the above plans are as follows:

                                                  401(K)
                                                  PROFIT       DEFERRED
                                                 SHARING     COMPENSATION   UNION    INCENTIVE
                                                   PLAN          PLAN        PLAN       PLAN
                                                ----------   ------------   ------   ----------
    Fiscal years ended:
      1996....................................  $2,533,000     $575,000     $7,000   $1,841,000
      1995....................................   2,200,000      126,000      9,000    2,397,000
      1994....................................   1,800,000      193,000      9,000    2,772,000
                                                ==========     ========     ======   ==========

5.  STOCK OPTIONS

     The Big B, Inc. Employee Stock Option Plan (the "Plan") authorizes the granting of stock options for the purchase of up to 1,000,000 shares of common stock. As of February 3, 1996, a total of 733,897 shares of the Company's authorized and unissued common stock were reserved for future grants under the Plan and options for 119,000 shares were outstanding at that date. Options may be granted to officers or key employees at prices determined by the Board of Directors.

     Options granted prior to fiscal 1989 were granted at a price not less than market value on the date of the grant (incentive) and became exercisable cumulatively at a rate of 25% each year beginning one year after the date of grant, and expire ten years from the date of grant.

     Options granted in fiscal 1992, 1994, and 1996 were granted at a price less than market value on the date of grant (nonqualified). Options granted in fiscal 1992 became exercisable upon issuance and expired March 13, 1993. Options granted in fiscal 1994 became exercisable 50% each in February 1994 and February 1995 with all options expiring in May 1995. Options granted in fiscal 1996 become exercisable 50% each in January 1996 and January 1997 with all options expiring in January 1998.

     Compensation expense of $58,000, $433,000, and $345,000 was accrued in fiscal 1996, 1995, and 1994, respectively, and related to the difference in the estimated market value of the stock and the nonqualified option exercise price, including the related tax bonus. Upon exercise of stock options, the excess of the proceeds and accruals over par value is credited to paid-in capital.

     The Company received 22,409 shares, 14,122 shares, and 19,451 shares of stock in lieu of cash for a portion of the exercise price of options exercised in fiscal years 1996, 1995, and 1994, respectively. These shares were immediately reissued upon the exercise of other options.

                                  BIG B, INC.

     Information with respect to stock options is summarized as follows:

                                                               GRANT DATE
                                          ----------------------------------------------------
                                               INCENTIVE                 NONQUALIFIED
                                          -------------------   ------------------------------
                                          NOVEMBER    APRIL      MARCH       MAY       MARCH
                                            1983       1986       1991       1993       1995
                                          --------   --------   --------   --------   --------
    Market price at date of grant.......  $   5.07   $   7.10   $   4.69   $   9.38   $  14.75
                                           =======    =======    =======    =======     ======
    Average exercise price per share*...  $   5.07   $   7.10   $   2.50   $   5.00   $  10.00
                                           -------    -------    -------    -------     ------
    Shares under options outstanding:
      Balance, January 30, 1993.........    12,950     36,000     11,687          0          0
         Granted........................         0          0          0     48,600          0
         Effect of two for one stock
           split........................    11,675     32,000          0     48,600          0
         Exercised......................   (23,825)   (17,000)   (11,687)         0          0
         Canceled.......................      (800)         0          0          0          0
      Balance, January 29, 1994.........         0     51,000          0     97,200          0
         Exercised......................         0    (12,000)         0    (29,900)         0
         Canceled.......................         0          0          0     (1,500)         0
      Balance, January 28, 1995.........         0     39,000          0     65,800          0
         Granted........................         0          0          0          0     98,000
         Exercised......................         0    (11,000)         0    (65,300)         0
         Canceled.......................         0          0          0       (500)    (7,000)
      Balance, February 3, 1996.........         0     28,000          0          0     91,000
                                           =======    =======    =======    =======     ======

---------------

* Exercise price per share for incentive options equals market price at grant date, except for 14,000 shares in the April 1986 grant having a per share exercise price of $7.80 (110% of market price at grant date).

6. STOCK REDEMPTION AGREEMENT

     The Company has agreements with two major shareholders/officers under which the Company will, if requested, purchase (at fair market value, as defined) up to a specified maximum amount of the Company's common stock held by them upon their death. The Company's commitment at February 3, 1996, under these agreements is $1,500,000. The Company carries insurance on the lives of the individuals to provide funds with which to meet this commitment.

7. RELATED PARTY TRANSACTIONS

     The Company leases six stores from certain family members of certain officers and directors of the Company. Future minimum lease payments under these net operating leases with noncancelable terms in excess of one year aggregate $1,545,000. Minimum lease payments were $284,000 in fiscal 1996, $266,000 in fiscal 1995, and $257,000 in fiscal 1994. No excess rentals were paid in fiscal 1996, 1995, or 1994. In addition, at February 3, 1996, the Company is contingently liable for future minimum lease payments of $1,194,000 on stores sold to a related party in a prior year.

8. LITIGATION

     Pending legal proceedings not covered by insurance or other indemnity are substantially limited to litigation incidental to the business in which the Company is engaged. In the opinion of management, after consultation with counsel, the ultimate resolution of these matters will not have a material effect on the financial statements of the Company.

                                  BIG B, INC.

9. INCOME TAXES

     Details of federal and state income tax provisions (credits) are as follows:

                                                                 FISCAL YEARS ENDED
                                                        -------------------------------------
                                                           1996          1995         1994
                                                        -----------   ----------   ----------
    Federal:
      Current.........................................  $ 3,637,000   $6,590,000   $6,581,000
      Deferred*.......................................   (1,717,000)     904,000     (495,000)
    State:
      Current.........................................      340,000    1,041,000      633,000
      Deferred*.......................................     (160,000)     143,000      (37,000)
                                                        -----------   ----------   ----------
              Total...................................  $ 2,100,000   $8,678,000   $6,682,000
                                                        -----------   ----------   ----------
    *Deferred taxes:
      Depreciation and amortization...................  $    (1,000)  $1,229,000   $  604,000
      Accrued liabilities.............................     (314,000)     (51,000)    (164,000)
      Reserves for doubtful accounts..................     (361,000)       5,000        2,000
      Deferred compensation...........................     (214,000)     (46,000)     (81,000)
      Deferred revenue................................     (714,000)     (64,000)    (283,000)
      Inventory.......................................      374,000            0       (9,000)
      Other, net......................................     (647,000)     (26,000)    (601,000)
                                                        -----------   ----------   ----------
                                                        $(1,877,000)  $1,047,000   $ (532,000)
                                                        ===========   ==========   ==========

     A reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                               FISCAL YEARS ENDED
                                       ------------------------------------------------------------------
                                               1996                   1995                   1994
                                       --------------------   --------------------   --------------------
                                         AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                                       ----------   -------   ----------   -------   ----------   -------
Statutory Rate.......................  $1,653,000      35%    $8,321,000      35%    $6,452,000      35%
Increase (decrease) resulting from:
  Effect of state taxes, net of
     benefit.........................     148,000       3        752,000       3        387,000       2
  Intangibles amortization...........      78,000       1         88,000       1         78,000       1
  Officer life insurance expense.....      79,000       2              0       0              0       0
  Other, net.........................     142,000       3       (483,000)     (2)      (235,000)     (2)
                                                       --                     --                     --
                                          -------                -------                -------
                                       $2,100,000      44%    $8,678,000      37%    $6,682,000      36%
                                          =======      ==        =======      ==        =======      ==

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

                                  BIG B, INC.

Significant components of the Company's current and noncurrent deferred tax assets and liabilities, net as of February 3, 1996 and January 28, 1995 were as follows:

                                                          1996                       1995
                                                ------------------------   ------------------------
                                                 CURRENT     NONCURRENT     CURRENT     NONCURRENT
                                                ----------   -----------   ----------   -----------
Depreciation and amortization.................  $        0   $ 7,423,000   $        0   $ 7,424,000
Other.........................................           0             0            0        98,000
                                                ----------   -----------   ----------   -----------
  Deferred tax liabilities....................           0     7,423,000            0     7,522,000
                                                ----------   -----------   ----------   -----------
Accrued liabilities...........................   1,724,000             0    1,410,000             0
Reserves for doubtful accounts................     723,000             0      362,000             0
Deferred compensation.........................           0       662,000            0       448,000
Deferred revenue..............................           0       933,000            0       219,000
Inventory.....................................           0             0      374,000             0
Other.........................................      92,000       659,000            0       202,000
                                                ----------   -----------   ----------   -----------
                                                 2,539,000     2,254,000    2,146,000       869,000
Less valuation allowance......................           0             0            0             0
                                                ----------   -----------   ----------   -----------
  Deferred tax assets.........................   2,539,000     2,254,000    2,146,000       869,000
  Deferred tax assets (liabilities), net......  $2,539,000   $(5,169,000)  $2,146,000   $(6,653,000)
                                                ==========   ===========   ==========   ===========

                                  BIG B, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                 BALANCE AT   CHARGED TO    WRITE-OFFS   BALANCE AT
                                                 BEGINNING     COSTS AND      NET OF       END OF
                                                 OF PERIOD     EXPENSES     RECOVERIES     PERIOD
                                                 ----------   -----------   ----------   ----------
Allowance for Doubtful Accounts:
  Fiscal year ended January 29, 1994...........  $1,019,000   $ 6,211,000   $6,243,000   $  987,000
  Fiscal year ended January 28, 1995...........     987,000     8,713,000    8,725,000      975,000
  Fiscal year ended February 3, 1996...........     975,000    10,307,000    9,336,000    1,946,000

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Big B, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          BIG B, INC.

                                          By:   /s/  ARTHUR M. JONES, SR.
                                            ------------------------------------
                                                   Arthur M. Jones, Sr.,
                                                         President

                                          DATED: May 2, 1996

                                          By:   /s/  MICHAEL J. TORTORICE
                                            ------------------------------------
                                                   Michael J. Tortorice,
                                             Principal Financial and Accounting
                                                           Officer

                                          DATED: May 2, 1996

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Big B, Inc. and in the capacities and on the dates indicated.

                  SIGNATURE                                  TITLE                     DATE
---------------------------------------------  ----------------------------------  ------------
               /s/  ANTHONY J. BRUNO           Chairman of the Board of Directors   May 2, 1996
---------------------------------------------    and Chief Executive Officer
              Anthony J. Bruno                   (Principal Executive Officer)

             /s/  ARTHUR M. JONES, SR.         President, Chief Operating Officer   May 2, 1996
---------------------------------------------    and Director
            Arthur M. Jones, Sr.

            /s/  MICHAEL J. TORTORICE          Vice President and Treasurer         May 2, 1996
---------------------------------------------    (Principal Financial Officer)
            Michael J. Tortorice

                /s/  VINCENT J. BRUNO          Senior Vice                          May 2, 1996
---------------------------------------------    President -- Purchasing and
              Vincent J. Bruno                   Advertising and Director

                 /s/  JAMES A. BRUNO           Executive Vice President,            May 2, 1996
---------------------------------------------    Secretary and Director
               James A. Bruno

                   /s/  RICHARD COHN           Director                             May 2, 1996
---------------------------------------------
                Richard Cohn

            /s/  CHARLES A. MCCALLUM           Director                             May 2, 1996
---------------------------------------------
      Charles A. McCallum, D.M.D., M.D.

               /s/  SUSAN W. MATLOCK           Director                             May 2, 1996
---------------------------------------------
              Susan W. Matlock

                               INDEX TO EXHIBITS

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                     DESCRIPTION                                PAGE NUMBER
-------       ----------------------------------------------------------------------  -----------
3(a)      --  Certificate of Incorporation of the Company, as amended, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit
              No. 3(a) to the Form 10-K Annual Report of the Company dated March 21,
              1995.

3(b)      --  By-Laws of the Company, as amended, incorporated by reference
              (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 3(b) to the Form 10-K Annual Report of the Company dated March 21, 1995.

4(a)      --  Specimen of Common Stock Certificate of the Company, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No.
              4(a) to the Form 10-K Annual Report of the Company dated March 21,
              1995.

4(b)      --  Form of First Mortgage Industrial Revenue Bond (Big B Project), Series
              1984, dated December 20, 1984, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 4(b) to the Form 10-K
              Annual Report of the Company dated April 29, 1985.

4(c)      --  Specimen of The Industrial Development Board of the City of Bessemer
              Taxable Adjustable Mode Industrial Development Revenue Bond (Big B,
              Inc. Project), Series 1990, dated May 17, 1990, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No.
              4(c) to the Form 10-K Annual Report of the Company dated April 15,
              1992.

10(a)     --  Restated Redemption Agreement dated May 18, 1983, between the Company and Anthony Bruno, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(b) to the Form 10-K
              Annual Report of the Company dated April 26, 1984, and amendment dated
              January 2, 1985, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(b) to the Form 10-K Annual Report
              of the Company dated April 29, 1985.

10(b)     --  Lease Agreement dated April 12, 1983, between the Company and Joseph
              S. Bruno and Theresa L. Bruno (jointly), covering the Talladega,
              Alabama, drug store premises, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(f) to the Form 10-K
              Annual Report of the Company dated April 26, 1984.

10(c)     --  Lease Agreement dated April 12, 1983, between the Company and Joseph
              S. Bruno and Theresa L. Bruno (jointly), covering the Pensacola,
              Florida, drug store premises, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(g) to the Form 10-K
              Annual Report of the Company dated April 26, 1984.

10(d)     --  Lease Agreement dated August 11, 1983, between the Company and Joseph
              S. Bruno and Theresa L. Bruno (jointly), covering the Birmingham
              (Cahaba Heights), Alabama, drug store premises, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No.
              10(h) to the Form 10-K Annual Report of the Company dated April 26,
              1984.

10(e)     --  Lease Agreement dated August 11, 1983, between the Company and Joseph
              S. Bruno and Theresa L. Bruno (jointly), covering the Gadsden,
              Alabama, drug store premises, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(i) to the Form 10-K
              Annual Report of the Company dated April 26, 1984.

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                     DESCRIPTION                                PAGE NUMBER
-------       ----------------------------------------------------------------------  -----------
10(f)     --  Redemption Agreement dated January 2, 1985, between the Company and
              Vincent J. Bruno, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(m) to the Form 10-K
              Annual Report of the Company dated April 29, 1985.

10(g)     --  Split Dollar Insurance Agreement dated March 8, 1985, between the
              Company and Marianne Bruno and Donna Marie Paulin, as Trustees of the
              Anthony Bruno Family Trust dated February 5, 1981, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No.
              10(n) to the Form 10-K Annual Report of the Company dated April 29,
              1985.

10(h)     --  Split Dollar Insurance Agreement dated March 8, 1985, between the
              Company and Arthur M. Jones, Sr., incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(o) to the Form
              10-K Annual Report of the Company dated April 29, 1985.

10(i)     --  Split Dollar Insurance Agreement dated March 8, 1985, between the
              Company and Bobby Little, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(p) to the Form 10-K
              Annual Report of the Company dated April 29, 1985.

10(j)     --  Split Dollar Insurance Agreement dated April 25, 1985, between the
              Company and Anthony J. Bruno and Lee John Bruno, as Trustees of the
              Vincent J. Bruno Family Trust dated June 30, 1983, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No.
              10(q) to the Form 10-K Annual Report of the Company dated April 29,
              1985.

10(k)     --  Split Dollar Insurance Agreement dated August 23, 1988, between the
              Company and S. Steven Taylor, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(o) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(l)     --  Split Dollar Insurance Agreement dated August 23, 1988, between the
              Company and Eugene A. Beckmann, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(p) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(m)     --  Split Dollar Insurance Agreement dated August 23, 1988, between the
              Company and Michael J. Tortorice, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(q) to the Form
              10-K Annual Report of the Company dated April 25, 1989.

10(n)     --  Split Dollar Insurance Agreement dated August 23, 1988, between the
              Company and James A. Bruno, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(r) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(o)     --  Collateral Assignment, dated March 8, 1985, of the policy to the
              Company by Marianne Bruno and Donna Marie Paulin, as Trustees of the
              Anthony Bruno Family Trust dated February 5, 1981, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No.
              10(r) to the Form 10-K Annual Report of the Company dated April 29,
              1985.

10(p)     --  Collateral Assignment, dated March 8, 1985, of the policy to the
              Company by Arthur M. Jones, Sr., incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(s) to the Form
              10-K Annual Report of the Company dated April 29, 1985.

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                     DESCRIPTION                                PAGE NUMBER
-------       ----------------------------------------------------------------------  -----------
10(q)     --  Collateral Assignment, dated March 8, 1985, of the policy to the
              Company by Bobby Little, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(t) to the Form 10-K
              Annual Report of the Company dated April 29, 1985.

10(r)     --  Collateral Assignment, dated April 25, 1985, of the policy to the
              Company by John Bruno, as Trustee of the Vincent J. Bruno Family Trust
              dated June 30, 1983, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(u) to the Form 10-K
              Annual Report of the Company dated April 29, 1985.

10(s)     --  Collateral Assignment, dated August 23, 1988, of the policy to the
              Company by S. Steven Taylor, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(w) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(t)     --  Collateral Assignment, dated August 23, 1988, of the policy to the
              Company by Eugene A. Beckmann, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(x) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(u)     --  Collateral Assignment, dated August 23, 1988, of the policy to the
              Company by Michael J. Tortorice, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(y) to the Form
              10-K Annual Report of the Company dated April 25, 1989.

10(v)     --  Collateral Assignment, dated August 23, 1988, of the policy to the
              Company by James A. Bruno, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(z) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(w)     --  Lease Agreement between The Industrial Development Board of the City of Bessemer and Big B, Inc., dated as of December 1, 1984, incorporated by reference (pursuant to the provisions of Rule
              12(b)-32) to Exhibit No. 10(v) to the Form 10-K Annual Report of the
              Company dated April 29, 1985.

10(x)     --  Lease Agreement dated October 31, 1987, between the Company and Joseph
              S. Bruno and Theresa L. Bruno (jointly) covering the Clanton, Alabama, drug store premises, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(w) to the Form 10-K
              Annual Report of the Company dated April 29, 1988.

10(y)     --  Sublease Agreement dated as of March 9, 1988, between Piggly Wiggly
              Southern, Inc., a Georgia Corporation, and The Reed Drug Company, a
              Georgia Corporation, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(gg) to the Form 10-K
              Annual Report of the Company dated April 25, 1989.

10(z)     --  Supplemental Mortgage and Trust Indenture between the Industrial
              Development Board of the City of Bessemer and First Alabama Bank,
              dated as of May 1, 1990, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(gg) to the Form 10-K
              Annual Report of the Company dated April 30, 1991.

10(aa)    --  Amended Lease Agreement between The Industrial Development Board of the City of Bessemer and Big B, Inc., dated as of May 1, 1990, incorporated by reference (pursuant to the provisions of Rule
              12(b)-32) to Exhibit No. 10(hh) to the Form 10-K Annual Report of the
              Company dated April 30, 1991.

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                     DESCRIPTION                                PAGE NUMBER
-------       ----------------------------------------------------------------------  -----------
10(bb)    --  Second Amended and Restated Big B, Inc. Employee Stock Option Plan
              incorporated by reference (pursuant to the provisions of Rule
              12(b)-32) to Exhibit No. 10(ii) to the Form 10-K Annual Report of the
              Company dated April 30, 1991.

10(cc)    --  Indenture of Trust between The Industrial Development Board of the
              City of Bessemer and First-Citizens Bank & Trust Company, dated as of
              May 1, 1990, incorporated by reference (pursuant to the provisions of
              Rule 12(b)-32) to Exhibit No. 10(kk) to the Form 10-K Annual Report of
              the Company dated April 15, 1992.

10(dd)    --  Bond Guaranty Agreement between the Company and First-Citizens Bank &
              Trust Company dated as of May 1, 1990, incorporated by reference
              (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(ll) to the Form 10-K Annual Report of the Company dated April 15, 1992.

10(ee)    --  Plan Merger Agreement, dated effective as of August 1, 1990, merging the Big B, Inc. Profit Sharing Retirement Plan and Trust into the Big
              B, Inc. Capital Accumulation Plan and Trust, incorporated by reference
              (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(mm) to the Form 10-K Annual Report of the Company dated April 15, 1992.

10(ff)    --  Amendment to Second Amended and Restated Big B, Inc. Employee Stock
              Option Plan adopted by the Board of Directors on March 14, 1991, and the Shareholders on May 28, 1991, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(nn) to the Form
              10-K Annual Report of the Company dated April 15, 1992.

10(gg)    --  Lease Agreement dated September 23, 1981, between the Company and
              Nancy M. Bruno (sister-in-law of Anthony J. Bruno), covering the
              Hoover, Alabama, drug store premises, incorporated by reference
              (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(oo) to the Form 10-K Annual Report of the Company dated April 15, 1992.

10(hh)    --  Extension and Amendment to Lease Agreement, dated August 19, 1991, between the Company and Nancy M. Bruno (sister-in-law of Anthony J.
              Bruno), covering the Hoover, Alabama, drug store premises, incorporated by reference (pursuant to the provisions of Rule
              12(b)-32) to Exhibit No. 10(pp) to the Form 10-K Annual Report of the
              Company dated April 15, 1992.

10(ii)    --  Letter of Credit and Reimbursement Agreement between Big B, Inc., and
              NationsBank of Georgia, National Association, dated as of August 1,
              1992, incorporated by reference (pursuant to the provisions of Rule
              12(b)-32) to Exhibit No. 10(qq) to the Form 10-K Annual Report of the
              Company dated April 29, 1993.

10(jj)    --  Lease Agreement dated September 1, 1992, between The Industrial
              Development Board of the City of Bessemer and Big B, Inc.,
              incorporated by reference (pursuant to the provisions of Rule
              12(b)-32) to Exhibit No. 10(aaa) to the Form 10-K Annual Report of the
              Company dated April 29, 1993.

10(kk)    --  Second Amendment to Credit Agreement and First Amendment to Promissory
              Note by and among Big B, Inc., The First National Bank of Chicago, as depositary, and Nations Bank of Georgia, National Association, dated as of February 8, 1993, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(bbb) to the Form 10-K
              Annual Report of the Company dated April 29, 1993.

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                     DESCRIPTION                                PAGE NUMBER
-------       ----------------------------------------------------------------------  -----------
10(ll)    --  Second Amendment to Second Amended and Restated Big B, Inc. Employee
              Stock Option Plan, incorporated by reference (pursuant to the provisions of Rule 12(b)-32) to Exhibit No. 10(ccc) to the Form 10-K
              Annual Report of the Company dated April 27, 1994.

10(mm)    --  Big B, Inc. Profit Sharing 401(k) Retirement Plan, as amended and restated for the Tax Reform Act of 1986, dated November 1, 1994, with amendments thereto dated April 10, 1995.

10(nn)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Anthony J. Bruno.

10(oo)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Arthur M. Jones, Sr.

10(pp)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Vincent J. Bruno.

10(qq)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Bobby W. Little.

10(rr)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and James A. Bruno.

10(ss)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Eugene A. Beckmann.

10(tt)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and S. Steven Taylor.

10(uu)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Michael J. Tortorice.

10(vv)    --  1995 Employment and Deferred Compensation Agreement dated November 14,
              1995, by and between Big B, Inc. and Paul Bruno.

10(ww)    --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Anthony J. Bruno.

10(xx)    --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Arthur M. Jones, Sr.

10(yy)    --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Vincent J. Bruno.

10(zz)    --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Bobby W. Little.

10(aaa)   --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and James A. Bruno.

10(bbb)   --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Eugene A. Beckmann.

10(ccc)   --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and S. Steven Taylor.

10(ddd)   --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Michael J. Tortorice.

10(eee)   --  Employment Continuity Agreement dated November 14, 1995, by and between Big B, Inc. and Paul Bruno.

11        --  Statement re Computation of Per Share Earnings

EXHIBIT                                                                               SEQUENTIAL
NUMBER                                     DESCRIPTION                                PAGE NUMBER
-------       ----------------------------------------------------------------------  -----------
18        --  Letter re Change in Accounting Principles

23(a)     --  Consent of independent public accountants to the incorporation (by reference to this Form 10-K Annual Report) of report with respect to the Company's certified financial statements for the fiscal year ended
              February 3, 1996, into the Company's previously filed Registration
              Statement No. 2-83230.

27        --  Financial Data Schedule (for SEC use only).